AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON September 14, 2000
                                                      REGISTRATION NO. 333-
-----------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ---------------
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                              ---------------
                                   PRIME
                          CREDIT CARD MASTER TRUST
                        (Issuer of the Certificates)
           (Exact name of Registrant as Specified in its Charter)


                       PRIME RECEIVABLES CORPORATION
                 (Originator of the Trust Described Herein)
           (Exact name of Registrant as Specified in its Charter)


             DELAWARE                                 31-1359594
  (State or Other Jurisdiction                      (I.R.S. Employer
  of Incorporation or Organization)                 Identification Number)


                       PRIME RECEIVABLES CORPORATION
                           7 WEST SEVENTH STREET
                           CINCINNATI, OHIO 45202
                               (513) 579-7580
     (Address, Including Zip Code, and Telephone Number, Including Area
           Code, of the Registrant's Principal Executive Office)
                              ----------------
                            DENNIS J. BRODERICK
                     FEDERATED DEPARTMENT STORES, INC.
                           7 WEST SEVENTH STREET
                           CINCINNATI, OHIO 45202
                               (513) 579-7000
          (Name, Address Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)

                                 Copies to:

         ROBERT J. GRAVES                          ANDREW M. FAULKNER
    JONES, DAY, REAVIS & POGUE                   SKADDEN, ARPS, SLATE,
          77 WEST WACKER                           MEAGHER & FLOM LLP
     CHICAGO, ILLINOIS 60601                       FOUR TIMES SQUARE
          (312) 782-3939                      NEW YORK, NEW YORK 10036-6522
                                                      (212) 735-2853

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective as determined by market conditions.

         If the only securities registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                   CALCULATION OF REGISTRATION FEE

                                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                     AMOUNT TO BE          OFFERING PRICE           AGGREGATE          AMOUNT OF
SECURITIES TO BE REGISTERED                REGISTERED             PER UNIT(1)        OFFERING PRICE(1)    REGISTRATION FEE
----------------------------               ----------           ---------------      -----------------    ----------------

Asset Backed Certificates..............      $1,000,000,000            100%            $1,000,000,000        $264,000.00

(1) Estimated solely for the purpose of calculating the Registration Fee.

                              ---------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


[FLAG]

The information in this prospectus supplement and prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Neither this prospectus supplement nor the prospectus is an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED__________, 2000

         PROSPECTUS SUPPLEMENT TO PROSPECTUS, DATED ________, 2000

                       PRIME CREDIT CARD MASTER TRUST
                                   Issuer
            % CLASS A ASSET BACKED CERTIFICATES, SERIES 2000-__
            % CLASS B ASSET BACKED CERTIFICATES, SERIES 2000-__
                 PRIME RECEIVABLES CORPORATION, Transferor
                             FDS BANK, Servicer

          Class A certificates                                             Class B certificates
Principal Amount                    $__________                     Principal Amount                   $__________
Price                               $__________ (    %)             Price                              $__________ (    %)
Underwriters' Commissions           $__________ (    %)             Underwriters' Commissions          $__________ (    %)
Proceeds to the Transferor          $__________ (    %)             Proceeds to the Transferor         $__________ (    %)
Certificate Rate                    _______ % p.a.                  Certificate Rate                   _______ % p.a.
Interest Payment Dates              monthly on the 15th             Interest Payment Dates             monthly on the 15th
First Interest Payment Date         ___________, 2000               First Interest Payment Date        ___________, 2000
Expected Final Payment              ___________, 20__               Expected Final Payment             ___________, 20__
Date                                                                Date


         THE CERTIFICATES ARE INTERESTS IN PRIME CREDIT CARD MASTER TRUST AND ARE BACKED ONLY BY THE ASSETS OF THE TRUST. NONE OF THE CERTIFICATES OR THE ASSETS OF THE TRUST ARE OBLIGATIONS OF FDS BANK, FEDERATED DEPARTMENT STORES, INC., PRIME RECEIVABLES CORPORATION, OR ANY OF THEIR AFFILIATES OR ARE OBLIGATIONS INSURED BY THE FDIC.

         THESE SECURITIES ARE HIGHLY STRUCTURED. BEFORE YOU PURCHASE THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE [S-12] OF THIS PROSPECTUS SUPPLEMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The underwriters of each of the Class A certificates and the Class B certificates have agreed to purchase the Class A certificates and the Class B certificates, subject to the terms and conditions in the underwriting agreement. The Class C certificates will be retained by Prime Receivables Corporation.


        The date of this Prospectus Supplement is __________, 2000.


                             TABLE OF CONTENTS

                                                                          Page

WHERE TO FIND INFORMATION IN THESE
     DOCUMENTS............................................................S-3

SUMMARY OF TERMS..........................................................S-5

STRUCTURAL SUMMARY........................................................S-6

RISK FACTORS.............................................................S-11
     Potential Early Repayment or
          Delayed Payment due to Reduced
          Portfolio Yield................................................S-11
     FDS May Change the Terms
          and Conditions of the
          Accounts.......................................................S-11
     Accounts Added to the Trust
          Portfolio May Have Different
          Terms and Conditions...........................................S-11
     PRC May Not be Able to
          Add Accounts to the Trust......................................S-12
     Changes to Consumer
          Protection Laws May Impede
          FDS's Collection Efforts.......................................S-12
     Cardholders May Make
          Principal Payments at
          Any Time.......................................................S-13
     Dependence on Federated
          Department Stores..............................................S-13
     Allocations of Charged-Off
          Receivables Could Result in
          a Loss to Your Certificates....................................S-14
     Adjustments Due to Rebates,
          Exchanges and Write-downs
          Could Reduce Payments to You...................................S-14
     You May Not Be Able to Resell
          Your Certificates..............................................S-14
     Insolvency or Bankruptcy of PRC
          or FDS Could Result in
          Accelerated, Delayed or Reduced
          Payments to You................................................S-15
     You Will Have Limited
          Control of Trust Actions.......................................S-16

FEDERATED DEPARTMENT STORES, INC.........................................S-17

TRUST CREDIT CARD PORTFOLIO..............................................S-18
     The Federated Portfolio.............................................S-18
     Delinquency and Loss Experience.....................................S-18
     Characteristics of the Trust Portfolio..............................S-19

MATURITY CONSIDERATIONS..................................................S-24
     Accumulation Period.................................................S-24
     Pay Out Event.......................................................S-25
     Paired Series.......................................................S-25
     Historical Payment Rates of the
          Federated Portfolio............................................S-26

RECEIVABLE YIELD CONSIDERATIONS..........................................S-26

USE OF PROCEEDS..........................................................S-27

DESCRIPTION OF THE OFFERED CERTIFICATES..................................S-27
     General.............................................................S-27
     Interest Payments...................................................S-28
     Principal Payments..................................................S-29
     Postponement of Accumulation
          Period.........................................................S-31
     Subordination.......................................................S-32
     Transfer of the Class C Certificates................................S-33
     Allocation Percentages..............................................S-33
     Application of Collections..........................................S-34
     Reallocation of Cash Flows..........................................S-41
     Sharing of Excess Finance Charge
          Collections....................................................S-42
     Shared Principal Collections........................................S-42
     Defaulted Receivables; Investor
          Charge-Offs....................................................S-43
     Principal Funding Account...........................................S-44
     Withdrawals from the Collection
          Account........................................................S-44
     Paired Series.......................................................S-46
     Pay Out Events......................................................S-47
     Servicing Fees and Expenses.........................................S-50
     Optional Termination................................................S-50
     Series Termination..................................................S-50

GENERAL INFORMATION......................................................S-51

UNDERWRITING.............................................................S-51

OTHER SERIES ISSUED AND OUTSTANDING......................................S-54

GLOSSARY OF TERMS FOR PROSPECTUS
     SUPPLEMENT..........................................................S-56




                WHERE TO FIND INFORMATION IN THESE DOCUMENTS

         The attached prospectus provides general information about the Prime Credit Card Master Trust, including terms and conditions that are generally applicable to certificates issued by the trust. The specific terms of the certificates are described in this prospectus supplement.

         This prospectus supplement begins with several introductory sections describing your series and the Prime Credit Card Master Trust in abbreviated form:

         o Summary of Terms provides important amounts, dates and other terms of your series,

         o Structural Summary gives a brief introduction to the key structural features of your series and directions for locating further information,

         o    Receivables Flow Chart illustrates the flow of receivables,

         o Selected Trust Portfolio Summary Data gives certain financial information about the assets of the trust, and

         o Risk Factors describes some of the risks that apply to your certificates.

         As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this prospectus supplement. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the attached prospectus.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

         We are not offering these certificates in any state where the offer is not permitted.

         We do not make any representation as to the accuracy of the information in this prospectus supplement as of any date other than the date set forth on its cover.


TO UNDERSTAND THE STRUCTURE AND TERMS OF THESE SECURITIES, YOU MUST READ CAREFULLY THE ATTACHED PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.
------------------------------------------------------------------------------

                              SUMMARY OF TERMS


Trust:                               Prime Credit Card Master Trust
Transferor:                          Prime Receivables Corporation--"PRC"
Servicer:                            FDS Bank--"FDS"
Trustee:                             The Chase Manhattan Bank
Pricing Date:                        _________, ____
Closing Date:                        _________, ____
Clearance and Settlement:            DTC/Clearstream/Euroclear
Trust Assets:                        receivables originated in consumer
                                     open-end credit card accounts of FDS
                                     and other credit card originators,
                                     including recoveries on charged-off
                                     receivables.


Series Structure:                                             Amount                        % of Total Series
         Class A                                           $___________                            __%
         Class B                                           $___________                            __%
         Class C                                           $___________                            __%
Annual Servicing Fee Rate:                                      2%

                                                          Class A                           Class B
Credit Enhancement:                             subordination of Class B and        subordination of Class C
                                                Class C

Certificate Rate:                               ___% p.a.                           ___% p.a.

Interest Accrual Method:                        30/360                              30/360

Interest Payment Dates:                         monthly on the 15th                 monthly on the 15th

First Interest Payment Date:                    ______, 2000                        ______, 2000

Expected Final Principal Payment
Date:                                           ______ distribution date            ______ distribution date

Series 2000-__ Legal Final Maturity:            ______ distribution date            ______ distribution date

Commencement of Accumulation
Period (subject to adjustment):                 First day of ________               First day of ________

CUSIP Number:

Anticipated Ratings:
(Moody's/Standard & Poor's)                     [Aaa/AAA]                           [A2/A]



                             STRUCTURAL SUMMARY

         This summary briefly describes certain major structural components of Series 2000-__. To fully understand the terms of Series 2000-__ you will need to read both this prospectus supplement and the attached prospectus in their entirety.

THE SERIES 2000-__ CERTIFICATES

Your certificates represent the right to receive a portion of collections on the underlying trust assets. Your certificates bear interest at the rate stated in the summary of terms. Your certificates will also be allocated a portion of net losses on the receivables. Any collections allocated to your series in excess of the amount owed to you or the servicer of the receivables will be shared with other series of certificates issued by the trust or returned to PRC. In no case will you receive more than the principal and interest owed to you under the terms described in this prospectus supplement.

The certificates are backed by interests in a pool of revolving credit card receivables. The receivables currently arise primarily under credit card accounts relating to the sale of merchandise and services by retail stores owned and operated by Federated Department Stores, Inc. and its subsidiaries. FDS services these credit card accounts.

For more information on the certificates, see "Description of the Offered Certificates" in this prospectus supplement. For more information on the allocation of collections to and payments to Series 2000-__, see "Description of the Offered Certificates--Interest Payments," "--Principal Payments" and "--Allocation Percentages" in this prospectus supplement.

PRIME CREDIT CARD MASTER TRUST

The trustee maintains the trust for several beneficiaries:

    o    the certificateholders of Series 2000-__ certificates,

    o    certificateholders of other series issued by the trust, and

    o    PRC, as the transferor of the receivables to the trust.

The certificates will be one of four outstanding series issued by the trust. Each series has a claim to a specific dollar amount of the trust's assets, regardless of the total amount of receivables in the trust at any time. PRC, as holder of the exchangeable transferor certificate, holds the remaining claims to the trust's assets. The size of these claims fluctuate with the total amount of receivables in the trust. PRC, as the holder of the exchangeable transferor certificate, will also have the right to purchase your certificates on any distribution date when the outstanding amount of the certificateholders' interest in the trust is less than or equal to 11% of the original amount of that interest. PRC will also have the right to purchase your certificates on or before the second distribution date following the expected final payment date for the Class A certificates. The price PRC will pay for the outstanding amount of that interest will be equal to the entire unpaid balance of that amount plus accrued and unpaid interest.

CREDIT ENHANCEMENT

Your Class A certificates feature credit enhancement by means of the subordination of the Class B certificates and the Class C certificates. Your Class B certificates feature credit enhancement by means of the subordination of the Class C certificates. This credit enhancement is intended to protect you from losses and shortfalls in cash flow. The effect of subordination is that the more subordinated certificates will absorb any losses allocated to Series 2000-__, and make up any shortfalls in cash flow, before the Class A certificates are affected. If the cash flow and the subordinated Class B certificates do not cover all losses allocated to Series 2000-__, your payments of interest and principal will be reduced and you may suffer a loss of principal.

For a more detailed description of the subordination provisions of Series 2000-__, see "Description of the Offered Certificates--Sub- ordination" in this prospectus supplement.

EXPECTED FINAL PRINCIPAL PAYMENTS AND POTENTIAL EARLIER OR LATER PAYMENTS

The Class A certificates are expected to be paid in full on the ________, 20__ payment date.

The Class B certificates are expected to be paid in full on the ______, 20__ payment date.

The trust expects to pay the entire principal amount of the Class A certificates in full on _________ and the entire principal amount of the Class B certificates in full on _______, in each case if a pay out event has not occurred. The trust will accumulate principal collections in a principal funding account during an "accumulation period" to pay the Class A certificates as expected. The length of the accumulation period will be as many months as is expected to be necessary for the accumulation of the Class A payment amount, but will not be less than one month. The accumulation period will end on the expected final payment date for the Class A certificates, when the funds on deposit in the principal funding account are paid to the Class A certificates.

If the Class A certificates are not paid in full on their expected final payment date, the Class A certificates will begin to receive monthly payments of principal until they are paid in full.

After Class A is fully repaid, Class B will receive a principal payment on its expected final payment date. If the Class B certificates are not paid in full on their expected final payment date, the Class B certificates will begin to receive monthly payments of principal until they are paid in full.

The certificates will mature, and any remaining principal and interest will be payable on [ ], 20__. No further payments on the certificates will be made after that date assuming certificates have been repaid in full.

For more information on the payment of principal on the certificates and the accumulation period, see "Description of the Offered
Certificates--Principal Payments" and "Maturity
Considerations--Accumulation Period" in this prospectus supplement.

MINIMUM YIELD ON THE RECEIVABLES; POSSIBLE EARLY PRINCIPAL REPAYMENT OF YOUR SERIES

The offered certificates may be repaid earlier than their expected final payment date if collections on the underlying receivables, together with other amounts available for payment to certificateholders, are too low. The minimum amount that must be available for payment to your series in any month, referred to as the base rate, is generally the weighted average of the Class A, Class B and Class C certificate rates, plus the servicing fee rate, in each case for the related interest period. If the average portfolio yield, which reflects a reduction for receivable defaults for your series, for any three consecutive months is less than the average base rate for the same three consecutive months, a pay out event will occur and the trust will commence early amortization and holders of your series will receive principal payments earlier than the expected final principal payment date.

Your series is also subject to several other pay out events, which could cause your series to amortize. If your series begins to amortize, the Class A certificates will receive monthly payments of principal until they are fully repaid; the Class B certificates will then receive monthly payments of principal until they are fully repaid. In that event, your certificates may be repaid before the expected final payment date.

For more information on pay out events, the portfolio yield and base rate, early principal payment and early amortization, see "Maturity
Considerations," "Description of the Offered Certificates--Principal Payments," "--Pay Out Events" and "--Optional Termination" in this prospectus supplement and "Description of the Certificates--Principal" and "--Pay Out Events" and "The Pooling and Servicing Agreement--Termination of the Trust" in the attached prospectus.

INCOME TAX STATUS OF CLASS A AND CLASS B CERTIFICATES AND THE PRIME CREDIT CARD MASTER TRUST

Jones, Day, Reavis & Pogue, special federal income tax counsel to PRC, is of the opinion that:

    o under existing law the Class A and the Class B certificates will be classified as debt for U.S. federal income tax purposes, and

    o the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

For further information regarding the application of U.S. federal income tax laws, see "Tax Matters" in the attached prospectus.

ERISA CONSIDERATIONS

The underwriters anticipate that the Class A certificates will be held by at least 100 persons who are independent of PRC and each other. PRC anticipates that the Class A certificates will meet the other criteria for treatment as "publicly- offered securities." If so, subject to important considerations described under "Employee Benefit Plan Considerations" in the attached prospectus, the Class A certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

It is not anticipated that the Class B certificates will meet the criteria for treatment as "publicly- offered securities." Employee benefit and other plans subject to ERISA or Section 4975 of the U.S. Internal Revenue Code cannot acquire Class B certificates. Prohibited investors include:

    o    "employee benefit plans" as defined in Section 3(3) of ERISA;

    o    any "plan" as defined in Section 4975 of the U.S. Internal Revenue
         Code; and

    o any entity whose underlying assets may be deemed to include "plan assets" under ERISA by reason of that plan's investment in the entity, including insurance company general accounts.

By purchasing any Class B certificates you certify that you are not within any of those categories.

For further information regarding the application of ERISA, see "Employee Benefit Plan Considerations" in the attached prospectus.

MAILING ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES

The mailing address of Prime Receivables Corporation is 7 W. Seventh Street, Cincinnati, Ohio 45202 and the telephone number is (513) 579-7580.


                          Receivables Flow Chart


[GRAPHIC OMITTED]



                                RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the Class A certificates or the Class B certificates described in this prospectus supplement.

POTENTIAL EARLY REPAYMENT OR
DELAYED PAYMENT DUE TO REDUCED
PORTFOLIO YIELD                             If there is a decline in the
                                            amount of the receivables
                                            collected by the trust or
                                            another pay out event, an early
                                            amortization of the
                                            certificates may occur and you
                                            will receive principal payments
                                            earlier than the expected final
                                            payment date. If the average
                                            portfolio yield, which reflects
                                            a reduction for receivable
                                            defaults for Series 2000-__,
                                            for any three consecutive
                                            months is less than the average
                                            base rate for the same three
                                            consecutive months, a "pay out
                                            event" will occur for Series
                                            2000-__. If this occurs, the
                                            early amortization of Series
                                            2000-__ will commence, and you
                                            may receive principal payments
                                            earlier than the expected final
                                            principal payment date.
                                            Moreover, if principal
                                            collections on receivables
                                            allocated to other series or
                                            the transferor are available to
                                            be applied to an early
                                            amortization of any outstanding
                                            certificates, the period during
                                            which that early amortization
                                            occurs may be substantially
                                            shortened.

                                            Conversely, any reduction in
                                            collections may cause the
                                            period necessary to repay your
                                            certificates to go beyond the
                                            expected final payment date of
                                            your certificates.

                                            The following factors could
                                            result in reduced collections:

     FDS MAY CHANGE THE TERMS
     AND CONDITIONS OF THE ACCOUNTS         FDS will sell receivables
                                            arising under specified credit
                                            card accounts to PRC which will
                                            transfer those receivables to
                                            the trust, but FDS will
                                            continue to own those accounts.
                                            As the owner of those accounts,
                                            FDS retains the right to change
                                            various terms and conditions of
                                            those accounts, including
                                            finance charges and other fees
                                            it charges and the required
                                            minimum monthly payment.
                                            Certain changes in the terms of
                                            the accounts may reduce the
                                            amount of receivables arising
                                            under the accounts, reduce the
                                            portfolio yield, reduce the
                                            amount of collections on those
                                            receivables or otherwise alter
                                            payment patterns.

     ACCOUNTS ADDED TO THE TRUST
     PORTFOLIO MAY HAVE DIFFERENT
     TERMS AND CONDITIONS                   So long as certain conditions
                                            are satisfied, PRC will
                                            automatically designate
                                            additional accounts for the
                                            trust portfolio and transfer
                                            the receivables in those
                                            accounts to the trust. Any new
                                            accounts and receivables may
                                            have different terms and
                                            conditions than the terms and
                                            conditions for the accounts and
                                            receivables already in the
                                            trust. Credit card accounts
                                            purchased by FDS or originated
                                            by other credit card
                                            originators may be included as
                                            additional accounts, if certain
                                            conditions are satisfied. The
                                            new accounts and receivables
                                            may perform differently over
                                            time than the accounts and
                                            receivables already in the
                                            trust and could reduce the
                                            amount of collections allocated
                                            to your series.

     PRC MAY NOT BE ABLE TO
     ADD ACCOUNTS TO THE TRUST              If PRC's percentage interest in
                                            the accounts of the trust falls
                                            to a minimum level, PRC will be
                                            required to maintain that level
                                            by designating additional
                                            accounts for the trust
                                            portfolio and transferring the
                                            receivables in those accounts
                                            to the trust. PRC may not be
                                            able to designate additional
                                            accounts to be added to the
                                            trust portfolio when required.
                                            If PRC fails to designate
                                            additional accounts when
                                            required, a pay out event will
                                            occur and you could receive
                                            payment of principal sooner
                                            than expected.

     CHANGES TO CONSUMER
     PROTECTION LAWS MAY IMPEDE
     FDS'S COLLECTION EFFORTS               Federal and state consumer
                                            protection laws regulate the
                                            creation and enforcement of
                                            consumer loans, including
                                            credit card accounts and
                                            receivables. Changes or
                                            additions to those laws or
                                            failure to comply with those
                                            laws could make it more
                                            difficult for FDS to collect
                                            payments on the receivables or
                                            could reduce the finance
                                            charges and other fees that FDS
                                            can charge on credit card
                                            account balances, or could
                                            render some receivables
                                            uncollectible.

                                            Receivables that do not comply
                                            with consumer protection laws
                                            may not be valid or enforceable
                                            in accordance with their terms
                                            against the obligor on those
                                            receivables. FDS and PRC each
                                            make representations and
                                            warranties relating to the
                                            validity and enforceability of
                                            the receivables arising under
                                            the accounts in the trust
                                            portfolio. No other party will
                                            examine the receivables or the
                                            related records for the purpose
                                            of determining the presence or
                                            absence of defects, compliance
                                            with representations and
                                            warranties or for any other
                                            purpose. The only remedy if any
                                            representation or warranty is
                                            violated, and the violation
                                            continues beyond the period of
                                            time PRC has to correct the
                                            violation, is that PRC must
                                            accept reassignment of the
                                            receivables affected by the
                                            violation, subject to certain
                                            conditions. See "The Pooling
                                            and Servicing
                                            Agreement--Representations and
                                            Warranties" and "Legal Aspects
                                            of the Receivables--Consumer
                                            Protection Laws" in the
                                            attached prospectus.

     CARDHOLDERS MAY MAKE
     PRINCIPAL PAYMENTS AT
     ANY TIME The receivables transferred to the trust may be paid at any time. We cannot assure the creation of additional receivables in those accounts or that any particular pattern of cardholder payments will occur.

     DEPENDENCE ON FEDERATED
     DEPARTMENT STORES                      The Federated credit cards
                                            currently can be used to
                                            purchase merchandise and
                                            services only from department
                                            stores, and associated
                                            direct-to-customer catalog and
                                            electronic commerce businesses
                                            operated by Federated's
                                            subsidiaries "Bloomingdale's,"
                                            "Bloomingdale's By Mail,"
                                            "bloomingdales.com,"
                                            "Burdines," "Goldsmith's,"
                                            "Lazarus," "Macy's By Mail,"
                                            "macys.com," "Rich's,"
                                            "Stern's," and "The Bon
                                            Marche." Accordingly, the trust
                                            is completely dependent upon
                                            Federated's department stores
                                            and its direct-to-customer
                                            catalog and electronic commerce
                                            businesses for the generation
                                            of receivables. The retailing
                                            industry, in general, and the
                                            department store business, in
                                            particular, are and will
                                            continue to be intensely
                                            competitive. Federated's
                                            department stores and its
                                            direct-to-customer catalog and
                                            electronic commerce businesses
                                            will face increasing
                                            competition not only with other
                                            department stores in the
                                            geographic areas in which they
                                            operate but also with numerous
                                            types of retail formats,
                                            including specialty stores,
                                            general merchandise stores,
                                            off-price and discount stores,
                                            new and established forms of
                                            home shopping (including mail
                                            order catalogs, television, and
                                            the Internet), and
                                            manufacturers outlets. The
                                            Pooling and Servicing Agreement
                                            does not prohibit Federated
                                            from transferring all or any
                                            portion of the business or
                                            assets of its subsidiaries.
                                            There can, therefore, be no
                                            assurance that Federated's
                                            subsidiaries will continue to
                                            generate receivables at the
                                            same rate as in prior years.

                                            Prior to Federated's
                                            acquisition of Macy's in
                                            December, 1994, a third party
                                            financial institution bought
                                            the revolving credit card
                                            accounts of customers of the
                                            then-existing Macy's stores. A
                                            significant portion of the
                                            current customers accounts of
                                            Macy's are still owned by this
                                            third party and are not sold to
                                            the Transferor or transferred
                                            to the master trust. Similar
                                            consequences of receivables not
                                            being transferred to the master
                                            trust could result from the
                                            Federated stores or businesses
                                            being sold to third parties.
                                            The Transferor has been advised
                                            by Federated that decisions
                                            with respect to the above and
                                            other aspects of Federated's
                                            business operations will be
                                            based upon the best interests
                                            of Federated and its
                                            stockholders from time to time,
                                            which interests may vary from
                                            those of the holders of the
                                            certificates offered in this
                                            document.

ALLOCATIONS OF CHARGED-OFF
RECEIVABLES COULD RESULT IN
A LOSS TO YOUR CERTIFICATES                 FDS will write off as
                                            uncollectible some portion of
                                            the receivables arising in
                                            accounts in the trust
                                            portfolio. Each class of
                                            certificates will be allocated
                                            a portion of those charged-off
                                            receivables. If the amount of
                                            charged-off receivables
                                            allocated to any class of
                                            certificates exceeds the amount
                                            of other funds available for
                                            reimbursement of those
                                            charge-offs--which could occur
                                            if the limited amount of Class
                                            C certificates is reduced to
                                            zero--the holders of the Class
                                            A and Class B certificates may
                                            not receive the full amount of
                                            principal and interest due to
                                            them. See "Trust Credit Card
                                            Portfolio--Delinquency and Loss
                                            Experience" and "Description of
                                            the Offered Certificates--
                                            Reallocation of Cash Flows,"
                                            "--Application of Collections"
                                            and "--Defaulted Receivables;
                                            Investor Charge-Offs" in this
                                            prospectus supplement.

ADJUSTMENTS DUE TO REBATES,
EXCHANGES AND WRITE-DOWNS
COULD REDUCE PAYMENTS TO YOU                A portion of the receivables
                                            will not be collected as a
                                            result of rebates, exchanges,
                                            write-downs and similar
                                            occurrences. If the interest in
                                            the trust retained by PRC is at
                                            a minimum level, PRC will be
                                            obligated to make payments to
                                            compensate the holders of the
                                            certificates for the amount of
                                            receivables which become
                                            uncollectible for these
                                            reasons. If PRC fails to make
                                            any of these payments, the
                                            amount of the resulting
                                            insufficiency will be allocated
                                            to PRC's interest. If the
                                            amount of PRC's interest does
                                            not cover this insufficiency,
                                            the available credit
                                            enhancement may be reduced and
                                            you may not receive the full
                                            amount of principal and
                                            interest due.

YOU MAY NOT BE ABLE TO
RESELL YOUR CERTIFICATES                    The underwriters may assist in
                                            resales of your certificates
                                            but they are not required to do
                                            so. A secondary market for the
                                            certificates may not develop.
                                            If a secondary market does
                                            develop, it might not continue
                                            or it might not be sufficiently
                                            liquid to allow you to resell
                                            any of your certificates.

INSOLVENCY OR BANKRUPTCY OF
PRC OR FDS COULD RESULT IN
ACCELERATED, DELAYED
OR REDUCED PAYMENTS TO YOU                  The receivables in which you
                                            have an interest are conveyed
                                            to the trust by PRC. PRC
                                            acquired the receivables from
                                            FDS. In each instance, the
                                            conveyances are intended to be
                                            treated as sales. However, a
                                            court could conclude that PRC
                                            or FDS still owns the
                                            receivables and that the trust
                                            only holds a security interest
                                            in the receivables. The
                                            receivables may then be subject
                                            to tax or other governmental
                                            liens and to administrative
                                            expenses of the bankruptcy or
                                            bank receivership proceeding of
                                            a predecessor in interest of
                                            those receivables. Furthermore,
                                            a bankruptcy trustee or a
                                            creditor may attempt to cause a
                                            predecessor in interest of the
                                            receivables or PRC to be
                                            substantively consolidated with
                                            PRC or the trust.
                                            Recharacterization as a pledge
                                            or substantive consolidation
                                            can delay or even reduce
                                            payments on your certificates.

                                            FDS is chartered as a federally
                                            chartered savings bank and is
                                            subject to regulation and
                                            supervision by the Office of
                                            Thrift Supervision. If FDS
                                            becomes insolvent or is in an
                                            unsound condition, the
                                            Comptroller is authorized to
                                            appoint the FDIC as receiver.
                                            Under these circumstances, the
                                            FDIC could:

                                            o    require the trustee of the
                                                 trust to go through an
                                                 administrative claims
                                                 procedure to establish its
                                                 right to payments
                                                 collected on the
                                                 receivables in the trust,

                                            o    request a stay of
                                                 proceedings relating to
                                                 the trust's claims against
                                                 FDS, or

                                            o    repudiate the pooling and
                                                 servicing agreement and
                                                 limit the trust's
                                                 resulting claim against
                                                 the receivables to "actual
                                                 direct compensatory
                                                 damages" measured as of
                                                 the date of receivership.

                                            See "Legal Aspects of the
                                            Receivables--Matters Relating
                                            to Bankruptcy or Receivership"
                                            in the attached prospectus.

                                            If the FDIC were to take any of
                                            those actions, payments on your
                                            certificates could be delayed
                                            and possibly reduced.

                                            If specified events related to
                                            the conservatorship or
                                            receivership of FDS, or the
                                            bankruptcy or insolvency of PRC
                                            were to occur then a pay out
                                            event would occur for all
                                            outstanding series.

                                            The conservator or receiver may
                                            have the power:

                                            o    regardless of the terms of
                                                 the pooling and servicing
                                                 agreement:

                                                 -     to prevent the
                                                       beginning of an
                                                       early amortization
                                                       period or rapid
                                                       accumulation period,

                                                 -     to prevent the early
                                                       sale of the
                                                       receivables and
                                                       termination of the
                                                       trust,

                                                 -     to require new
                                                       principal
                                                       receivables to
                                                       continue being
                                                       transferred to the
                                                       trust,

                                                 -     to require the
                                                       trustee of the trust
                                                       to go through an
                                                       administrative
                                                       claims procedure to
                                                       establish its right
                                                       to payments
                                                       collected on the
                                                       receivables in the
                                                       trust, or

                                                 -     to repudiate the
                                                       pooling and
                                                       servicing agreement
                                                       which establishes
                                                       the trust and limit
                                                       the trust's
                                                       resulting claim, or

                                            o    regardless of the
                                                 instructions of the
                                                 certificateholders:

                                                 -     to require the early
                                                       sale of the trust's
                                                       receivables,

                                                 -     to require
                                                       termination of the
                                                       trust and retirement
                                                       of the trust's
                                                       certificates
                                                       including your
                                                       series, or

                                                 -     to prohibit the
                                                       continued transfer
                                                       of principal
                                                       receivables to the
                                                       trust.

YOU WILL HAVE LIMITED
CONTROL OF TRUST ACTIONS                    You will have limited voting
                                            rights relating to actions of
                                            the trust and the trustee. You
                                            will not have the right to vote
                                            to direct the trustee to take
                                            any actions other than the
                                            right to vote to declare a pay
                                            out event or a servicer
                                            default.


                     FEDERATED DEPARTMENT STORES, INC.

         Federated is one of the leading operators of full-line department stores in the United States, with more than 400 department stores in 33 states as of August 3, 2000. Federated also operates the Fingerhut, Bloomingdale's By Mail, Macy's By Mail, macys.com and bloomingdales.com direct to customer catalog and electronic commerce subsidiaries.

         The following table provides information with respect to each of Federated's retail operating divisions as of January 29, 2000. In this table:

         o "Gross Square Feet" reflects total square footage of store locations, including office, storage, service and other support space that is not dedicated to direct merchandise sales, but excluding warehouses and distribution terminals not located at store sites, and office buildings.


                                                                           FISCAL         GROSS SQUARE
                                                          NUMBER OF       1999 SALES           FEET
                                                           STORES        (IN MILLIONS)     (IN THOUSANDS)
                                                       ---------------    -------------    --------------
Bloomingdale's........................................       24            $1,788             6,375
The Bon Marche........................................       42               975             5,329
Burdines..............................................       52             1,385             8,393
Macy's East...........................................       87             4,675            23,477
Macy's West...........................................       99             4,011            19,994
Rich's/Lazarus/Goldsmith's............................       74             2,176            13,623
Stern's...............................................       25               840             4,796
                                                       --------          --------          --------
         Total Department Stores......................      403           $15,850            81,987


                        TRUST CREDIT CARD PORTFOLIO

         Defined terms are indicated by boldface type. Both the attached prospectus and this prospectus supplement contain a glossary of important terms where definitions can be found.

THE FEDERATED PORTFOLIO

         The following information reflects the composition and historical performance of the Federated portfolio of credit card accounts. See "FDS Bank's Credit Card Business" in the attached prospectus for a description of Federated's credit card business.

DELINQUENCY AND LOSS EXPERIENCE

         All of the receivables in a particular account are considered to become delinquent immediately upon the failure of any payment due thereon to be made in full on or prior to the date due. Efforts to collect delinquent credit card receivables are made by FACS personnel and collection agencies and attorneys retained by FACS. Under current procedures, FACS automatically prints a statement message on all customer statements after a scheduled payment has been missed. If payment has not been made 14 days after the billing date, a reminder letter is sent to the cardholder. If payment still has not been received by the next billing date, the account is eligible for assignment to a FACS collector, who may send additional letters and initiate telephone contact with the cardholder in an effort to make payment arrangements. The current policy of the originators is generally to recognize losses no later than the eighth month of delinquency or, in the case of certain major purchase plan accounts, no later than the ninth month of delinquency, although charge-offs may be made earlier in certain circumstances. The originators may change their charge-off policies and collection practices at any time in accordance with their business judgment and applicable law. Under the terms of the Pooling and Servicing Agreement, any recoveries received in respect of receivables in charged-off accounts, net of the estimated expenses of collection, will be paid to the Trust.

         The following table sets forth the loss experience with respect to payments by cardholders for each of the periods shown for the Federated portfolio. Because losses are affected by a number of factors, including competitive and general economic conditions and consumer debt levels, there can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below. "Average Receivables Outstanding" is the arithmetic average as of the beginning of each fiscal month during the period indicated. "Net Charge-Offs" shown include the sum of any merchandise finance charge and late fee charge-offs, minus recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud or customer disputes. "Recoveries" include finance charge receivables and late payment fee recoveries and include sales tax recoveries and are net of collection agency fees. The percentage reflected for the 6 months ended July 29, 2000 is an annualized figure.


                                                  LOSS EXPERIENCE
                                            FOR THE FEDERATED PORTFOLIO
                                              (DOLLARS IN THOUSANDS)

                                                    6 MONTHS ENDED                       YEAR ENDED
                                             ----------------------------  ----------------------------------------
                                                JULY 29,      JULY 31,     JANUARY 29,   JANUARY 30,   JANUARY 31,
                                                  2000          1999          2000         1999           1998
                                             -------------- ------------- ------------ ------------- --------------
Average Receivables Outstanding.............
Net Charge-Offs.............................
Net Charge-Offs as a Percentage of Average
     Receivables Outstanding................


         The following table provides the delinquency experience for the Federated portfolio as of the indicated dates. Because the composition of the Federated portfolio may change in the future, this table is not necessarily indicative of the composition of the Federated portfolio at any later time. In the following table:

         o the percentages result from dividing the "Amount" by the sum of the receivables outstanding as of the billing date for each billing cycle during the applicable period.


                                              DELINQUENCY EXPERIENCE
                                            FOR THE FEDERATED PORTFOLIO
                                              (DOLLARS IN THOUSANDS)

                                           AS OF                                         AS OF
                         -------------------------------------    ---------------------------------------------------------

                           JULY 29, 2000      JULY 31, 1999        JANUARY 29, 2000   JANUARY 30, 1999   JANUARY 31, 1998
                         ----------------- ------------------     ---------------- ----------------- ----------------------
NUMBER OF DAYS
DELINQUENT                AMOUNT      %      AMOUNT      %          AMOUNT     %       AMOUNT      %     AMOUNT      %
------------------------ ---------  ------ ---------- -------     --------- ------   --------- ------- --------- -------------
Retail Age 2
(30-59 Days Past Due)
Retail Age 3
(60-89 Days Past Due)
Retail Age 4 and higher
(90 Days or More Past Due)
                         ---------  ------ ---------- -------     --------- ------  --------- -------  --------- --------
     TOTAL..............
                         =========  ====== ========== =======     ========= ======  ========= =======  ========= ========


         As of ________________, 2000, accounts 30 or more days delinquent were % of total receivables compared with % and % of total receivables as of January 29, 2000 and January 30, 1999 and 1998, respectively.
Delinquencies are a leading indicator of future charge-offs.

CHARACTERISTICS OF THE TRUST PORTFOLIO

         The assets of the trust include credit card receivables generated through accounts that PRC has designated as trust accounts. The trust accounts are:

         o     accounts existing at the close of business on the INITIAL
               CUT-OFF DATE,

         o Federated card accounts originated in accordance with the originators credit and collection policy,

         o AUTOMATIC ADDITIONAL ACCOUNTS automatically added to the trust as they are created, and

         o SUPPLEMENTAL ACCOUNTS that have been designated since the trust was established.

         The receivables arising from the accounts as of the cut-off date totaled $[ ]. As of the cut-off date, the accounts had an average credit guideline of $[ ], and the percentage of the aggregate total receivable balance to the aggregate total credit guideline was approximately [ ]%. As of the cut-off date, approximately [ ]% of the accounts had been opened prior to _____________. Billing addresses for the Accounts include 50 states and the District of Columbia and some foreign addresses.

         The following tables summarize characteristics of the Federated portfolio as of the end of the day on _____ ___, 2000. Because the composition of the Federated portfolio may change in the future, these tables are not necessarily indicative of the character or performance of the Federated portfolio at any later time. In the following tables:

         o The figures for number of accounts and receivables outstanding are compiled from data as of the last cycle billing date of each Federated subsidiary preceding the cut-off date.

         o Credit balances are a result of cardholder payments and credit adjustments applied in excess of an account's unpaid balance. Accounts currently having a credit balance are included, as receivables may be generated in the future.

         o Accounts currently having no balance are included, as receivables may be generated with respect thereto in the future.



                                          COMPOSITION BY ACCOUNT BALANCE
                                                  TRUST PORTFOLIO


                                                                 PERCENTAGE                            PERCENTAGE
                                                                  OF TOTAL                              OF TOTAL
                                                  NUMBER OF        NUMBER          RECEIVABLES        RECEIVABLES
ACCOUNT BALANCE RANGE                              ACCOUNTS      OF ACCOUNTS       OUTSTANDING        OUTSTANDING
--------------------------                       ------------   -------------   ------------------   --------------
Credit Balance................................                       %           $                         %
$0............................................
$0.01 to $500.00..............................
$500.01 to $1,000.00..........................
$1,000.01 to $2,000.00........................
$2,000.01 to $3,000.00........................
$3,000.01 to $4,000.00........................
Over $4,000.00................................
                                                 ------------   -------------   ------------------   --------------
         TOTAL................................                       %           $                         %
                                                 ============   =============   ==================   ==============



                                          COMPOSITION BY CREDIT GUIDELINE
                                                  TRUST PORTFOLIO


                                                                 PERCENTAGE                            PERCENTAGE
                                                                  OF TOTAL                              OF TOTAL
                                                  NUMBER OF        NUMBER          RECEIVABLES        RECEIVABLES
CREDIT LIMIT RANGE                                 ACCOUNTS      OF ACCOUNTS       OUTSTANDING        OUTSTANDING
---------------------                            ------------   -------------   ------------------   --------------
$Under $500..................................                        %           $                         %
$500 to $1,000...............................
$1,000 to $2,000.............................
$2,000 to $3,000.............................
$3,000 to $4,000.............................
$4,000 to $5,000.............................
$5,000 to $6,000.............................
Over $6,000..................................
                                                 ------------   -------------   ------------------   --------------
         TOTAL...............................                        %           $                          %
                                                 ============   =============   ==================   ==============

         In the following tables:

         o     The figures for number of accounts and receivables
               outstanding are compiled from data as of each cycle billing
               date during the month of       and exclude accounts with zero or
                                        -----
               credit balances.

         o Current and Retail Age 1 includes both current accounts and accounts that are less than 30 days past due. Accounts that were 1-29 days past due constituted ____% of the total number of accounts and the receivables therein constituted ____% of the total receivables outstanding.

         o The figures for number of accounts and receivables outstanding are compiled from data as of the last cycle billing date of each Federated subsidiary preceding the cut-off date.


                                     COMPOSITION OF ACCOUNTS BY PAYMENT STATUS

                                                        PERCENTAGE                                 PERCENTAGE
                                                         OF TOTAL                                   OF TOTAL
                                      NUMBER OF          NUMBER OF               RECEIVABLES       RECEIVABLES
                                      ACCOUNTS           ACCOUNTS                OUTSTANDING       OUTSTANDING

Current and Retail
  Age 1
Retail Age 2
  (30-59 days past due)...............
Retail Age 3
  (60-89 days past due)...............
Retail Age 4
  (90-119 days past due)..............
Retail Age 5
  (120-149 days past due).............
Retail Age 6
  (150-179 days past due).............
Retail Age 7 and higher
  (180 or more days
  past due)...........................
         Total........................


                                          COMPOSITION OF ACCOUNTS BY AGE

                                                        PERCENTAGE                                 PERCENTAGE
                                                         OF TOTAL                                   OF TOTAL
                                      NUMBER OF          NUMBER OF               RECEIVABLES       RECEIVABLES
                                      ACCOUNTS           ACCOUNTS                OUTSTANDING       OUTSTANDING

Under 6 months........................
6 months to 1 year....................
1-2 years.............................
2-3 years.............................
3-4 years.............................
4 years and older.....................
         Total........................


                                    COMPOSITION OF ACCOUNTS BY GEOGRAPHIC DISTRIBUTION

                                                            PERCENTAGE                                      PERCENTAGE
                                                             OF TOTAL                  CURRENT               OF TOTAL
                                          NUMBER OF          NUMBER OF               RECEIVABLES            RECEIVABLES
                                          ACCOUNTS           ACCOUNTS              OUTSTANDING(2)           OUTSTANDING

California............................
Florida...............................
New York..............................
Washington............................
Georgia...............................
Ohio..................................
Massachusetts.........................
New Jersey............................
Tennessee.............................
Pennsylvania..........................
Indiana...............................
Kentucky..............................
Alabama...............................
Arizona...............................
Idaho.................................
South Carolina........................
Oregon................................
Rhode Island..........................
Connecticut...........................
New Mexico............................
Texas.................................
Subtotal..............................
Other.................................
     Total............................



                          MATURITY CONSIDERATIONS

         The Class A certificates are scheduled to receive principal on the ____________ DISTRIBUTION DATE, referred to in this document as the CLASS A EXPECTED FINAL PAYMENT DATE. The Class B certificates are scheduled to receive principal on the ____________ DISTRIBUTION DATE, referred to in this document as the CLASS B EXPECTED FINAL PAYMENT DATE. Principal may be paid earlier if a PAY OUT EVENT occurs. Final payment of principal may also be delayed if this series is paired with another series.

ACCUMULATION PERIOD

         On each business day during the ACCUMULATION PERIOD, collections of PRINCIPAL RECEIVABLES allocable to the Class A certificates will be deposited in the PRINCIPAL FUNDING ACCOUNT. On each business day, the amount to be deposited in the PRINCIPAL FUNDING ACCOUNT will generally be the lesser of:

         o the FIXED/FLOATING ALLOCATION PERCENTAGE of PRINCIPAL COLLECTIONS but not more than the NET PRINCIPAL
                  COLLECTIONS, plus SHARED PRINCIPAL COLLECTIONS and other amounts allocated to the Class A certificates, and

         o the amount by which the CONTROLLED DEPOSIT AMOUNT for the related DISTRIBUTION DATE exceeds the amount deposited in the PRINCIPAL FUNDING ACCOUNT in the current month.

If no PAY OUT EVENT occurs, this amount will be paid to the Class A certificateholders on the CLASS A EXPECTED FINAL PAYMENT DATE.

         On each business day after the CLASS A INVESTED AMOUNT is paid in full, the FIXED/FLOATING ALLOCATION PERCENTAGE of PRINCIPAL COLLECTIONS, but not more than the NET PRINCIPAL COLLECTIONS, plus SHARED PRINCIPAL COLLECTIONS and other principal amounts allocable to the Class B certificates will be deposited into the PRINCIPAL ACCOUNT for distribution to the Class B certificateholders on the Class B Expected Final Payment Date.

         The ability of the trust to distribute payments of principal on the final payment date may depend on one or more of the following factors:

         o the monthly payment rates on the receivables may vary due to the following:

               -    cardholders fail to make a required minimum payment,

               -    cardholders pay only the minimum required amount,

               -    cardholders pay off the entire outstanding balance,

               -    seasonal purchasing, and

               -    payment habits of cardholders, and

         o the amount of outstanding receivables, charge-offs and new borrowings may vary due to:

               -    changes in credit terms and conditions,

               -    seasonal variations,

               -    changes in cardholders,

               -    the availability of other sources of credit,

               -    legal factors,

               -    general economic conditions,

               - spending and borrowing habits of individual cardholders, and

               -    other factors, and

         o     the potential issuance by the trust of additional series.

PAY OUT EVENT

         If a PAY OUT EVENT occurs, you will receive payments of principal on each Special Payment Date in which the event has occurred. These payments will continue until the earlier of the payment in full of the INVESTED AMOUNT or the SERIES 2000-__ TERMINATION DATE. The average life and maturity of your certificates can be significantly reduced if a PAY OUT EVENT occurs. See "Description of the Offered Certificates--Pay Out Events" for additional discussion.

PAIRED SERIES

         The transferor may cause the trust to issue one or more series after the ACCUMULATION PERIOD begins that will be paired with your series. The outstanding principal amount of that paired series may vary and the interest rate for that series will be established on its date of issuance. If a pay out event occurs for the other paired series before payment is made in full on your certificates, the final payment of principal on your certificates may be delayed. For example, the numerator used in the FIXED/FLOATING ALLOCATION PERCENTAGE may be decreased or the denominator used in the FIXED/FLOATING ALLOCATION PERCENTAGE may increase if a pay out event occurs on the other paired series. This could cause a reduction of the percentage of collections of PRINCIPAL RECEIVABLES for your series. See "Description of the Offered Certificates--Paired Series" for additional discussion.

HISTORICAL PAYMENT RATES OF THE FEDERATED PORTFOLIO

         The following table provides you with the highest and lowest and average cardholder monthly payment rates for the Federated portfolio during any month in the periods shown. These payment rates are calculated as total deemed payments of PRINCIPAL RECEIVABLES and FINANCE CHARGE RECEIVABLES for each month as a percentage of total opening monthly account balances. Monthly averages are shown as an arithmetic average of the payment rate for each month during the indicated period.


                                         SUMMARY PAYMENT RATE INFORMATION
                                            FOR THE FEDERATED PORTFOLIO


                                             6 MONTHS ENDED                                 YEAR ENDED
                                  --------------------------------------    ------------------------------------------------
                                     JULY 29,             JULY 31,           JANUARY 29,    JANUARY 30,        JANUARY 31,
                                       2000                 1999                2000           1999               1998
                                  -----------------    -----------------    -------------   -------------    ---------------
        PAYMENT RATES
Highest Monthly Rate.........             %                 %                  %                   %               %
Lowest Monthly Rate..........             %                 %                  %                   %               %
Average Monthly Rate.........             %                 %                  %                   %               %



         Because the future composition of the portfolios may change over time, this table does not necessarily indicate the composition or performance of the Federated portfolio or the trust portfolio at any later time.

                      RECEIVABLE YIELD CONSIDERATIONS

         Gross revenues from finance charges and fees collected from accounts in the Federated portfolio for each of the three fiscal years 1999, 1998 and 1997 and for the ____ months ended on ______ ___, 2000 and
______ ___, 1999 are set forth in the following table. In the following table:

         o all figures represent amounts billed to customers before deductions due to charge-offs, fraud, returned goods, customer disputes or other customer service adjustments, shown on a sum of cycles basis,

         o "Average Receivables Outstanding" is the average of receivables outstanding at the beginning of each fiscal month during the period indicated,

         o "Finance Charges and Fees Billed" are based on beginning of the month balances,

         o "Yield from Finance Charges and Fees Billed" is the result of dividing finance charges and fees billed by average receivables outstanding,

         o the percentage reflected for the _____ months ended ______ ___, 2000 and _______, __, 1999 are annualized figures.



                                                REVENUE EXPERIENCE
                                            FOR THE FEDERATED PORTFOLIO
                                              (DOLLARS IN THOUSANDS)


                                                6 MONTHS ENDED                                YEAR ENDED
                                       --------------------------------    ------------------------------------------------
                                          JULY 29,          JULY 31,        JANUARY 29,     JANUARY 30,       JANUARY 31,
                                            2000              1999              2000            1999             1998
                                       --------------    --------------    --------------  --------------   ---------------
Average Receivables
    Outstanding....................... $                                       $              $              $
Finance Charges and Fees Billed.......
Yield from Finance Charges                   %                                   %               %                %
    and Fees Billed...................



                              USE OF PROCEEDS

         The net proceeds from the sale of the Class A certificates and the Class B certificates will be paid to PRC. PRC will use the net proceeds to pay the purchase price of receivables purchased from the ORIGINATORS and to make certain payments to Federated and its subsidiaries. Federated has informed PRC that Federated and its subsidiaries will use these proceeds for general corporate purposes.


                  DESCRIPTION OF THE OFFERED CERTIFICATES

         The following is a summary of the material provisions of the offered certificates. This summary is not a complete description of the terms of the offered certificates. You should refer to "Description of the Certificates" and "The Pooling and Servicing Agreement" in the attached prospectus as well as the Pooling and Servicing Agreement and the Series 2000-__ Supplement for a complete description.

GENERAL

         The offered certificates will be issued under the POOLING AND SERVICING AGREEMENT and the SERIES 2000-__ SUPPLEMENT. Each offered certificate represents the right to receive allocations of cardholder payments that have been received from receivables transferred to the trust. In particular, the offered certificates will be allocated:

         o a percentage of collections of FINANCE CHARGE RECEIVABLES that will be a floating percentage for so long as a PAY OUT EVENT does not occur,

         o a floating percentage of DEFAULT AMOUNTS that will reduce your INVESTED AMOUNT if not paid from collections of FINANCE CHARGE RECEIVABLES or REALLOCATED PRINCIPAL COLLECTIONS,

         o during the REVOLVING PERIOD, a floating percentage of collections of PRINCIPAL RECEIVABLES that will be paid to PRC except for SHARED PRINCIPAL COLLECTIONS paid to holders of certificates of other series, and

         o during the ACCUMULATION PERIOD or the EARLY AMORTIZATION PERIOD, a fixed/floating percentage of collections of PRINCIPAL RECEIVABLES based on a fraction whose numerator will be fixed at the end of the REVOLVING PERIOD.

         In addition to representing the right to payment from collections of FINANCE CHARGE RECEIVABLES and PRINCIPAL RECEIVABLES allocated to your series, each offered certificate also represents the right to receive payments from:

         o     EXCESS FINANCE CHARGE COLLECTIONS,

         o     TRANSFEROR FINANCE CHARGE COLLECTIONS, and

         o     SHARED PRINCIPAL COLLECTIONS.

         Offered certificates will also be entitled to amounts in the PRINCIPAL FUNDING ACCOUNT, and the series share of amounts in the EXCESS FUNDING ACCOUNT and the COLLECTION ACCOUNT, and investment earnings on amounts in these accounts.

         Offered certificates will be issued in $1,000 denominations and will be available only in book-entry form through DTC. As described in the attached prospectus, as long as the offered certificates are held in book-entry form, you will only be able to transfer your offered certificates through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each DISTRIBUTION DATE to offered certificateholders in whose names certificates are registered on the RECORD DATE, to the extent of available funds.

         The trust has also issued the EXCHANGEABLE TRANSFEROR CERTIFICATE. PRC initially will own the EXCHANGEABLE TRANSFEROR CERTIFICATE. PRC may transfer the EXCHANGEABLE TRANSFEROR CERTIFICATE in whole or in part under the limitations and conditions described in the POOLING AND SERVICING AGREEMENT. See "Description of the Certificates--The Exchangeable Transferor Certificate" in the attached prospectus.

INTEREST PAYMENTS

         If you purchase Class A or Class B certificates you will receive from available funds a payment of CLASS A MONTHLY INTEREST or CLASS B MONTHLY INTEREST, plus CARRYOVER CLASS A INTEREST or CARRYOVER CLASS B INTEREST on the 15th day of each month that the offered certificates are outstanding. If that date is not a business day you will be paid on the next business day.

         On each DISTRIBUTION DATE, you will receive an interest payment based on the interest rate for your Class A or Class B certificates, and the outstanding balance of your Class A or Class B certificates, as follows:

         Interest on the Class A certificates or Class B certificates for each DISTRIBUTION DATE will be paid to you by multiplying:

         o the CLASS A CERTIFICATE RATE which is ___% per annum or the CLASS B CERTIFICATE RATE which is __% per annum, by

         o the outstanding principal balance of the Class A or Class B certificates, as applicable, as of the last day of the preceding MONTHLY PERIOD, by

         o     a fraction equal to 30 divided by 360.

         If you do not receive your interest in full on any DISTRIBUTION DATE, you will be paid the shortfall on the next succeeding DISTRIBUTION DATE together with interest on the shortfall amount if there are funds available to make that payment.

         Interest payments will be funded from:

         o FINANCE CHARGE RECEIVABLES allocated to your series for the related MONTHLY PERIOD, and

         o to the extent FINANCE CHARGE RECEIVABLES allocated to your series are insufficient to pay the interest, from:

               - EXCESS FINANCE CHARGE COLLECTIONS allocated to your series,

               - TRANSFEROR FINANCE CHARGE COLLECTIONS allocated to your series, and

               -    REALLOCATED PRINCIPAL COLLECTIONS.

PRINCIPAL PAYMENTS

         Principal payments on the offered certificates will be funded from:

         o collections of PRINCIPAL RECEIVABLES allocated to your series, plus

         o     SHARED PRINCIPAL COLLECTIONS allocated to your series.

         If there is a shortfall in the amount of collections of FINANCE CHARGE RECEIVABLES available to pay the CLASS A REQUIRED AMOUNT, collections of PRINCIPAL RECEIVABLES allocated to the Class C certificates and, if necessary, the Class B certificates will be reallocated to pay the shortfall amount. If there is a shortfall in the amount of collections of FINANCE CHARGE RECEIVABLES available to pay the CLASS B REQUIRED AMOUNT, collections of PRINCIPAL RECEIVABLES allocated to the Class C certificates will be reallocated to pay the shortfall amount. These REALLOCATED CLASS B PRINCIPAL COLLECTIONS or REALLOCATED CLASS C PRINCIPAL COLLECTIONS will not be available to make principal payments to the Class A certificates or Class B certificates, unless they are applied to cover INVESTOR DEFAULT AMOUNTS, INVESTOR CHARGE-OFFS or unpaid ADJUSTMENT PAYMENTS. Collections of PRINCIPAL RECEIVABLES allocated to your series but not needed to make payments to your series may be reallocated to other series.

         Revolving Period. During the REVOLVING PERIOD no principal payments will be made to Class A or Class B certificateholders. The REVOLVING PERIOD begins on the CLOSING DATE and ends on the day before the ACCUMULATION PERIOD or EARLY AMORTIZATION PERIOD begins. On each
DISTRIBUTION DATE during the REVOLVING PERIOD, collections of PRINCIPAL RECEIVABLES allocated to your series will be:

         o treated as REALLOCATED CLASS C PRINCIPAL COLLECTIONS used to pay the CLASS A REQUIRED AMOUNT and the CLASS B REQUIRED AMOUNT,

         o treated as REALLOCATED CLASS B PRINCIPAL COLLECTIONS used to pay the CLASS A REQUIRED AMOUNT,

         o treated as SHARED PRINCIPAL COLLECTIONS used to pay principal to other series, or

         o     paid to PRC.

         Accumulation Period. During the ACCUMULATION PERIOD, collections of PRINCIPAL RECEIVABLES will be deposited in the PRINCIPAL FUNDING ACCOUNT on each business day in an amount equal to the lesser of:

         o the FIXED/FLOATING ALLOCATION PERCENTAGE of PRINCIPAL COLLECTIONS, but not more than the NET PRINCIPAL
               COLLECTIONS, plus SHARED PRINCIPAL COLLECTIONS and other amounts allocated to the Class A certificates, and

         o the amount by which the CONTROLLED DEPOSIT AMOUNT for the related DISTRIBUTION DATE exceeds the amount deposited in the PRINCIPAL FUNDING ACCOUNT in the current month.

         On the CLASS A EXPECTED FINAL PAYMENT DATE, the trustee will pay to Class A certificateholders the amount on deposit in the PRINCIPAL FUNDING ACCOUNT. If a PAY OUT EVENT occurs during the ACCUMULATION PERIOD, the amount on deposit in the PRINCIPAL FUNDING ACCOUNT will be paid to Class A certificateholders on the first SPECIAL PAYMENT DATE.

         On each business day after the amount deposited in the PRINCIPAL FUNDING ACCOUNT is equal to the CLASS A INVESTED AMOUNT, the FIXED/FLOATING ALLOCATION PERCENTAGE of PRINCIPAL COLLECTIONS, but not more than the NET PRINCIPAL COLLECTIONS, plus SHARED PRINCIPAL COLLECTIONS and other principal amounts allocable to the Class B certificates will be deposited into the PRINCIPAL ACCOUNT for distribution to the Class B certificateholders on the CLASS B EXPECTED FINAL PAYMENT DATE.

         During the ACCUMULATION PERIOD until the final principal payment to Class A or Class B certificateholders, the portion of principal collections not allocated to the INVESTED AMOUNT will generally be treated as SHARED PRINCIPAL COLLECTIONS or, under specified circumstances, deposited in the EXCESS FUNDING ACCOUNT.

         Early Amortization Period. On each SPECIAL PAYMENT DATE during the EARLY AMORTIZATION PERIOD:

         o the Class A certificateholders will be entitled to receive collections for the related MONTHLY PERIOD until the earlier of:

               - the date the CLASS A INVESTED AMOUNT has been paid in full,

               -    the SERIES 2000-__ TERMINATION DATE,

         o after payment in full of the CLASS A INVESTED AMOUNT, Class B certificateholders will be entitled to receive collections for the related MONTHLY PERIOD until the earlier of:

               - the date the CLASS B INVESTED AMOUNT has been paid in full, and

               -    the SERIES 2000-__ TERMINATION DATE, and

         o after payment in full of the CLASS B INVESTED AMOUNT, Class C certificateholders will be entitled to receive collections for the related MONTHLY PERIOD until the earlier of:

               - the date the CLASS C INVESTED AMOUNT has been paid in full, and

               -    the SERIES 2000-__ TERMINATION DATE.

The portion of PRINCIPAL COLLECTIONS for any MONTHLY PERIOD allocated to the CLASS A INVESTED AMOUNT will be first used to cover required deposits into the PRINCIPAL FUNDING ACCOUNT for the benefit of Class A certificateholders, or required payments of principal to the Class A certificateholders, during the ACCUMULATION PERIOD or EARLY AMORTIZATION PERIOD. On and after the CLASS B PRINCIPAL PAYMENT COMMENCEMENT DATE, the portion of PRINCIPAL COLLECTIONS for any MONTHLY PERIOD allocated to the CLASS B INVESTED AMOUNT will be used to cover required deposits into the PRINCIPAL ACCOUNT for the benefit of Class B certificateholders. On and after the CLASS C PRINCIPAL PAYMENT COMMENCEMENT DATE, the portion of PRINCIPAL COLLECTIONS for any MONTHLY PERIOD allocated to the CLASS C INVESTED AMOUNT will be used to cover deposits into the PRINCIPAL ACCOUNT for the benefit of Class C certificateholders. The balance of remaining PRINCIPAL COLLECTIONS for any of these MONTHLY PERIODS will be treated as SHARED PRINCIPAL COLLECTIONS and will be available to make payments to certificateholders of other series or to PRC.

POSTPONEMENT OF ACCUMULATION PERIOD

         The ACCUMULATION PERIOD is scheduled to last ____ months. However, the servicer may elect to extend the REVOLVING PERIOD and postpone the start of the ACCUMULATION PERIOD. The servicer may make this election only if the number of months needed to fund the PRINCIPAL FUNDING ACCOUNT to pay the Class A certificates is less than _____. On the second business day before each DISTRIBUTION DATE beginning in _________, ____ until the ACCUMULATION
PERIOD begins, the servicer will determine the length of the ACCUMULATION PERIOD needed to fund the PRINCIPAL FUNDING ACCOUNT to allow the CLASS A INVESTED AMOUNT to be paid in full on the CLASS A EXPECTED FINAL PAYMENT
DATE. In making this determination, the servicer is required to assume that:

         o the principal payment rate will be no greater than the lowest monthly payment rate for the previous 12 months,

         o     no additional series will be issued,

         o the total amount of PRINCIPAL RECEIVABLES will remain the same throughout the ACCUMULATION PERIOD, and

         o     no PAY OUT EVENT will occur for any series.

         If the number of months determined to be required to fund the PRINCIPAL FUNDING ACCOUNT is less than ____ months, the servicer may elect to postpone the start of the ACCUMULATION PERIOD so that the number of months included in the ACCUMULATION PERIOD will be equal to or exceed the length of the required ACCUMULATION PERIOD as determined by the servicer. After making an election to postpone the start of the ACCUMULATION PERIOD but before the ACCUMULATION PERIOD begins, the servicer may elect to further postpone the start of the ACCUMULATION PERIOD or be required to extend the ACCUMULATION PERIOD in accordance with the requirements described above.
The length of the ACCUMULATION PERIOD will not be less than one month.

SUBORDINATION

         The Class B certificates will be subordinated to the Class A certificates. Principal payments on the Class B certificates will not begin until the Class A certificates are paid in full. If there are insufficient funds on any DISTRIBUTION DATE to pay the CLASS A REQUIRED AMOUNT and REALLOCATED CLASS C PRINCIPAL COLLECTIONS are insufficient to cover the CLASS A REQUIRED AMOUNT, principal payments allocable to Class B certificateholders will be reallocated to cover amounts due on the Class A certificates and the CLASS B INVESTED AMOUNT will be reduced. If these REALLOCATED CLASS B PRINCIPAL COLLECTIONS are not sufficient to fund the remaining CLASS A REQUIRED AMOUNT and the CLASS C INVESTED AMOUNT has been reduced to zero, then the CLASS B INVESTED AMOUNT will be reallocated to the Class A certificates as needed to absorb reductions in the INVESTED AMOUNT of your series due to DEFAULT AMOUNTS. The Class B Invested Amount may be reimbursed from subsequent collections of Finance Charge Receivables.

         The Class C certificates will be subordinated to the Class A certificates and the Class B certificates. At the closing, the Class C certificates will not have a stated interest rate and will not be entitled to payments of interest. Principal payments on the Class C certificates will not begin until the Class A certificates and the Class B certificates have been paid in full.

         If there are insufficient funds on any DISTRIBUTION DATE to pay the CLASS A REQUIRED AMOUNT or the CLASS B REQUIRED AMOUNT, principal payments allocable to the Class C certificateholders will be reallocated to cover amounts due on the Class A certificates and the Class B certificates and the CLASS C INVESTED AMOUNT will be reduced. If these REALLOCATED CLASS C PRINCIPAL COLLECTIONS are not sufficient to fund the CLASS A REQUIRED AMOUNT and the CLASS B REQUIRED AMOUNT, then the CLASS C INVESTED AMOUNT will be reallocated to the Class A certificates or the Class B certificates as needed to absorb reductions in the INVESTED AMOUNT of your series due to DEFAULT AMOUNTS. The CLASS C INVESTED AMOUNT may be reimbursed from subsequent collections of FINANCE CHARGE RECEIVABLES.

         To the extent that the CLASS C INVESTED AMOUNT or the CLASS B INVESTED AMOUNT is reduced, the amount of FINANCE CHARGE COLLECTIONS allocated to the offered certificates in subsequent months will be reduced. If the amount of any reduction of the CLASS B INVESTED AMOUNT is not reimbursed, the amount of principal distributable to the Class B certificateholders will be reduced.

TRANSFER OF THE CLASS C CERTIFICATES

         PRC will initially retain the Class C certificates. PRC may sell all or a portion of the Class C certificates. If PRC does sell the Class C certificates, PRC will enter into an agreement with the trustee that will specify the interest rate for the Class C certificates as well as other relevant provisions of those certificates. PRC may only sell Class C certificates if:

        o PRC notifies the trustee, the servicer and the rating agencies of the proposed transfer of the Class C certificates,

        o the rating agencies advise the trustee that the transfer will not have a RATINGS EFFECT,

        o         no PAY OUT EVENT occurs before the transfer,

        o PRC delivers an officer's certificate to the trustee stating that the transferor believes that the transfer will not cause a PAY OUT EVENT to occur, and

        o the transferor delivers a tax opinion to the trustee regarding the transfer.

ALLOCATION PERCENTAGES

         For each MONTHLY PERIOD, the servicer will allocate collections of FINANCE CHARGE RECEIVABLES, PRINCIPAL RECEIVABLES and all DEFAULT AMOUNTS among:

        o the Class A certificateholders, the Class B certificateholders and the Class C certificateholders for your series,

        o the interests of certificateholders for all other series issued and outstanding, and

        o         the TRANSFEROR INTEREST.

         The trustee will use the FLOATING ALLOCATION PERCENTAGE to allocate to your series DEFAULT AMOUNTS at all times, PRINCIPAL COLLECTIONS during the REVOLVING PERIOD and FINANCE CHARGE COLLECTIONS before a PAY OUT EVENT occurs. The trustee will use the FIXED/FLOATING ALLOCATION PERCENTAGE to allocate to your series PRINCIPAL COLLECTIONS during the ACCUMULATION PERIOD or EARLY AMORTIZATION PERIOD and FINANCE CHARGE COLLECTIONS after a PAY OUT EVENT occurs.

         The FLOATING ALLOCATION PERCENTAGE as determined on any business day is generally a proportionate share equal to a fraction:

        o whose numerator is the sum of the CLASS A ADJUSTED INVESTED AMOUNT, CLASS B INVESTED AMOUNT and the CLASS C INVESTED AMOUNT at the end of the preceding business day, and

        o whose denominator is the total amount of PRINCIPAL RECEIVABLES and amounts on deposit in the EXCESS FUNDING ACCOUNT at the end of the preceding business day.

         The FIXED/FLOATING ALLOCATION PERCENTAGE with respect to PRINCIPAL COLLECTIONS as determined at any time after the AMORTIZATION PERIOD COMMENCEMENT DATE is generally equal to a fraction:

        o whose numerator is the INVESTED AMOUNT at the end of the REVOLVING PERIOD, and

        o whose denominator is the greater of the sum of the amount of PRINCIPAL RECEIVABLES and the amount on deposit in the EXCESS FUNDING ACCOUNT at the end of the preceding business day and the sum of the numerators used to calculate the allocation percentages with respect to PRINCIPAL COLLECTIONS for all classes of series outstanding on that business day.

         The numerator of this fraction can be reduced if the certificates are paired with another series of certificates and a pay out event occurs with respect to the paired series, in which case the numerator will be equal to the INVESTED AMOUNT of this series on the business day before the pay out event occurred.

         The FIXED/FLOATING ALLOCATION PERCENTAGE with respect to FINANCE CHARGE COLLECTIONS as determined at any time after a PAY OUT EVENT occurs is generally equal to a fraction:

        o whose numerator is the INVESTED AMOUNT at the end of the business day preceding the occurrence of a PAY OUT EVENT, and

        o whose denominator is the greater of the sum of the amount of PRINCIPAL RECEIVABLES and the amount on deposit in the EXCESS FUNDING ACCOUNT at the end of the preceding business day and the sum of the numerators used to calculate the allocation percentages with respect to FINANCE CHARGE COLLECTIONS for all series then outstanding on that business day.

APPLICATION OF COLLECTIONS

         Payment of Interest, Fees and Other Items. On each business day during a MONTHLY PERIOD, the servicer will apply AVAILABLE SERIES FINANCE CHARGE COLLECTIONS for the related MONTHLY PERIOD in the following order:

        o an amount equal to CLASS A MONTHLY INTEREST and CARRYOVER CLASS A INTEREST will be deposited into the INTEREST FUNDING ACCOUNT for payment on the related DISTRIBUTION DATE,

        o an amount equal to CLASS B MONTHLY INTEREST and CARRYOVER CLASS B INTEREST accrued on the CLASS B INVESTED AMOUNT will be deposited into the INTEREST FUNDING ACCOUNT for payment on the related DISTRIBUTION DATE,

        o         the MONTHLY SERVICING FEE will be paid to the servicer,

        o an amount equal to the total INVESTOR DEFAULT AMOUNT for that DISTRIBUTION DATE will be:

                  - treated as SHARED PRINCIPAL COLLECTIONS during the REVOLVING PERIOD, and

                  - during the ACCUMULATION PERIOD, on and before the date the CLASS A INVESTED AMOUNT is paid in full or available in the PRINCIPAL FUNDING ACCOUNT, deposited in the PRINCIPAL FUNDING ACCOUNT and afterwards or during the EARLY AMORTIZATION PERIOD will be deposited in the PRINCIPAL ACCOUNT for payment to Class A certificateholders or Class B certificateholders,

         o an amount equal to the unreimbursed CLASS A INVESTOR CHARGE-OFFS, if any, will be applied to reimburse CLASS A INVESTOR CHARGE-OFFS, and this amount will be:

                  - treated as SHARED PRINCIPAL COLLECTIONS during the REVOLVING PERIOD, and

                  - during the ACCUMULATION PERIOD, on and before the date an amount equal to the CLASS A INVESTED AMOUNT is paid in full or deposited in the PRINCIPAL FUNDING ACCOUNT, deposited in the PRINCIPAL FUNDING ACCOUNT and afterwards or during the EARLY AMORTIZATION PERIOD will be deposited in the PRINCIPAL ACCOUNT for payment to Class A certificateholders,

         o an amount equal to the CLASS B MONTHLY INTEREST and CARRYOVER CLASS B INTEREST accrued on the outstanding principal amount of the Class B certificates, to the extent not deposited into the INTEREST FUNDING ACCOUNT above, will be deposited into the INTEREST FUNDING ACCOUNT for payment on the related DISTRIBUTION DATE,

         o an amount equal to the unreimbursed reduction in the CLASS B INVESTED AMOUNT because of CLASS B INVESTOR CHARGE-OFFS and REALLOCATED CLASS B PRINCIPAL
                  COLLECTIONS, if any, will be:

                  - treated as SHARED PRINCIPAL COLLECTIONS during the REVOLVING PERIOD, and

                  - during the ACCUMULATION PERIOD, on and before the date an amount equal to the CLASS A INVESTED AMOUNT is paid in full or deposited in the PRINCIPAL FUNDING ACCOUNT, deposited in the PRINCIPAL FUNDING ACCOUNT and afterwards or during the EARLY AMORTIZATION PERIOD will be deposited in the PRINCIPAL ACCOUNT for payment to Class A certificateholders or Class B certificateholders,

         o        an amount equal to Class C Interest, if any.

         o an amount equal to the unreimbursed reduction in the CLASS C INVESTED AMOUNT because of CLASS C INVESTOR CHARGE-OFFS and REALLOCATED CLASS C PRINCIPAL
                  COLLECTIONS, if any, will be:

                  - treated as SHARED PRINCIPAL COLLECTIONS during the REVOLVING PERIOD, and

                  - during the ACCUMULATION PERIOD, on and before the date an amount equal to the CLASS A INVESTED AMOUNT is paid in full or deposited in the PRINCIPAL FUNDING ACCOUNT, deposited in the PRINCIPAL FUNDING ACCOUNT and afterwards or during the EARLY AMORTIZATION PERIOD deposited in the PRINCIPAL ACCOUNT for payment to Class A certificateholders, Class B certificateholders and Class C certificateholders, and

         o the balance, if any, will constitute EXCESS FINANCE CHARGE COLLECTIONS that will be made available to certificateholders of other series to the extent of shortfalls in amounts payable from FINANCE CHARGE COLLECTIONS or paid to PRC, provided that during the EARLY AMORTIZATION PERIOD these amounts will be retained in the INTEREST FUNDING ACCOUNT until the last business day of the month.

         The following diagram provides you with an outline of the allocation of collections of FINANCE CHARGE RECEIVABLES. This diagram is a simplified demonstration of the allocation and payment provisions contained in this prospectus supplement and the attached prospectus.

ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

[GRAPHIC OMITTED]


         Excess Finance Charge Collections. On each business day, EXCESS FINANCE CHARGE COLLECTIONS allocated to Series 2000-__ will be applied to cover shortfalls in amounts to be paid or deposited as described above in "--Payment of Interest, Fees and Other Items."

         EXCESS FINANCE CHARGE COLLECTIONS from Series 2000-__ will be applied in the following order:

        o to pay certificateholders of other series to the extent of any shortfalls,

        o to pay any unpaid reasonable costs and expenses of a successor servicer, if any, and

        o paid to PRC on any business day, or if a PAY OUT EVENT has occurred, only on the last business day of a MONTHLY PERIOD.

         Transferor Finance Charge Collections. On each business day, the trustee will apply TRANSFEROR FINANCE CHARGE COLLECTIONS allocated to your series to cover the amount of the excess of:

        o the amount that would be earned by funds on deposit in the PRINCIPAL FUNDING ACCOUNT and the EXCESS FUNDING ACCOUNT if they were invested at the BASE RATE over

        o the actual amount of investment earnings on funds on deposit in the PRINCIPAL FUNDING ACCOUNT and the EXCESS FUNDING ACCOUNT.

         Payment of Principal. On each DISTRIBUTION DATE during the REVOLVING PERIOD, the product of:

        o         the FLOATING ALLOCATION PERCENTAGE, and

        o collections of PRINCIPAL RECEIVABLES for that DISTRIBUTION DATE,

will be treated as SHARED PRINCIPAL COLLECTIONS.

         On each business day during the ACCUMULATION PERIOD, collections of PRINCIPAL RECEIVABLES allocated to Class A certificateholders equal to the NET PRINCIPAL COLLECTIONS, amounts on deposit in the EXCESS FUNDING ACCOUNT allocated to the certificates, SHARED PRINCIPAL COLLECTIONS allocated to the certificates and other amounts, but not more than the CONTROLLED DEPOSIT AMOUNT, will be deposited in the PRINCIPAL FUNDING ACCOUNT for payment to Class A certificateholders on the CLASS A EXPECTED FINAL PAYMENT DATE.

         On each business day after the CLASS A INVESTED AMOUNT is paid in full, the NET PRINCIPAL COLLECTIONS, amounts on deposit in the EXCESS FUNDING ACCOUNT allocated to the certificates, SHARED PRINCIPAL COLLECTIONS allocated to the certificates and other amounts will be deposited into the PRINCIPAL ACCOUNT for distribution to Class B certificateholders on the CLASS B EXPECTED FINAL PAYMENT DATE.

         On each SPECIAL PAYMENT DATE after the CLASS A EXPECTED FINAL PAYMENT DATE and, if earlier, after a PAY OUT EVENT occurs, the trustee will apply the amount on deposit in the [PRINCIPAL] ACCOUNT and available for payment of principal in the following order:

        o an amount equal to the CLASS A INVESTED AMOUNT to Class A certificateholders,

        o after the CLASS A INVESTED AMOUNT has been paid in full, an amount equal to CLASS B PRINCIPAL to Class B certificateholders,

        o after the CLASS B INVESTED AMOUNT has been paid in full, an amount equal to CLASS C PRINCIPAL to Class C certificateholders, and

        o an amount equal to the excess, if any, will be treated as SHARED PRINCIPAL COLLECTIONS.

         Any funds on deposit in the EXCESS FUNDING ACCOUNT at the beginning of the ACCUMULATION PERIOD will be deposited in the PRINCIPAL FUNDING ACCOUNT to the extent necessary to meet the CONTROLLED DEPOSIT AMOUNT for the benefit of the Class A certificates.

         You will receive the final payment of principal and interest on the Class A certificates and the Class B certificates no later than _______. After _______ the trust will have no further obligation to pay principal or interest on the Class A certificates or Class B certificates.

         The following diagram provides you with an outline of the allocation of collections of PRINCIPAL RECEIVABLES. This diagram is a simplified demonstration of the allocation and payment provisions contained in this prospectus supplement and the attached prospectus.


ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

[GRAPHIC OMITTED]


REALLOCATION OF CASH FLOWS

         For each DISTRIBUTION DATE, the servicer will calculate the CLASS A REQUIRED AMOUNT, which is generally equal to the excess, if any, of (1) CLASS A MONTHLY INTEREST, CARRYOVER CLASS A INTEREST, the Class A portion of the MONTHLY SERVICING FEE and the Class A portion of the INVESTOR DEFAULT AMOUNT over (2) the AVAILABLE SERIES FINANCE CHARGE COLLECTIONS plus any available TRANSFEROR FINANCE CHARGE COLLECTIONS, plus EXCESS FINANCE CHARGE COLLECTIONS from other series allocated to the amounts described above.

         For each DISTRIBUTION DATE, the servicer will also calculate the CLASS B REQUIRED AMOUNT, which is generally equal to the excess, if any, of
(1) CLASS B MONTHLY INTEREST, CARRYOVER CLASS B INTEREST, determined based on the outstanding principal amount of the Class B certificates, the Class B portion of the MONTHLY SERVICING FEE and the Class B portion of the INVESTOR DEFAULT AMOUNT over (2) the AVAILABLE SERIES FINANCE CHARGE COLLECTIONS, plus any available TRANSFEROR FINANCE CHARGE COLLECTIONS plus EXCESS FINANCE CHARGE COLLECTIONS from other series applied to the amounts described above.

         The CLASS A REQUIRED AMOUNT and the CLASS B REQUIRED AMOUNT will be paid from REALLOCATED CLASS C PRINCIPAL COLLECTIONS. If REALLOCATED CLASS C PRINCIPAL COLLECTIONS are not sufficient to fund the CLASS A REQUIRED AMOUNT and the CLASS B REQUIRED AMOUNT, then the CLASS C INVESTED AMOUNT will be reduced to the extent of the INVESTOR DEFAULT AMOUNT but not below zero. The remaining CLASS A REQUIRED AMOUNT will be paid from REALLOCATED CLASS B PRINCIPAL COLLECTIONS. If REALLOCATED CLASS B PRINCIPAL COLLECTIONS are not sufficient to fund the remaining CLASS A REQUIRED AMOUNT then the CLASS B INVESTED AMOUNT will be reduced to the extent of the remaining INVESTOR DEFAULT AMOUNT but not below zero. If the CLASS B INVESTED AMOUNT and the CLASS C INVESTED AMOUNT have both been reduced to zero, the CLASS A INVESTED AMOUNT will be reduced to the extent of the remaining INVESTOR DEFAULT AMOUNT, but not below zero.

         Any reduction in the CLASS B INVESTED AMOUNT or CLASS C INVESTED AMOUNT will have the effect of slowing or reducing the return of principal and interest to Class A certificateholders. If the CLASS C INVESTED AMOUNT and the CLASS B INVESTED AMOUNT have been reduced to zero, Class A certificateholders will bear the credit and other risks associated with their interests in the trust.

         Reductions of the CLASS A INVESTED AMOUNT, the CLASS B INVESTED AMOUNT and the CLASS C INVESTED AMOUNT described in the four preceding paragraphs will be reimbursed, and the CLASS A INVESTED AMOUNT, the CLASS B INVESTED AMOUNT and the CLASS C INVESTED AMOUNT increased, on later DISTRIBUTION DATES to the extent of:

        o         AVAILABLE SERIES FINANCE CHARGE COLLECTIONS,

        o TRANSFEROR FINANCE CHARGE COLLECTIONS available for that purpose on each DISTRIBUTION DATE, and

        o         EXCESS FINANCE CHARGE COLLECTIONS from other series.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

         Collections of FINANCE CHARGE RECEIVABLES--and other amounts treated like collections of FINANCE CHARGE RECEIVABLES--in excess of the amount required to make payments or deposits for the certificates of your series will be made available to other series whose allocation of collections of FINANCE CHARGE RECEIVABLES is not sufficient to make their required payments or deposits. We call these amounts EXCESS FINANCE CHARGE COLLECTIONS. If the certificates of your series require more collections of FINANCE CHARGE RECEIVABLES than allocated to your series, you will have access to collections of FINANCE CHARGE RECEIVABLES--and other amounts treated like finance charge collections--from other series. Each series that has a shortfall will receive a share of the total amount of EXCESS FINANCE CHARGE COLLECTIONS available for that month based on the amount of the shortfall for that series divided by the total shortfall for all series for that same month. EXCESS FINANCE CHARGE COLLECTIONS remaining after payment of all shortfalls for other series will be paid to PRC.

SHARED PRINCIPAL COLLECTIONS

         Collections of PRINCIPAL RECEIVABLES allocated to the Series 2000-__ certificateholders' interest in excess of:

        o during the REVOLVING PERIOD, the amount of REALLOCATED PRINCIPAL COLLECTIONS,

        o during the ACCUMULATION PERIOD before the CLASS A EXPECTED FINAL PAYMENT DATE, the CONTROLLED DEPOSIT AMOUNT and the amount of REALLOCATED PRINCIPAL
                  COLLECTIONS, and

        o during the ACCUMULATION PERIOD after the CLASS A EXPECTED FINAL PAYMENT DATE and during the EARLY AMORTIZATION PERIOD, the INVESTED AMOUNT of the certificates,

will be made available to other series whose allocation of principal collections is not sufficient to make payments or deposits required to be made from principal collections allocated to those series. We call these collections SHARED PRINCIPAL COLLECTIONS. If your certificates require more principal collections than allocated to your series based on the FIXED/FLOATING ALLOCATION PERCENTAGE, you will share in the excess available from other outstanding series. Each outstanding series that has a shortfall will receive a share of the total amount of SHARED PRINCIPAL COLLECTIONS available for that month based on the amount of the shortfall for that series divided by the total shortfall for all outstanding series for that same month.

         If SHARED PRINCIPAL COLLECTIONS exceed shortfalls for all series, the trustee will deposit the remaining amount into the EXCESS FUNDING ACCOUNT and distribute the remaining amount to PRC to the extent that the TRANSFEROR INTEREST exceeds the MINIMUM TRANSFEROR INTEREST.

         SHARED PRINCIPAL COLLECTIONS cover PRINCIPAL SHORTFALLS of the Series 2000-__ certificates by using collections of PRINCIPAL RECEIVABLES that would have been paid to PRC and, in specified circumstances, may allow the length of the ACCUMULATION PERIOD to be shortened. This type of reallocation of collections of PRINCIPAL RECEIVABLES will not result in a reduction in the INVESTED AMOUNT of the series to which the collections were initially allocated. There can be no assurance that there will be any SHARED PRINCIPAL COLLECTIONS for any MONTHLY PERIOD.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

         The INVESTOR DEFAULT AMOUNT represents the investor's share of receivables charged-off as uncollectible. On each business day, the servicer will calculate the INVESTOR DEFAULT AMOUNT for your series by multiplying:

        o the FLOATING ALLOCATION PERCENTAGE for that business day, by

        o the DEFAULT AMOUNT for all DEFAULTED ACCOUNTS on that business day.

The INVESTOR DEFAULT AMOUNT will be paid from:

        o         AVAILABLE SERIES FINANCE CHARGE COLLECTIONS,

        o         TRANSFEROR FINANCE CHARGE COLLECTIONS allocated to Series
                  2000-__,

        o EXCESS FINANCE CHARGE COLLECTIONS from other series allocated to Series 2000-__, and

        o         REALLOCATED PRINCIPAL COLLECTIONS.

If on any DISTRIBUTION DATE, the REQUIRED AMOUNT exceeds the sum of:

        o         TRANSFEROR FINANCE CHARGE COLLECTIONS allocable to Series
                  2000-__,

        o EXCESS FINANCE CHARGE COLLECTIONS from other series allocable to Series 2000-__, and

        o         REALLOCATED PRINCIPAL COLLECTIONS,

then the CLASS C INVESTED AMOUNT will be reduced by the amount of that excess but not more than the INVESTOR DEFAULT AMOUNT. This type of reduction is called a CLASS C INVESTOR CHARGE-OFF. If this reduction causes the CLASS C INVESTED AMOUNT to be a negative number, then:

        o         the CLASS C INVESTED AMOUNT will be reduced to zero, and

         o the CLASS B INVESTED AMOUNT will be reduced by the amount by which the CLASS C INVESTED AMOUNT would have been reduced below zero,

but not more than the INVESTOR DEFAULT AMOUNT less the amount of the reduction of the CLASS C INVESTED AMOUNT. This type of reduction is called a CLASS B INVESTOR CHARGE-OFF.

If this reduction causes the CLASS B INVESTED AMOUNT to be a negative number, then:

        o         the CLASS B INVESTED AMOUNT will be reduced to zero, and

        o the CLASS A INVESTED AMOUNT will be reduced by the amount by which the CLASS B INVESTED AMOUNT would have been reduced below zero,

but not more than the INVESTOR DEFAULT AMOUNT less the amount of the reduction of the CLASS B INVESTED AMOUNT and the CLASS C INVESTED AMOUNT. This type of reduction is called a CLASS A INVESTOR CHARGE-OFF.

PRINCIPAL FUNDING ACCOUNT

         Under the SERIES 2000-__ SUPPLEMENT, the trustee will establish and maintain a PRINCIPAL FUNDING ACCOUNT in which it will collect principal for payment to Class A certificateholders during the ACCUMULATION PERIOD.

         Amounts collected in the PRINCIPAL FUNDING ACCOUNT will be used to pay principal to Class A certificateholders on the earlier of:

        o         the CLASS A EXPECTED FINAL PAYMENT DATE, and

        o if a PAY OUT EVENT occurs during the ACCUMULATION PERIOD, the first SPECIAL PAYMENT DATE.

         Amounts on deposit in the PRINCIPAL FUNDING ACCOUNT will be invested until the following DISTRIBUTION DATE by the trustee in CASH EQUIVALENTS. The proceeds from these investments will be deposited in the COLLECTION ACCOUNT on each DISTRIBUTION DATE and applied as AVAILABLE SERIES FINANCE CHARGE COLLECTIONS.


WITHDRAWALS FROM THE COLLECTION ACCOUNT


         The servicer will withdraw the following amounts from the COLLECTION ACCOUNT for application on each business day:

        o an amount equal to the TRANSFEROR PERCENTAGE of the amount of PRINCIPAL COLLECTIONS will be paid to PRC as holder of the EXCHANGEABLE TRANSFEROR CERTIFICATE to the extent those funds are not allocated to any series;

        o an amount equal to the TRANSFEROR PERCENTAGE of the amount of FINANCE CHARGE COLLECTIONS will be paid to PRC as holder of the EXCHANGEABLE TRANSFEROR CERTIFICATE to the extent those funds are not allocated to any series;

        o         an amount equal to:

                  - the FLOATING ALLOCATION PERCENTAGE of the amount of FINANCE CHARGE COLLECTIONS,

                  -        TRANSFEROR FINANCE CHARGE COLLECTIONS,

                  - investment earnings on amounts on deposit in the PRINCIPAL FUNDING ACCOUNT to the extent on deposit in the COLLECTION ACCOUNT on that business day, and

                  - EXCESS FINANCE CHARGE COLLECTIONS from other series allocable to Series 2000-_, and,

                  - if a DISCOUNT TRIGGER EVENT has occurred, discounted PRINCIPAL COLLECTIONS allocable to Series 2000-_,

                  will be allocated and paid as described above in "--Application of Collections--Payment of Interest, Fees and Other Items;"

        o         during the REVOLVING PERIOD, an amount equal to:

                  - the FLOATING ALLOCATION PERCENTAGE of PRINCIPAL COLLECTIONS, less the resulting amount which may be applied as REALLOCATED CLASS B PRINCIPAL COLLECTIONS or REALLOCATED CLASS C PRINCIPAL COLLECTIONS,

                  will be applied as SHARED PRINCIPAL COLLECTIONS; provided, that during the continuance of a DISCOUNT TRIGGER EVENT, discounted PRINCIPAL COLLECTIONS are subject to reallocation as FINANCE CHARGE COLLECTIONS;

        o         during the ACCUMULATION PERIOD, an amount equal to:

                  - the FIXED/FLOATING ALLOCATION PERCENTAGE of PRINCIPAL COLLECTIONS, less the resulting amount applied as REALLOCATED PRINCIPAL COLLECTIONS,

                  - any amount on deposit in the EXCESS FUNDING ACCOUNT allocated to certificateholders,

                  - any amounts to be paid in respect of the INVESTOR DEFAULT AMOUNT, CLASS A INVESTOR CHARGE-OFFS, CLASS B INVESTOR CHARGE-OFFS and CLASS C INVESTOR CHARGE-OFFS, and

                  - any amount of SHARED PRINCIPAL COLLECTIONS on that business day,

                  will be deposited in the PRINCIPAL FUNDING ACCOUNT; provided, that during the continuance of a DISCOUNT TRIGGER EVENT, discounted PRINCIPAL COLLECTIONS are subject to reallocation as FINANCE CHARGE COLLECTIONS. On any business day on which the amount on deposit in the PRINCIPAL FUNDING ACCOUNT exceeds the CONTROLLED DISTRIBUTION AMOUNT, the excess will be treated as SHARED PRINCIPAL COLLECTIONS;

         o during any EARLY AMORTIZATION PERIOD or on or after the CLASS B PRINCIPAL PAYMENT COMMENCEMENT DATE, an amount equal to:

                  - the FIXED/FLOATING ALLOCATION PERCENTAGE of PRINCIPAL COLLECTIONS, less the resulting amount which is applied as REALLOCATED PRINCIPAL COLLECTIONS,

                  - any amount on deposit in the EXCESS FUNDING ACCOUNT allocated to certificateholders,

                  - any amounts to be paid in respect of the INVESTOR DEFAULT AMOUNT, CLASS A INVESTOR CHARGE-OFFS, CLASS B INVESTOR CHARGE-OFFS and CLASS C INVESTOR CHARGE-OFFS, and

                  - any amount of SHARED PRINCIPAL COLLECTIONS on that business day, up to the amount of the INVESTED AMOUNT,

                  will be deposited into the PRINCIPAL ACCOUNT; provided, that during the continuance of a DISCOUNT TRIGGER EVENT, discounted PRINCIPAL COLLECTIONS are subject to reallocation as FINANCE CHARGE COLLECTIONS;

         o SHARED PRINCIPAL COLLECTIONS will be allocated to each outstanding series, on a proportional basis, based on the investor allocation percentage for PRINCIPAL RECEIVABLES applicable to any series:

                  - first to be applied to any shortfalls with respect to the controlled distribution amount for each series, and

                  - then to accelerate principal payments with respect to any series which is in its amortization period but not subject to a controlled distribution amount, and

                  - then, at the option of the transferor, to make payments of principal with respect to the variable funding certificates.

                  The servicer will pay any remaining SHARED PRINCIPAL COLLECTIONS on that business day to the holder of the EXCHANGEABLE TRANSFEROR CERTIFICATE; and

         o EXCESS FINANCE CHARGE COLLECTIONS will be allocated as described above in "--Application of Collections--Payment of Interest, Fees and Other Items."

         Any SHARED PRINCIPAL COLLECTIONS and other amounts not paid to the transferor because the TRANSFEROR INTEREST does not exceed the MINIMUM TRANSFEROR INTEREST, will be deposited into and held in the EXCESS FUNDING ACCOUNT, and on the AMORTIZATION PERIOD COMMENCEMENT DATE with respect to any series, those amounts will be deposited in the principal account or principal funding account of that series to the extent specified in the related supplement until the principal funding account of that series has been funded in full or the holders of certificates of that series have been paid in full.

PAIRED SERIES

         The Series 2000-__ certificates may be paired with one or more other series. The paired series either:

        o will be prefunded with an initial deposit in a PRE-FUNDING ACCOUNT up to the initial principal balance of that paired series, or

        o         will have a variable principal amount.

Any PRE-FUNDING ACCOUNT will be for the benefit of the paired series. As principal is deposited in the PRINCIPAL FUNDING ACCOUNT or paid to the Series 2000-__ certificates, either:

         o in the case of a prefunded paired series, an equal amount of funds on deposit in any PRE- FUNDING ACCOUNT for that paired series will be released to PRC, or

         o in the case of a paired series with a variable principal amount, an interest in that paired series up to the amount paid to your series may be sold by the trust.

         The invested amount in the trust of that paired series will increase by an amount up to the principal paid on your series. Upon payment of the Series 2000-__ certificates, assuming no unreimbursed charge-offs for any related paired series, the total invested amount of the related paired series will have been increased by an amount up to the total amount paid to Series 2000-__ certificateholders since the issuance of that paired series.

         If a PAY OUT EVENT occurs with respect to Series 2000-_, if paired, or any related paired series during the ACCUMULATION PERIOD for Series 2000-_, either:

         o the numerators used in the FIXED/FLOATING ALLOCATION PERCENTAGE for Series 2000-_ and the related paired series will be reset to be equal to the respective invested amounts of each series on the last day before the PAY OUT EVENT occurred, or

         o the denominator of the FIXED/FLOATING ALLOCATION PERCENTAGE for Series 2000-_ may be increased upon the occurrence of a PAY OUT EVENT with respect to a paired series, in either case resulting in a possible reduction of the percentage of PRINCIPAL COLLECTIONS allocated to Series 2000-_ if the event allowed the payment of principal at that time to the paired series and required reliance by Series 2000-_ on the sum of the numerators or the denominator of the FIXED/FLOATING ALLOCATION PERCENTAGE.

PAY OUT EVENTS

         The REVOLVING PERIOD shall continue until the earlier of:

        o         the start of the ACCUMULATION PERIOD, or

        o         the occurrence of a PAY OUT EVENT.

The following chart indicates whether each PAY OUT EVENT is an event which automatically triggers an EARLY AMORTIZATION PERIOD or an event which requires the vote of a majority of the certificateholders or the trustee to trigger an EARLY AMORTIZATION PERIOD.


                                                                      REQUIRES A                      AUTOMATICALLY
                                                                    MAJORITY VOTE OF                  CAUSES AN EARLY
                                                                   CERTIFICATEHOLDERS                 AMORTIZATION OF
PAY OUT EVENTS                                                       OR THE TRUSTEE                   SERIES 2000-__
--------------
                                                               --------------------------       ---------------------------
1. The transferor fails to make a payment or deposit when                  X
   required to under the POOLING X AND SERVICING
   AGREEMENT or the SERIES 2000-___ SUPPLEMENT within
   five business days after the required date.

2. The sale, pledge, assignment or transfer by the                         X
   transferor or grant of any lien on any X receivable
   other than as permitted under the POOLING AND
   SERVICING AGREEMENT or the SERIES 2000-__ SUPPLEMENT.

3. The transferor fails to observe or perform any                          X
   covenant or agreement and that failure X has a
   material adverse effect on you and the failure
   continues unremedied for 60 days after written notice
   to the transferor.

4. The transferor makes a representation or warranty in                    X
   the POOLING AND SERVICING AGREEMENT or the SERIES
   2000-___ SUPPLEMENT that was materially incorrect when
   made and that continues to be materially incorrect for
   60 days after written notice to the transferor and as
   a result you are materially and adversely affected,
   unless the transferor accepts reassignment of the
   related receivables.

5. The average of the PORTFOLIO YIELDS for three                                                             X
   consecutive MONTHLY PERIODs is less than X the average
   of the BASE RATE for such three consecutive monthly
   periods.

6. A SERVICER DEFAULT occurs which has a material adverse                  X
   effect on you.

7. Either FDS, FEDERATED DEPARTMENT STORES or the                                                            X
   transferor admits in writing its X inability to pay
   its debts, is subject to a bankruptcy proceeding or
   enters receivership or conservatorship or otherwise
   becomes subject to an insolvency event.

8. The transferor becomes unable to transfer receivables                                                     X
   to the trust in accordance with the POOLING AND
   SERVICING AGREEMENT.

9. The trust becomes subject to regulation as an                                                             X
   "investment company" under the Investment Company Act.

10. The TRANSFEROR INTEREST is less than the MINIMUM                                                         X
   TRANSFEROR INTEREST for fifteen consecutive days.

11. The total amount of PRINCIPAL RECEIVABLES and the                                                        X
   amount on deposit in the EXCESS X FUNDING ACCOUNT is
   less than the MINIMUM AGGREGATE PRINCIPAL RECEIVABLES
   for 15 consecutive days.


SERVICING FEES AND EXPENSES

         The MONTHLY SERVICING FEE allocable to your series shall equal one-twelfth of the product of:

        o         2%, and

        o an amount equal to the sum of the CLASS A ADJUSTED INVESTED AMOUNT, the CLASS B INVESTED AMOUNT and the CLASS C INVESTED AMOUNT at the end of the MONTHLY PERIOD second preceding the related DISTRIBUTION DATE.

         The remainder of the servicing fee not paid by Series 2000-_ will be paid from amounts allocable to the holder of the EXCHANGEABLE TRANSFEROR CERTIFICATE or the certificateholders of other series. The trust, the trustee or the Series 2000-__ certificateholders will not be liable for the share of the servicing fee to be paid from amounts allocable to the holder of the EXCHANGEABLE TRANSFEROR CERTIFICATE, or the certificateholders of any other series.

OPTIONAL TERMINATION

         The Class A certificates and the Class B certificates may be repurchased by the transferor after the INVESTED AMOUNT is less than or equal to 11% of the initial INVESTED AMOUNT. The Class A certificates and the Class B certificates may also be purchased by the transferor on the second DISTRIBUTION DATE following the CLASS A EXPECTED FINAL PAYMENT DATE. The purchase price for the certificates will equal the sum of:

        o         the CLASS A INVESTED AMOUNT, plus

        o accrued and unpaid interest on the unpaid principal amount of the Class A certificates through the day preceding that DISTRIBUTION DATE at the CLASS A
                  CERTIFICATE RATE, and

        o         the CLASS B INVESTED AMOUNT, plus

        o accrued and unpaid interest on the unpaid principal amount of the Class B certificates through the day preceding that DISTRIBUTION DATE at the CLASS B
                  CERTIFICATE RATE, and

        o         the CLASS C INVESTED AMOUNT.

SERIES TERMINATION

         The trustee will solicit bids for the sale of some of the PRINCIPAL RECEIVABLES together with the related FINANCE CHARGE RECEIVABLES if the INVESTED AMOUNT is greater than zero on the SERIES 2000-___ TERMINATION DATE. The amount of receivables to be sold will not be more than 110% of the INVESTED AMOUNT on the SERIES 2000-__ TERMINATION DATE.

         The proceeds of the sale will be applied first to the Class A certificates until paid in full, then to the Class B certificates until paid in full and then to the Class C certificates.

         You will incur a loss if the proceeds of the sale, together with the amount of collections available in the COLLECTION ACCOUNT, are less than the CLASS A ADJUSTED INVESTED AMOUNT plus accrued and unpaid interest on the Class A certificates if you own Class A certificates or that amount plus the Class B Invested Amount plus accrued and unpaid interest on the Class B certificates if you own Class B certificates.


                            GENERAL INFORMATION

         Copies of the POOLING AND SERVICING AGREEMENT, the SERIES 2000-___ SUPPLEMENT, the annual report of independent certified public accountants described in "The Pooling and Servicing Agreement--Evidence as to Compliance" in the attached prospectus, the documents listed under "Where You Can Find More Information" and the reports to certificateholders referred to under "Reports to Certificateholders" and "Description of the Certificates--Reports to Certificateholders" in the attached prospectus may be obtained [from the servicer]. Financial information reflecting PRC is assimilated in the consolidated financial statements of Federated in its Annual Report on Form 10-K for the fiscal year ended January 29, 2000.

         The certificates, the POOLING AND SERVICING AGREEMENT and the SERIES 2000-___ SUPPLEMENT are governed by the laws of the State of New York.


                                UNDERWRITING

         PRC has agreed to sell to the underwriters listed below the amount of Class A certificates and Class B certificates indicated next to each underwriter's name. Each underwriter has agreed to purchase that amount of corresponding Class A certificates or Class B certificates.



                                            PRINCIPAL
                                            AMOUNT OF
                 CLASS A                     CLASS A
               UNDERWRITERS                CERTIFICATES
              --------------              --------------
 ................................      $
 ................................
 ................................
 ................................          --------------
         Total..................      $
              -------------           ====================



                                            PRINCIPAL
                                            AMOUNT OF
                 CLASS B                     CLASS B
               UNDERWRITERS                CERTIFICATES
              --------------              --------------
 ................................      $
 ................................
 ................................
 ................................          --------------
         Total..................      $
              -------------           ====================




         The purchase commitment of the underwriters may be increased or ended if any underwriter defaults. The price to public, underwriters' discounts and commission, the concessions that the underwriters may allow to some dealers, and the discounts that those dealers may reallow to other dealers, each expressed as a percentage of the principal amount of the Class A certificates or the Class B certificates, shall be as follows:



                                    UNDERWRITING  SELLING
                          PRICE TO  DISCOUNT AND  CONCESSIONS,   REALLOWANCE
                           PUBLIC   COMMISSIONS   NOT TO EXCEED  NOT TO EXCEED
                         ---------  ------------  ------------- --------------
Class A certificates....      %           %             %             %
Class B certificates....      %           %             %             %

         After the offering is completed, PRC will receive the proceeds, after deduction of the underwriting and other expenses, listed below:



                                             PROCEEDS TO
                                                 PRC
                                             (AS % OF THE
                                          PRINCIPAL AMOUNT OF
                                             THE CLASS A
                                          CERTIFICATES AND THE    UNDERWRITING
                            PROCEEDS TO         CLASS B           DISCOUNTS AND
                               PRC           CERTIFICATES)         OMMISSIONS
                          --------------  --------------------    ------------
Class A certificates....  $                         %             $
Class B certificates....  $                         %             $
         Total..........                                          $
                                                                  ============


         After the public offering, the public offering price and other selling terms may be changed by the underwriters. Additional offering expenses are estimated to be $________.

         Any underwriter may engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act:

        o over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position,

        o stabilizing transactions, which permit bids to purchase the Class A certificates and the Class B certificates so long as the stabilizing bids do not exceed a specified maximum,

        o syndicate covering transactions, which involve purchases of the Class A certificates and the Class B certificates in the open market after the distribution has been completed to cover syndicate short positions, and

        o penalty bids, which permit the underwriters to reclaim a selling concession from a syndicate member when the Class A certificates and the Class B certificates originally sold by the syndicate member are purchased in a syndicate covering transaction.

         The use of the above transactions may cause the prices of the Class A certificates and the Class B certificates to be higher than they would otherwise be. These transactions, if or once commenced, may be stopped without notice.

         Each underwriter has represented and agreed that:

        o it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A certificates and the Class B certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or who is a person to whom the document may otherwise lawfully be issued or passed on,

        o it has complied and will comply with all provisions of the Financial Services Act 1986 and other laws and regulations for anything done by it which apply to the Class A certificates and the Class B certificates in, from or otherwise involving the United Kingdom, and

        o if that underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote, as that term is defined in Regulation
                  1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991, to any person in the United Kingdom the scheme described in this prospectus supplement if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

         PRC may indemnify the underwriters against liabilities which include liabilities under the securities laws. PRC may also contribute to payments the underwriters may be required to make on these liabilities.

         The underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with PRC and its affiliates.

                    OTHER SERIES ISSUED AND OUTSTANDING

         The trust has previously issued three other series that remain outstanding. The table below discusses the principal characteristics of these series. For more specific information relating to any series, any prospective investor should contact the transferor at (513) 579-7580. The transferor will provide, without charge, to any prospective purchaser of the certificates, a copy of the disclosure documents for any previous publicly issued series.


SERIES 1992-3 VARIABLE FUNDING CERTIFICATES
Invested Amount as of _________________.....................     $____________
Maximum Permitted Invested Amount...........................     $455,000,000
Certificate Rate............................................     Variable
Commencement of Amortization Period.........................     December 31, 2000 (subject to extension)
Annual Servicing Fee Percentage.............................     2.00%
Scheduled Series Termination Date...........................     May 15, 2004 (subject to extension)
Series Issuance Date........................................     January 5, 1993

SERIES 1995-1

1.  CLASS A CERTIFICATES
Initial Invested Amount.....................................     $546,000,000
Certificate Rate............................................     6.75%
Current Invested Amount.....................................     $546,000,000
Controlled Amortization Amount (subject to adjustment)......     $68,250,000
Accumulation Period Commencement Date.......................     December 2001 Monthly Period
Annual Servicing Fee Percentage.............................     2.0%
Credit Support..............................................     Subordination of Series 1995-1
                                                                 Class B and Class C Certificates
Expected Final Payment Date.................................     August 15, 2002
Scheduled Series Termination Date...........................     November 15, 2005
Series Issuance Date........................................     July 27, 1995

2.  CLASS B CERTIFICATES
Initial Invested Amount.....................................     $52,000,000
Certificate Rate............................................     6.90%
Current Invested Amount.....................................     $52,000,000
Controlled Amortization Amount..............................     N/A
Annual Servicing Fee Percentage.............................     2.0%
Credit Support..............................................     Subordination of Series 1995-1
                                                                 Class C Certificates
Expected Final Payment Date.................................     September 16, 2002
Scheduled Series Termination Date...........................     November 15, 2005
Series Issuance Date........................................     July 27, 1995

3.   CLASS C CERTIFICATES
Initial Invested Amount.....................................     $52,000,000
Certificate Rate............................................     9.00%
Current Invested Amount.....................................     $52,000,000
Controlled Amortization Amount..............................     N/A
Annual Servicing Fee Percentage.............................     2.0%
Expected Final Payment Date.................................     October 15, 2002
Scheduled Series Termination Date...........................     November 15, 2005
Series Issuance Date........................................     July 27, 1995

SERIES 1996-1

1.  CLASS A CERTIFICATES
Initial Invested Amount.....................................     $218,000,000
Certificate Rate............................................     6.70%
Current Invested Amount.....................................     $218,000,000
Controlled Amortization Amount (subject to adjustment)......     $109,000,000.00
Accumulation Period Commencement Date.......................     March 2001 Monthly Period
Annual Servicing Fee Percentage.............................     2.0%
Credit Support..............................................     Subordination of Series 1996-1
                                                                 Class B and Class C Certificates
Expected Final Payment Date.................................     May 15, 2001
Scheduled Series Termination Date...........................     July 15, 2004
Series Issuance Date........................................     May 1, 1996

2.  CLASS B CERTIFICATES
Initial Invested Amount.....................................     $20,800,000
Certificate Rate............................................     6.85%
Current Invested Amount.....................................     $20,800,000
Controlled Amortization Amount..............................     N/A
Annual Servicing Fee Percentage.............................     2.0%
Credit Support..............................................     Subordination of Series 1996-1
                                                                 Class C Certificates
Expected Final Payment Date.................................     June 15, 2001
Scheduled Series Termination Date...........................     July 15, 2004
Series Issuance Date........................................     May 1, 1996

3.   CLASS C CERTIFICATES
Initial Invested Amount.....................................     $20,800,000
Certificate Rate............................................     9.00%
Current Invested Amount.....................................     $20,800,000
Controlled Amortization Amount..............................     N/A
Annual Servicing Fee Percentage.............................     2.0%
Expected Final Payment Date.................................     July 15, 2001
Scheduled Series Termination Date...........................     July 15, 2004
Series Issuance Date........................................     May 1, 1996



                GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT

         "ACCUMULATION PERIOD" means for Series 2000-__, the period:

        o beginning on the first day of the _____ 20___ Monthly Period, or a later date as described in "Description of the Offered Certificates--Postponement of Accumulation Period" and

        o         ending on the earliest of:

                  -        the date a Pay Out Event occurs,

                  -        the end of the _____ 20___ Monthly Period, and

                  -        the Trust Termination Date; and

during which collections of Principal Receivables up to the Class A Invested Amount are accumulated in a Principal Funding Account for payment to Class A certificateholders on the Class A Expected Final Payment Date.

             "ACCUMULATION SHORTFALL" initially means zero and with respect to any Distribution Date shall mean the excess of:

        o the Controlled Deposit Amount for that Distribution Date over

        o the Net Principal Collections received during the related Monthly Period, plus

        o the aggregate amount of Shared Principal Collections received during the related Monthly Period and allocable to the Class A certificates.

         "ADJUSTED INVESTED AMOUNT" means for any business day, an amount equal to:

        o         the Class A Adjusted Invested Amount on that day, plus

        o         the Class B Invested Amount on that day, plus

        o         the Class C Invested Amount on that day.

         "AMORTIZATION PERIOD COMMENCEMENT DATE" means the earlier of the date on which the Accumulation Period begins and the date on which a Pay Out Event occurs or is deemed to have occurred.

         "ANNUAL PORTFOLIO TURNOVER RATE" means with respect to any business day during a Monthly Period:

        o the total amount of credit sales arising under accounts during each of the twelve Monthly Periods ending on the last day of the second preceding Monthly Period, divided by

        o the average of the Outstanding Balances of receivables as of the last day of each Monthly Period.

         "AVAILABLE SERIES FINANCE CHARGE COLLECTIONS" means for any Distribution Date, the sum of:

        o the Total Finance Charge Collections on deposit in the Collection Account and

        o any investment earnings relating to amounts on deposit in the Principal Funding Account and the Pre-Funding Account deposited in the Collection Account,

allocated and distributed to Series 2000-__ as indicated under "Description of the Offered Certificates-- Application of Collections."


         "BASE RATE" means the sum of the weighted average of:

        o         the Class A Certificate Rate,

        o         the Class B Certificate Rate and

        o         the Class C Certificate Rate, plus

                  2%

         "CARRYOVER CLASS A INTEREST" means for any Distribution Date:

        o any Class A Monthly Interest due but not paid on any previous Distribution Date, plus

        o         any Class A Additional Interest.

         "CARRYOVER CLASS B INTEREST" means for any Distribution Date:

        o any Class B Monthly Interest due but not paid on any previous Distribution Date, plus

        o         any Class B Additional Interest.

         "CARRYOVER CLASS C INTEREST" means for any Distribution Date:

        o any Class C Monthly Interest due but not paid on any previous Distribution Date, plus

        o         any Class C Additional Interest.

         "CARRYOVER DISCOUNT AMOUNT" means for any series for any business day, the excess, if any, of:

        o         the sum of the product of:

                  -        the Discount Allocation Percentage

                  -        the Discount Amount and

                  -        the Carryover Discount Amount

                  for that series for the preceding business day, divided by

        o the amount of Principal Collections added to Total Finance Charge Collections for that series on that preceding business day.

         "CARRYOVER INTEREST" means for any Distribution Date, the sum of Carryover Class A Interest, Carryover Class B Interest and Carryover Class C Interest.

         "CLASS A ADDITIONAL INTEREST" means for any Distribution Date, an amount equal to one-twelfth of the product of:

        o the excess, if any, of Class A Monthly Interest for the preceding Distribution Date over the amount available to be paid to Class A certificateholders relating to interest on that preceding Distribution Date, and

        o the sum of the Class A Certificate Rate plus 2% per annum.

         "CLASS A ADJUSTED INVESTED AMOUNT" means for any business day, an amount equal to:

        o         the Class A Invested Amount, minus

        o the total amount on deposit in the Principal Funding Account on that day.

         "CLASS A CERTIFICATE RATE" means a rate of ____% per annum.

         "CLASS A EXPECTED FINAL PAYMENT DATE" means the ________
Distribution Date.

         "CLASS A FLOATING ALLOCATION PERCENTAGE" means for any business day:

        o the percentage equivalent of the ratio that the amount of the Class A Adjusted Invested Amount as of the end of the preceding business day bears to the greater of

                  - the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and

                  - the sum of the numerators used to calculate the allocation percentage for all classes of the Series then outstanding.

         "CLASS A INITIAL INVESTED AMOUNT" means $_____.

         "CLASS A INVESTED AMOUNT" means for any date, an amount equal to:

        o the Class A Initial Invested Amount less the Class A Percentage on the Closing Date of the initial deposit to the Pre-Funding Account, plus the Class A Percentage of any withdrawals from the Pre-Funding Account during the Funding Period, minus

        o the total amount of principal paid to Class A certificateholders before that date, minus

        o the excess, if any, of the total amount of Class A Investor Charge-Offs for all previous business days preceding that date over the total amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates before that date, plus

        o the amount of any increase in the Class A Invested Amount because of the issuance of additional certificates, minus

        o the amount of any reduction in the Class A Invested Amount because of the purchase by the transferor and later cancellation of Class A certificates.

         "CLASS A INVESTOR CHARGE-OFF" means for any Monthly Period, the amount by which the Class A Invested Amount is reduced after the Class B Invested Amount has been reduced to zero because of Investor Charge-Offs resulting from the allocation of the Investor Default Amount and the Series 2000-__ Allocation Percentage of any unpaid Adjustment Payments.

         "CLASS A INVESTOR DEFAULT AMOUNT" means a portion of the Investor Default Amount that is allocated to Class A certificateholders on each Distribution Date in an amount equal to the product of:

        o the Class A Floating Allocation Percentage for the related Monthly Period, and

        o         the Default Amount for that Monthly Period.

         "CLASS A MONTHLY INTEREST" means for any Distribution Date, an amount equal to one-twelfth of the product of:

        o         the Class A Certificate Rate, and

        o the outstanding principal balance of the Class A certificates on the last business day of the preceding Monthly Period;

except for the initial Distribution Date, Class A Monthly Interest will equal $__________.

         "CLASS A MONTHLY PRINCIPAL" for any Distribution Date relating to the Accumulation Period or the Early Amortization Period will equal the sum of:

        o         an amount equal to the aggregate Net Principal
                  Collections received during the Monthly Period immediately preceding that Distribution Date, minus the aggregate amount of Reallocated Principal Collections for that Monthly Period,

        o any amount on deposit in the Excess Funding Account allocated to the Certificates on that Distribution Date, and

        o the amount allocated to the Class A Certificates with respect to that Distribution Date on account of the Investor Default Amount and any reimbursements of unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs, and Class C Investor Charge- Offs.

except for:

        o on any Distribution Date during the Accumulation Period, Class A Principal may not exceed the Controlled Deposit Amount for that Distribution Date,

        o on any Distribution Date, Class A Principal may not exceed the Class A Adjusted Invested Amount, and

        o on the Series 2000-__ Termination Date, Class A Principal shall be an amount equal to the Class A Invested Amount.

         "CLASS A PERCENTAGE" means the percentage equivalent of a fraction:

        o         whose numerator is the Class A Adjusted Invested Amount, and

        o         whose denominator is the Series Invested Amount.

         "CLASS A REQUIRED AMOUNT" means the amount required to be paid for the benefit of the Class A certificates described under "Description of the Offered Certificates--Reallocation of Cash Flows."

         "CLASS B ADDITIONAL INTEREST" means for any Distribution Date, an amount equal to one-twelfth of the product of:

         o the excess, if any, of Class B Monthly Interest for the preceding Distribution Date over the amount available to be paid to Class B certificateholders relating to interest on that preceding Distribution Date, and

        o         the sum of the Class B Certificate Rate plus 2% per annum.

         "CLASS B CERTIFICATE RATE" means [    ]%.

         "CLASS B EXPECTED FINAL PAYMENT DATE" means the ________
Distribution Date.

         "CLASS B FIXED/FLOATING ALLOCATION PERCENTAGE" means the percentage equivalent of the ratio which the Class B Invested Amount at the end of the last day of the Revolving Period bears to the greater of:

        o the sum of the aggregate amount of Principle Receivables and the amount on deposit in the Excess Funding Account as of the end of the preceding business day and

        o the sum of the numerators used to calculate the allocation percentages with respect to Principles Receivables for all classes of all Series outstanding on that business day; provided, however, that, because the Certificates are subject to being paired with a future prefunded Series, if a Pay Out Event occurs with respect to the Certificate during the Accumulation Period, and if at that time the Certificates are paired with a prefunded Series, the numerator will be reset to be equal to the Class B Invested Amount at the end of the last day prior to the occurrence of that Pay Out Event.

         " CLASS B FLOATING ALLOCATION PERCENTAGE" means, with respect to any business day, the percentage equivalent of the ratio that the amount of the Class B Invested Amount as of the end of the preceding business day bears to the greater of:

        o the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and

        o the sum of the numerators used to calculate the allocation percentages for all classes of all Series then outstanding.

         "CLASS B INITIAL INVESTED AMOUNT" means $______.

         "CLASS B INVESTED AMOUNT" means for any day, an amount equal to:

        o the Class B Initial Invested Amount less the Class B Percentage on the Closing Date of the initial deposit to the Pre-Funding Account, plus the Class B Percentage of any withdrawals from the Pre-Funding Account during the Funding Period, minus

        o the total amount of principal paid to Class B certificateholders before that date, minus

        o the total amount of Class B Investor Charge-Offs for all previous business days, including the amount by which the Class B Invested Amount has been reduced to fund the Investor Default Amount on all previous business days, minus

        o the total amount of Reallocated Class B Principal Collections for all previous Distribution Dates for which the Class C Invested Amount has not been reduced for those previous days, plus

        o the total amount of Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, and Transferor Subordination Amount applied on all previous business days for the purpose of reimbursing amounts deducted under the two preceding bullet points.

         "CLASS B INVESTOR CHARGE-OFF" means for any Monthly Period, the amount by which the Class B Invested Amount is reduced because of Investor Charge-Offs resulting from the application of Reallocated Principal Collections and the allocation of the Investor Default Amount, and the Series 2000- __ Allocation Percentage of any unpaid Adjustment Payments in excess of Reallocated Class B Principal Collections.

         "CLASS B INVESTOR DEFAULT AMOUNT" means a portion of the Investor Default Amount that is allocated to Class B certificateholders on each Distribution Date in an amount equal to the product of:

        o the Class B Floating Allocation Percentage for the related Monthly Period, and

        o         the Default Amount for that Monthly Period.

         "CLASS B MONTHLY INTEREST" means for any Distribution Date, an amount equal to one-twelfth of the product of:

        o         the Class B Certificate Rate, and

        o the outstanding principal balance of the Class B certificates on the last business day of the preceding Monthly Period;

except for the initial Distribution Date, Class B Monthly Interest will equal $__________.

         "CLASS B MONTHLY PRINCIPAL" for any Distribution Date on or after the Class B Principal Payment Commencement Date will equal the sum of:

        o an amount equal to the total Net Principal Collections received during the Monthly Period immediately preceding that Distribution Date (less any payments to be made to Class A Certificateholders to the extent of any remaining Class A Invested Amount on that Distribution Date), minus the aggregate amount of Reallocated Principal Collections for that Monthly Period,

        o any amount on deposit in the Excess Funding Account allocated to the Class B Certificates on that Distribution Date, and

        o the amount allocated to the Class B Certificates with respect to that Distribution Date on account of the Investor Default Amount and any reimbursements of unreimbursed Class B Investor Charge-Offs and Class C Investor Charge-Offs;

         "CLASS B PERCENTAGE" means the percentage equivalent of a fraction:

        o         whose numerator is the Class B Invested Amount, and

        o         whose denominator is the Series Invested Amount.

except on the Series 2000-__ Termination Date, Class B Principal shall be an amount equal to the Class B Invested Amount.

         "CLASS B PRINCIPAL PAYMENT COMMENCEMENT DATE" means the earlier of :

        o         during:

                  - the Accumulation Period, the Class B Expected Final Payment Date or

                  - the Early Amortization Period, the Distribution Date on which the Class A Invested Amount is paid in full or, if there are no Principal Collections remaining after payments have been made to the Class A certificates on that Distribution Date, the next succeeding Distribution Date, and

        o the Distribution Date following a mandatory sale or repurchase of the receivables under the Pooling and Servicing Agreement.

         "CLASS B REQUIRED AMOUNT" means the amount required to be paid for the benefit of the Class B certificates described under "Description of the Offered Certificates--Reallocation of Cash Flows."

         "CLASS C ADDITIONAL INTEREST" means for any Distribution Date, an amount equal to one-twelfth of the product of:

        o the excess, if any, of Class C Monthly Interest for the preceding Distribution Date over the amount available to be paid to Class C certificateholders relating to interest on that preceding Distribution Date, and

        o the sum of the Class C Certificate Rate plus 2% per annum.

         "CLASS C CERTIFICATE RATE" means a rate of ____% per annum.

         "CLASS C EXPECTED FINAL PAYMENT DATE" means the ________
Distribution Date.

         "CLASS C FLOATING ALLOCATION PERCENTAGE" means

         "CLASS C INITIAL INVESTED AMOUNT" means $______.

         "CLASS C INVESTED AMOUNT" means for any date, an amount equal to:

        o         the Class C Initial Invested Amount, minus

        o the total amount of principal paid to Class C certificateholders before that date, minus

        o the total amount of Class C Investor Charge-Offs for all previous business days, equal to the amount by which the Class C Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates, minus

        o the total amount of Reallocated Class C Principal Collections for all previous Distribution Dates for which the Class C Invested Amount has been reduced for those previous dates, plus

        o the total amount of Available Series Finance Charge Collections, Transferor Finance Charge Collections, and Excess Finance Charge Collections applied on all prior business days for the purpose of reimbursing amounts deducted under the preceding two bullet points.

         "CLASS C INVESTOR CHARGE-OFF" means for any Monthly Period, the amount by which the Class C Invested Amount is reduced because of Investor Charge-Offs resulting from the application of Reallocated Principal Collections and the allocation of the Investor Default Amount, and the Series 2000- __ Allocation Percentage of any unpaid Adjustment Payments in excess of Reallocated Class C Principal Collections.

         "CLASS C INVESTOR DEFAULT AMOUNT" means a portion of the Investor Default Amount that is allocated to Class C certificateholders on each Distribution Date in an amount equal to the product of:

        o the Class C Floating Allocation Percentage for the related Monthly Period, and

        o         the Default Amount for that Monthly Period.

         "CLASS C MONTHLY INTEREST" means, initially, zero. However, PRC may, after issuing the Series 2000-__ certificates, set an interest rate for the Class C certificates without the consent of Class A certificateholders and Class B Certificateholders.

         "CLASS C MONTHLY PRINCIPAL" with respect to any Distribution Date on or after the Class Principal Payment Commencement Date will equal the sum of:

        o an amount equal to the aggregate Net Principal Collections received during the Monthly Period immediately preceding that Distribution Date (less any payments to be made to Class B Certificateholders to the extent of any remaining Class B Invested Amount on that Distribution Date), minus the aggregate amount of Reallocated Principal Collections for that Monthly Period;

        o any amount on deposit in the Excess Funding Account allocated to the Class C Certificates on that Distribution Date, and

        o the amount allocated to the Class C Certificates with respect to that Distribution Date on account of the Investor Default Amount and any reimbursements of unreimbursed Class C Investor Charge-Offs;

         "CLASS C PERCENTAGE" means the percentage equivalent of a fraction:

        o         whose numerator is the Class C Invested Amount, and

        o         whose denominator is the Series Invested Amount.

except on the Series 2000-__ Termination Date, Class C Principal shall be an amount equal to the Class C Invested Amount.

         "CLASS C PRINCIPAL PAYMENT COMMENCEMENT DATE" means the earlier of:

        o the Distribution Date on which the Class B Invested Amount is paid in full or, if there are no Principal Collections remaining after payments have been made to the Class B certificates on that Distribution Date, the next succeeding Distribution Date, and

        o the Distribution Date following a mandatory sale or repurchase of the receivables under the Pooling and Servicing Agreement.

         "CONTROLLED DEPOSIT AMOUNT" means for any Distribution Date during the Accumulation Period, an amount equal to:

        o         the Controlled Accumulation Amount, plus

        o any Deficit Controlled Accumulation Amount for the preceding Distribution Date.

         "CONTROLLED DISTRIBUTION AMOUNT" is the sum of the Controlled Accumulation Amount and any existing Accumulation Shortfall.

        o the balance of the Principal Funding Account on the first day of that Interest Period.

         "DEFAULT AMOUNT" means, on any business day:

        o the aggregate outstanding balance of Receivables in Accounts that became Defaulted Accounts on such Business Day that do not constitute finance charges, late fees, or any other fee or charge minus

        o the portion of the Ineligible Default Amount that does not constitute finance charges, late fees, or any other fee or charge.

         "DEFAULTED ACCOUNT" means each account with respect to which, in accordance with the servicer's customary and usual servicing procedures, the servicer has charged off the receivables in that account as uncollectible.

         "DELINQUENCY PERCENTAGE" means with respect to any business day, the percentage equivalent of an amount determined on the preceding date of determination, or on that business day with respect to each date of determination, equal to:

        o         the product of:

                  -        0.5 and

                  - the total Outstanding Balance of all receivables retail age 2 or greater--30 or more days past due--divided by

        o the total Outstanding Balance of all receivables on that date of determination.

         "DISCOUNT ALLOCATION PERCENTAGE" means with respect to any series and any business day, the percentage equivalent of a fraction:

        o whose numerator is the Series Discount Factor for that series, and

        o whose denominator is the Discount Factor on that business day.

         "DISCOUNT AMOUNT" means for any business day, the Discount Factor multiplied by the Outstanding Balance of receivables transferred to the trust on that business day.

         "DISCOUNT FACTOR" means for any business day, an amount equal to the sum of each Series Discount Factor for all series outstanding.

         "DISCOUNT TRIGGER EVENT" means for any business day, the Discount Factor for the second preceding Monthly Period being in excess of zero and the rating agencies having consented to the discounting of purchases of receivables before that business day and having not revoked that consent.

         "DISTRIBUTION DATE" means the 15th day of each month, or if the 15th day is not a business day, the next business day.

         "EARLY AMORTIZATION PERIOD" means for Series 2000-__, the period:

         o beginning on the earlier of the day a Pay Out Event occurs or the Class A Expected Final Payment Date if the Class A Invested Amount has not been paid in full on that date, and

        o         ending on the earlier of:

                  -        the date the Invested Amount has been paid in full,

                  -        the termination of the trust, and

                  -        the Series 2000-__ Termination Date; and

during which collections of Principal Receivables allocable to Series 2000-__ will be paid on each Special Payment Date to certificateholders.

         "FINANCE CHARGE RECEIVABLE FACTOR" means with respect to any date of determination:

         o the total amount of finance charges, late fees, and other fees and charges outstanding on the last day of the second preceding Monthly Period divided by

         o        the total Outstanding Balances of the Eligible
                  Receivables on the last day of that second preceding Monthly Period, determined on the basis of a calculation performed by the servicer.

         "FIXED/FLOATING ALLOCATION PERCENTAGE" means with respect to Principal Collections during the Accumulation Period or Early Amortization Period and Finance Charge Collections after a Pay Out Event occurs, the allocation percentage determined as described under "Description of the Offered Certificates--Allocation Percentages."

         "FLOATING ALLOCATION PERCENTAGE" means the Class A Floating Allocation Percentage plus the Class B Floating Allocation Percentage, plus the Class C Floating Allocation Percentage.

         "INELIGIBLE DEFAULT AMOUNT" means, as of any business day, the total Outstanding Balance of receivables in accounts that are:

        o identified on the servicer's computer records as not being Eligible Accounts and

        o reported in the servicer's computer records on that business day as becoming Defaulted Accounts.

         "INTEREST ACCRUAL PERIOD" means in relation to any Distribution Date, the period from the previous Distribution Date through the day before that Distribution Date, except the first Interest Accrual Period begins on the Closing Date and ends on the day before the first Distribution Date. Each period is deemed to last 30 days.

         "INVESTED AMOUNT" means, when used with respect to any business day, the sum of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Class C Invested Amount.

         "INVESTOR CHARGE-OFF" means for any Monthly Period for Series 2000-__ the sum of the Class A Investor Charge-Offs, the Class B Investor Charge-Offs and the Class C Investor Charge-Offs.

         "INVESTOR DEFAULT AMOUNT" means for any Monthly Period, an amount equal to the product of the Default Amount and the Floating Allocation Percentage as of the related Distribution Date.

         "MINIMUM TRANSFEROR PERCENTAGE" means during each fiscal year for the Series 2000-___ certificates:

        o [ ]% for the period from the _____ Monthly Period to and including the _____ Monthly Period,

        o         [ ]% for the _______ Monthly Period, and

        o         [    ]% for the ________ Monthly Period;

 provided, however, that this percentage may be adjusted from time to time upon written notice from the transferor to the trustee if:

        o each rating agency initially rating the Class A certificates, the Class B certificates, and, if applicable, the Class C certificates:

                  - shall have been notified of the adjustment of this percentage, and

                  - shall have provided notice to the trustee or the servicer that the adjustment would not result in a reduction or withdrawal of its rating of these certificates, and

         o that adjustment will not, in the opinion of counsel satisfactory to the trustee, result in specified adverse tax consequences.

         "MONTHLY INTEREST" means the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest.

         "MONTHLY SERVICING FEE" means for any Distribution Date, the amount determined as described under "Description of the Offered
Certificates--Servicing Fees and Expenses."


         "NEGATIVE CARRY AMOUNT" means an amount equal to the excess of:

        o         the product of:

                  -        the Base Rate, and

                  - the product of (1) the total amounts on deposit in the Excess Funding Account and the Principal Funding Account and (2) the number of days elapsed since the previous business day divided by the actual number of days in that year, divided by

        o the total amount of all earnings since the previous business day available from the Cash Equivalents in which funds on deposit in the Excess Funding Account and the Principal Funding Account are invested.

         "NET FINANCE CHARGE PORTFOLIO YIELD" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

        o         whose numerator is the amount of Finance Charge
                  Collections for that Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for that Monthly Period, and

        o whose denominator is the average daily Invested Amount during the preceding Monthly Period.

         "NET PRINCIPAL COLLECTIONS" means for any series on any business day:

        o the product, during the Revolving Period, of the Floating Allocation Percentage for that series and, during the Accumulation Period or any Early Amortization Period, the Fixed/Floating Allocation Percentage for that series and the amount of Principal Collections on that business day minus

        o on or after the occurrence and during the continuance of a Discount Trigger Event, the lesser of:

                  - the sum of (1) the product of the Discount Allocation Percentage and the Discount Amount for that business day and (2) the Carryover Discount Amount for that business day, and

                  -        the amount determined under the first bullet point.

         "OUTSTANDING BALANCE" means, with respect to a receivable on any day, the total amount owed by the Obligor under that receivable on that day.

         "PAY OUT EVENT" means any of the events described under "Description of the Offered Certificates--Pay Out Events."

         "PORTFOLIO YIELD" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

        o         whose numerator is the amount equal to the sum of:

                  - the Total Finance Charge Collections for that Monthly Period, calculated on a cash basis plus:

                           o        the interest and other investment
                                    income earned from amounts on deposit
                                    in the Principal Funding Account which
                                    shall be available on the related
                                    Distribution Date and

                           o Transferor Finance Charge Collections allocated to certificateholders with respect to each business day in that Monthly Period minus the total Investor Default Amount for that Monthly Period, and

        o         whose denominator is the sum of:

                  - the average daily Invested Amount during that Monthly Period, and

                  - the average daily amount on deposit the Principal Funding Account during that Monthly Period.

         "PRINCIPAL ACCOUNT" means a segregated trust account held for the benefit of certificateholders:

        o         in which Principal Collections are deposited, and

        o from which those collections are withdrawn and distributed as described under "Description of the Offered Certificates--Application of Collections."

         "PRINCIPAL FUNDING ACCOUNT" means a segregated trust account held for the benefit of the Class A certificateholders in which collections of Principal Receivables allocated to the Class A certificateholders are accumulated during the Accumulation Period as described under "Description of the Offered Certificates--Principal Funding Account."

         "REALLOCATED CLASS B PRINCIPAL COLLECTIONS" means for each Monthly Period, collections of Principal Receivables allocable to the Class B certificates for that Monthly Period in an amount not to exceed the greater of:

        o         the Class B Invested Amount, and

        o the amount applied to fund the Class A Required Amount, if any.

         "REALLOCATED CLASS C PRINCIPAL COLLECTIONS" means for each Monthly Period, collections of Principal Receivables allocable to the Class C certificates for that Monthly Period in an amount not to exceed the greater of:

        o         the Class C Invested Amount, and

        o the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any.

         "REALLOCATED PRINCIPAL COLLECTIONS" equals the sum of Reallocated Class B Principal Collections and Reallocated Class C Principal
Collections.

         "RECORD DATE" means the last business day of the Monthly Period preceding a Distribution Date which is the day a certificateholders must be the registered holder of a certificate to receive a payment on that Distribution Date.

         "REQUIRED AMOUNT" means for any Monthly Period, the amount by which:

        o         the sum of:

                  -        Monthly Interest and Carryover Interest,

                  -        Monthly Servicing Fee,

                  -        the Investor Default Amount, and

                  -        unreimbursed Investor Charge-Offs and
                           unreimbursed Reallocated Principal Collections, exceeds

        o         the Available Series Finance Charge Collections.

         "SERIES 2000-__ ALLOCATION PERCENTAGE" means on any date of determination, the percentage equivalent of a fraction:

        o         whose numerator is the Series Invested Amount, and

        o whose denominator is the sum of the invested amounts, or adjusted invested amounts, as applicable, of all then outstanding series.

         "SERIES 2000-__ SUPPLEMENT" means the supplement to the Pooling and Servicing Agreement relating to the Series 2000-__ certificates.

         "SERIES 2000-__ TERMINATION DATE" means the ______ Distribution Date

         "SERIES DISCOUNT FACTOR" means for any series and any business day, the amount for that series, if any, calculated as of the second preceding Monthly Period, by which either:

        o         the product of:

                  - the Base Rate plus one-half of one percent minus the Net Finance Charge Portfolio Yield divided by the Annual Portfolio Turnover Rate and the Floating Allocation Percentage exceeds zero, or,

        o solely at the option of the transferor, the amount by which:

                  - the product of (1) the Base Rate plus one percent minus the Net Finance Charge Portfolio Yield divided by the Annual Portfolio Turnover Rate and (2) the Floating Allocation Percentage exceeds zero;

provided, however, that the Series Discount Factor will never exceed 4%.

         "SERIES INVESTED AMOUNT" means for any date, an amount equal to the sum of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Class C Invested Amount on that date.

         "SPECIAL PAYMENT DATE" means each Distribution Date following:

        o         the Monthly Period in which a Pay Out Event occurs, and

        o         the Class A Expected Final Payment Date.

         "TOTAL FINANCE CHARGE COLLECTIONS" means, with respect to a series and any business day, the sum of:

        o on any day before a Pay Out Event occurs, the product of the Floating Allocation Percentage for that series and the amount of Finance Charge Collections deposited in the Collection Account for that business day or

        o on and after a Pay Out Event occurs, the product of the Fixed/Floating Allocation Percentage for that series and the amount of Finance Charge Collections for that business day, plus, on and after the occurrence of and during the continuance of a Discount Trigger Event:

                  -        the lesser of:

                           o        the sum of (1) the product of the
                                    Discount Allocation Percentage for that
                                    series and the Discount Amount for that
                                    business day and (2) the Carryover
                                    Discount Amount for that series for
                                    that business day, and

                           o the product of, during the Revolving Period, the Floating Allocation Percentage for that series and, during the Accumulation Period or Early Amortization Period, the Fixed/Floating Allocation Percentage for that series and the amount of Principal Collections deposited in the Collection Account for that business day.

         "TRANSFEROR FINANCE CHARGE COLLECTIONS" means with respect to Series 2000-__, the amount of Finance Charge Collections otherwise allocable to the Exchangeable Transferor Certificate equal to the least of:

        o         the Required Amount,

        o the product of the Transferor Percentage, the Finance Charge Collections, and the Series 2000-__ Allocation Percentage, and

        o         the Negative Carry Amount.

         "TRANSFEROR SUBORDINATION AMOUNT" means with respect to the Series 2000-___ certificates, [ ], less the aggregate amount of collections allocated to the holder of the Exchangeable Transferor Certificate or any portion of the Transferor Interest previously applied to cover any deficiency in the amount otherwise available, on and after the Class B Principal Payment Commencement Date:

        o to pay accrued and unpaid interest to the Class B certificateholders, and

        o         to cover any Investor Default Amounts and Class B
                  Investor Charge-Offs.

         "YIELD FACTOR" means with respect to any business day, the percentage equivalent of an amount determined on the preceding date of determination, or on that business day with respect to each date of determination, equal to:

        o         an amount equal to:

                  - the product of the amount of finance charges, late fees, and other fees and charges bill to Cardholders on the receivables for the Monthly Period preceding that date of determination and one minus the Delinquency Percentage for the preceding date of determination, or on that business day with respect to each date of determination, plus

                  - Recoveries for the Monthly Period preceding that date of determination divided by

        o the total amount of collections on receivables for the Monthly Period preceding that date of determination.


-------------------------------------------------------------------------------


                           Prospectus Supplement


                       PRIME CREDIT CARD MASTER TRUST


                               SERIES 2000-__

                              [$------------]
                                   [---%]
                                  CLASS A
                         ASSET BACKED CERTIFICATES
                                 [$-------]
                                  [----%]
                                  CLASS B
                         ASSET BACKED CERTIFICATES


                       PRIME RECEIVABLES CORPORATION
                                 Transferor


                                  FDS BANK
                                  Servicer


         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

         We are not offering these certificates in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until ________ ___, 2000.

-------------------------------------------------------------------------------



[FLAG]
The information in this prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ___________, 2000
Prospectus

                       PRIME CREDIT CARD MASTER TRUST
                                   Issuer

                       PRIME RECEIVABLES CORPORATION
                                 Transferor

                                  FDS BANK
                                  Servicer

           ASSET BACKED SECURITIES

A security is not a deposit and neither the securities nor the underlying accounts or receivables are insured or guaranteed by the FDIC or any other governmental agency.

The securities will represent an interest in the trusts only and do not represent interests in or recourse obligations of Federated Department Stores, Inc., FDS Bank, Prime Receivables Corporation or any of their affiliates.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

THE TRUST -


o may periodically issue asset backed certificates in one or more series with one or more classes, and

o   will own -
    o receivables in a portfolio of consumer open end credit card accounts,
    o payments due on those receivables, and o other property described in this prospectus and in the prospectus supplement.

THE SECURITIES -

o will represent interests in the trust and will be paid only from the assets of the trust,

o offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization,

o   may have one or more forms of enhancement, and

o will be issued as part of a series which may include one or more classes of securities and enhancement.

THE SECURITYHOLDERS -

o will receive interest and principal payments from a varying percentage of credit card account collections.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is _______, 2000


                             TABLE OF CONTENTS


                                                                          Page


OVERVIEW OF THE INFORMATION IN THIS
    PROSPECTUS AND THE PROSPECTUS
    SUPPLEMENT...............................................................4

THE PRIME CREDIT CARD MASTER TRUST...........................................5

FEDERATED DEPARTMENT STORES, INC.............................................5

FDS BANK.....................................................................6

PRIME RECEIVABLES CORPORATION................................................6

FEDERATED'S CREDIT CARD BUSINESS.............................................6
    Credit Card Business.....................................................6
    FDS' Underwriting Processes and
      Account Origination....................................................7
    Servicing of Accounts....................................................8
    Delinquency and Collections
      Procedures for FDS Credit Cards........................................9

THE RECEIVABLES.............................................................10
    Addition of Accounts....................................................10
    Removal of Accounts.....................................................11
    Additional Information in the
      Prospectus Supplement.................................................11

MATURITY CONSIDERATIONS.....................................................12

DESCRIPTION OF THE CERTIFICATES.............................................13
    Form of Your Certificates...............................................14
    DTC.....................................................................15
    Clearstream.............................................................16
    Euroclear...............................................................17
    Book-Entry Registration.................................................18
    Definitive Certificates.................................................21
    Initial Settlement......................................................22
    Secondary Market Trading................................................22
    Investor Percentage.....................................................25
    Interest................................................................26
    Principal...............................................................27
    The Exchangeable Transferor
      Certificate...........................................................27
    New Issuances...........................................................27
    Trust Accounts..........................................................29
    Deposits in Collection Account..........................................30
    Sharing of Excess Finance Charge
      Collections ..........................................................31
    Shared Principal Collections............................................32
    Excess Funding Account..................................................32
    Paired Series...........................................................33
    Funding Period..........................................................33
    Defaulted Receivables...................................................34
    Dilution................................................................34
    Pay Out Event...........................................................34
    Reports to Certificateholders...........................................35
    List of Certificateholders..............................................36

ENHANCEMENT.................................................................36
    Specific Forms of Enhancement...........................................38

THE POOLING AND SERVICING AGREEMENT.........................................41
    Conveyance of Receivables...............................................41
    Addition of Trust Assets................................................41
    Removal of Accounts.....................................................43
    Representations and Warranties..........................................44
    Certain Covenants.......................................................47
    Eligible Accounts; Eligible
      Receivables...........................................................48
    Collection and Other Servicing
      Procedures............................................................49
    Servicing Compensation and Payment
      of Expenses...........................................................50
    Certain Matters Regarding the Servicer..................................51
    Servicer Default .......................................................52
    Evidence as to Compliance...............................................53
    Amendments..............................................................54
    Trustee.................................................................55
    Termination of the Trust................................................55

THE RECEIVABLES PURCHASE AGREEMENT..........................................56
    Representations and Warranties..........................................56
    Covenants...............................................................58
    Termination.............................................................60

SECURITY RATINGS............................................................60

LEGAL ASPECTS OF THE RECEIVABLES............................................61
    Transfer of Receivables.................................................61
    Matters Relating to Bankruptcy or
      Receivership..........................................................62
    Consumer Protection Laws................................................64
    Claims and Defenses of Cardholders
      Against the Trust.....................................................66

TAX MATTERS.................................................................68
    Tax Characterization of the Trust.......................................69
    Tax Considerations Relating to
      Certificateholders....................................................70
    Non-U.S. Certificate Owners.............................................73
    Information Reporting and Backup
      Withholding...........................................................75
    State and Local Taxation................................................76

EMPLOYEE BENEFIT PLAN CONSIDERATIONS........................................78
    Regulation Under ERISA and the Tax
      Code..................................................................78
    Final Regulation Issued by the DOL......................................78
    Exemptions to Prohibited Transactions...................................79
    Special Considerations for Insurance
      Companies.............................................................80
    General Investment Considerations.......................................80

PLAN OF DISTRIBUTION FOR THE OFFERED
    CERTIFICATES............................................................81

LEGAL MATTERS...............................................................82

REPORTS TO CERTIFICATEHOLDERS...............................................82

WHERE YOU CAN FIND MORE INFORMATION.........................................82

GLOSSARY OF TERMS FOR PROSPECTUS............................................84


               OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                       AND THE PROSPECTUS SUPPLEMENT

      We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (2) the prospectus supplement, which will describe the specific terms of your series of securities, including:

     o      the timing and amount of interest and principal payments;
     o      information about the receivables;
     o      information about enhancement for each offered class;
     o      credit ratings; and
     o      the method for selling the securities.

      You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

      We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the prospectus supplement provide the pages these on which captions are located.

      You can find a glossary of the defined terms that appear in this document in boldface type under the caption "Glossary of Terms for Prospectus" beginning on page 84 in this prospectus.


                     THE PRIME CREDIT CARD MASTER TRUST

      The Prime Credit Card Master Trust was formed when PRC, as the transferor of the receivables, FDS, as the servicer and originator of the receivables, and The Chase Manhattan Bank, as trustee, entered into the POOLING AND SERVICING AGREEMENT. The POOLING AND SERVICING AGREEMENT is governed by the laws of the State of NEW YORK. The trust was formed to issue certificates representing interests in a pool of credit card receivables held by the trust. Certificates issued by the trust will be issued in amounts, at prices and on terms to be determined at the time of sale as described in the attached prospectus supplement.

      The trust will only engage in the following business activities:


     o      acquiring and holding receivables,

     o      issuing series of certificates and an EXCHANGEABLE TRANSFEROR
            CERTIFICATE,

     o      making payments on these certificates,

     o obtaining any credit enhancement or entering into any enhancement contract necessary to issue certificates, and

     o      engaging in related activities.

      Because of the restricted nature of its activities, we do not expect that the claims against the trust will ever exceed the value of its assets.


                     FEDERATED DEPARTMENT STORES, INC.

      Federated Department Stores, Inc. or FEDERATED is one of the leading operators of full-line department stores in the United States. In general, each of FEDERATED'S retail operating divisions is a separate subsidiary of FEDERATED. However, the Macy's West division comprises three separate subsidiaries of FEDERATED. Further realignment of the operations, corporate structure, and/or assets of FEDERATED'S subsidiaries may be effected from time to time, and the names under which the stores or businesses included in or conducted through the FEDERATED STORES, Bloomingdale's By Mail, Fingerhut, Macy's By Mail, macys.com and bloomingdales.com are operated may be changed from time to time.

      FEDERATED has advised PRC that FEDERATED believes the department store business will continue to consolidate, and that it intends from time to time to consider the possible acquisition of department store assets and companies. In the event any acquisitions are consummated, subject to compliance with the applicable provisions of the POOLING AND SERVICING AGREEMENT, PRC may, but will not be obligated to, designate those accounts as AUTOMATIC ADDITIONAL ACCOUNTS and cause the receivables therein to be transferred to the trust.


                                  FDS BANK

      FDS Bank or FDS received its charter on September 8, 1993. As of July 3, 2000, FDS was converted to a federally chartered savings bank and is subject to regulation and supervision by the Office of Thrift Supervision. FDS is an indirect wholly owned subsidiary of FEDERATED. Under an assumption agreement dated September 15, 1993, FDS replaced FEDERATED as servicer under the POOLING AND SERVICING AGREEMENT. Following its formation in September 1993, FDS was added as a party to the PURCHASE AGREEMENT and FEDERATED caused substantially all its then existing accounts to be transferred to FDS. Currently, FDS is the owner of substantially all of the ACCOUNTS, although the other ORIGINATORS may from time to time establish ACCOUNTS and sell the receivables arising in those ACCOUNTS to PRC for transfer to the trust under the POOLING AND SERVICING AGREEMENT. The principal executive offices of FDS are located at 9111 Duke Boulevard, Mason, Ohio 45040-8999. The telephone number is (513) 573-2265.


                       PRIME RECEIVABLES CORPORATION

            Prime Receivables Corporation or PRC was incorporated in Delaware on September 23, 1992, and is a wholly owned subsidiary of FEDERATED. PRC was organized for the limited purpose of purchasing the receivables in the ACCOUNTS and any AUTOMATIC ADDITIONAL ACCOUNTS or SUPPLEMENTAL ACCOUNTS from the ORIGINATORS, forming trusts such as the Prime Credit Card Master Trust, and transferring the receivables to those trusts, causing those trusts to issue securities from time to time. The principal executive offices of PRC are located at 7 West Seventh Street, Cincinnati, Ohio 45202. Its telephone number is (513) 579-7580.


                      FEDERATED'S CREDIT CARD BUSINESS

CREDIT CARD BUSINESS

            Pursuant to the PURCHASE AGREEMENT, the ORIGINATORS sell receivables arising in the Accounts to PRC; those receivables are automatically transferred by PRC to the trust under the POOLING AND SERVICING AGREEMENT. The ACCOUNTS are created by the respective ORIGINATORS and enable the holders of the credit cards issued by the ORIGINATORS under department store tradenames to purchase various types of merchandise and services offered by the FEDERATED STORES. Cards bearing the Bloomingdale's tradename may be used to purchase merchandise from Bloomingdale's By Mail, one of FEDERATED'S nationwide catalog businesses and bloomingdales.com, one of FEDERATED'S retail websites. Cards bearing the Goldsmith's or Rich's tradename may be used to purchase merchandise at both Goldsmith's and Rich's stores. FEDERATED has partnered with the WeddingChannel.com through an equity position. Customers can make merchandise purchases on WeddingChannel.com from the FEDERATED STORES. All other FEDERATED CARDS may be used only to make purchases at stores bearing the same nameplate as the tradename on the card.

      FACS Group, a subsidiary of FEDERATED located in Mason, Ohio, Tampa, Florida, and Tempe, Arizona, provides credit services for FDS pursuant to a servicing agreement. These services currently include credit authorizations, new account development and processing, customer service, collections, statement processing and mailing, and remittance processing. FACS Group may from time to time subcontract with other parties for the performance of those functions by those other parties.

      In addition to the FEDERATED STORES, which include a limited number of Macy's stores which were formerly operated under other nameplates, and Bloomingdale's By Mail, subsidiaries of FEDERATED currently operate other department stores under the name "Macy's", and other businesses under the names of Macy's By Mail and macys.com. Cards bearing the Macy's tradename may be used to purchase merchandise from Macy's By Mail and macys.com. Under the Macy's Credit Card Program, established by Macy's prior to FEDERATED'S acquisition of Macy's in December 1994, a third-party financial institution owns and establishes a majority of the revolving credit card accounts of customers of those other stores. The initial term of the Macy's Credit Card Program expires in 2006, and is subject to automatic one-year renewal periods and certain termination rights. The receivables arising in accounts subject to the Macy's Credit Card Program are not currently (and, absent modifications to that program, will not be) purchased by the transferor or transferred to the trust.

FDS' UNDERWRITING PROCESSES AND ACCOUNT ORIGINATION

      CREATION OF ACCOUNT BALANCES

      Account balances are created through the use of the FEDERATED CARDS to charge purchases of merchandise and services from the FEDERATED STORES, Bloomingdale's By Mail, Macy's By Mail, bloomingdales.com and macys.com and other services such as credit life insurance and travel services. Maintenance of account balances in the trust consistent with historical levels will depend on the continued ability of the FEDERATED STORES, Bloomingdale's By Mail, Macy's By Mail, bloomingdales.com and macys.com to generate credit sales. In addition, because the FEDERATED STORES, Bloomingdale's By Mail, Macy's By Mail, bloomingdales.com and macys.com accept, in addition to the FEDERATED CARDS, other cards, including American Express charge cards and MasterCard, Visa and JCB credit cards and, in the case of FEDERATED STORES operated under the "Macy's" nameplate, Macy's cards issued by a third-party financial institution, Maintenance of account balance levels in the trust also will depend upon decisions of customers purchasing merchandise and services to use the FEDERATED CARDS rather than other cards or cash.

      FEDERATED CARDS may be used to make both major purchase plan charges and regular plan charges. Major purchase plan charges are charges of certain categories of merchandise, including furniture and fine jewelry, generally over $100.00 per purchase. Regular plan charges consist of all other charges except for charges to a small number of accounts opened under a discontinued credit program under which the entire outstanding balance is due monthly.

      The regular plan payment schedule is the greater of $5.00 or 2.50% of the new balance rounded up to the next whole dollar amount, not to exceed the entire new balance.

      The following payments schedule is typical for major purchase plan charges under the ACCOUNTS:

                        MAJOR PURCHASE PLAN CHARGES

    HIGHEST NEW BALANCE          MINIMUM PAYMENT
$     0.01     -        4.99     New Balance
$     5.00     -         200     $ 5.00
      $ 200.01 and over          2.50%

      Minimum payment is subject to increase for new purchases but not subject to decrease.

      FDS periodically offers promotional incentives to solicit new accounts and to encourage the use of previously issued FEDERATED CARDS, including the waiver of finance charges for a specified initial period typically ranging from three to twelve months on major purchase plan charges made during the course of the promotion.

      Balances due with respect to both regular plan charges and major purchase plan charges are and will be included in the receivables. FEDERATED may change the terms applicable to, or may eliminate, either category of charges at any time.

      New accounts are generated both:

      o by account applications made at the stores currently operated by the ORIGINATORS under the names "Bloomingdale's," "Burdines," "Goldsmith's," "Lazarus," "Rich's," "Stern's," "The Bon Marche," and, in the case of those stores formerly operated under other nameplates, "Macy's",

      o by account applications made over the telephone to Bloomingdale's By Mail and Macy's By Mail or on the internet at macys.com and bloomingdales.com, and

      o as a result of direct mail solicitations on a preapproved credit basis to a prescreened group of individuals based on information obtained from credit services and other entities in the business of selling customer lists.

Currently, FDS does not use non-prescreened or "blind" mailings to solicit new accounts. Before an account is opened in response to an unsolicited application, the prospective cardholder's application is reviewed for completeness and creditworthiness. A credit report issued by an independent credit reporting agency is generally obtained. In the case of prescreened mailings, consumer credit records are reviewed by the credit reporting agency maintaining those records to identify the individuals that meet the standards for receiving a preapproved account solicitation.

      Prospective cardholders, whether unsolicited or preapproved, generally are evaluated through the use of computerized credit scoring systems. These systems assign point values to the credit bureau information of potential preapproved solicitation recipients or the application information and credit bureau records of unsolicited applicants. Point values, in turn, are based on statistical analyses of empirical data concerning the performance of sample populations of applicants in various geographic regions served by the ORIGINATORS. The total of the values obtained for a prospective cardholder determines both the decision whether to offer or open an account and the initial credit guideline. FDS has also found that it can open accounts for applicants for whom no credit service information is available at a level of risk deemed acceptable by FDS by independently verifying the information contained in the application and establishing low initial credit guidelines. FDS may change its credit evaluation policies or screening methods at any time.

      Each cardholder is subject to an agreement governing the terms and conditions of that cardholder's account. Under each agreement, FDS reserves the right, subject to applicable law, to change or terminate any terms, conditions, services, or features of the related account, including increasing or decreasing finance charges, other charges, or minimum payments. Credit guidelines are maintained by FDS and are revised upward or downward based on changes in credit scoring formulas and on cardholders' purchase and payment histories. Each charge to an account is entered and approved at the time the charge is made through direct communication with the central processing system maintained by FACS for the purpose of monitoring credit guidelines and possible fraudulent activity.


SERVICING OF ACCOUNTS

      The accounts are grouped into billing cycles for purposes of administrative convenience for each FEDERATED subsidiary. Each billing cycle has a separate monthly billing date (which may vary slightly from month to month) at which time the activity in the related accounts during the month ending on that billing date is processed and billed to cardholders. New accounts are assigned to billing cycles in a manner which is intended, for purposes of administrative convenience, to equalize the number of accounts in the billing cycles.

      Monthly billing statements are sent to holders of the FEDERATED CARDS who have positive or negative balances. The billing statements present the total amount due and show the allocation between principal, current fees, current finance charges, scheduled due date and the minimum payment due. Subject to applicable law, late fees and returned check fees are also added to a cardholder's outstanding balance. No issuance, annual, over credit limit, or transaction fees are currently charged to obligors on the ACCOUNTS. FDS may change its billing practices, including the minimum monthly payment amounts, at any time. For a description of the servicing procedures, see "The Pooling and Servicing Agreement-Collection and Other Servicing Procedures."

      A monthly finance charge is assessed on the ACCOUNTS. The charge is based on the average daily balance outstanding on an ACCOUNT during a monthly billing period and is calculated by multiplying the average daily balance by the applicable finance charge rate. Current purchase transactions are included in the average daily balance where permitted by applicable law. Finance charges are assessed from date of purchase, although a grace period is available to avoid the finance charge if the account is paid in full. Payments by obligors generally are applied in the following order (pursuant to applicable law): (i) to finance charges, (ii) to other charges or fees, and (iii) to the unpaid principal balance of purchases allocated first to the longest outstanding receivable. The annual finance charge rate is 21.6% per annum, generally subject (where permitted) to a minimum monthly charge of $0.50, except where a lower rate is established by law and in those states in which a lower rate is chosen by FDS in consultation with the applicable FEDERATED subsidiary for competitive reasons. Under the terms of the account agreements governing the ACCOUNTS, FDS may change its finance charge rates at any time. There can be no assurance that finance charges, fees, and other charges will remain at current levels in the future. For discussions of the factors possibly affecting finance charges, fees and other charges and, accordingly, the amount of collections on receivables and payments on your certificates, see "Risk Factors," "Trust Credit Card Portfolio--Characteristics of the Trust Portfolio" and "Legal Aspects of the Receivables--Consumer Protection Laws" in the attached prospectus and "The Receivables", "Maturity Considerations" and "The Pooling and Servicing Agreement--Addition of Trust Assets" in this prospectus supplement.

DELINQUENCY AND COLLECTIONS PROCEDURES FOR FDS CREDIT CARDS

      All of the receivables in a particular ACCOUNT are considered to become delinquent immediately upon the failure of any payment due thereon to be made in full on or prior to the date due. Efforts to collect delinquent credit card receivables are made by FACS personnel and collection agencies and attorneys retained by FACS. Under current procedures, FACS automatically prints a statement message on all customer statements after a scheduled payment has been missed. If payment has not been received by 14 days after the billing date, a reminder letter is sent to the cardholder. If payment still has not been received by the next billing date, the account is eligible for assignment to a FACS collector, who may send additional letters and initiate telephone contact with the cardholder in an effort to make payment arrangements. The current policy of the ORIGINATORS is generally to recognize losses no later than the eighth month of delinquency (or, in the case of certain major purchase plan accounts, no later than the ninth month of delinquency), although charge-offs may be made earlier in certain circumstances. The ORIGINATORS may change their charge-off policies and collection practices at any time in accordance with their business judgment and applicable law. Under the terms of the POOLING AND SERVICING AGREEMENT, any Recoveries received in respect of receivables in charged-off Accounts, net of the estimated expenses of collection, will be paid to the trust.


                              THE RECEIVABLES

      The receivables in the trust include PRINCIPAL RECEIVABLES and FINANCE CHARGE RECEIVABLES. These receivables are generated from eligible accounts selected by FDS from the FEDERATED portfolio to be conveyed to the trust.

ADDITION OF ACCOUNTS

      FDS has sold to PRC and PRC has transferred to the trust, all receivables existing in each initial account on the CUT-OFF DATE. Each company has also agreed to sell or transfer receivables existing in any AUTOMATIC ADDITIONAL ACCOUNT on the date of its creation and receivables generated in the initial accounts and the AUTOMATIC ADDITIONAL ACCOUNTS after these dates.

      PRC also has the right, and in some cases the obligation, to assign additional accounts to the trust. All receivables in these SUPPLEMENTAL ACCOUNTS are then conveyed to the trust, whether these receivables already exist or are later created.

      Under the PURCHASE AGREEMENT, FDS has the obligation to sell receivables to PRC to allow PRC to satisfy its obligations and to exercise its options under the POOLING AND SERVICING AGREEMENT. The accounts must meet eligibility requirements, as specified in the POOLING AND SERVICING AGREEMENT, as of the date PRC designates that receivables in those accounts will be included in the trust. According to the eligibility requirements, FDS will represent and warrant to PRC and PRC will represent and warrant to the trust that:

     o  the account has not been, and does not have:

        - any receivables that have been sold, pledged or assigned to any person except according to the POOLING AND SERVICING AGREEMENT,

        -         any receivables that are charged off receivables, and

        - any receivables identified as having been incurred through fraudulent use of any related credit cards, and

     o  for any receivable existing under these accounts, the receivable:

        -         has arisen under an eligible account,

        - arises under a CHARGE ACCOUNT AGREEMENT and constitutes a legal, valid, binding and enforceable obligation of the cardholder and

        - at the time of transfer to the trust will be transferred free and clear of any liens and security interests arising through the transferor, except PERMITTED LIENS.

      There can be no assurance that all the accounts will continue to meet the applicable eligibility requirements throughout the life of the trust. See "The Pooling and Servicing Agreement -- Representations and Warranties" for a detailed discussion.

      It is possible that ADDITIONAL ACCOUNTS will not be accounts of the same type previously included in the trust. There can be no assurance that ADDITIONAL ACCOUNTS will be of the same credit quality as the initial accounts. ADDITIONAL ACCOUNTS may contain receivables which consist of fees, charges and amounts that are different from the fees, charges and amounts described in this prospectus. ADDITIONAL ACCOUNTS may also have different credit limits, balances and ages. As a result, there can be no assurance that the accounts will continue to have the characteristics described in this prospectus as ADDITIONAL ACCOUNTS are added. In addition, the inclusion in the trust of ADDITIONAL ACCOUNTS with lower periodic finance charges or fees may have the effect of reducing the PORTFOLIO YIELD. See "The Pooling and Servicing Agreement--Addition of Trust Assets" and "-- Removal of Accounts" for a description of the conditions to addition and removal of accounts.

REMOVAL OF ACCOUNTS

      PRC may also designate accounts as REMOVED ACCOUNTS. The receivables in the REMOVED ACCOUNTS will be removed from the trust and reassigned to PRC. Throughout the term of the trust, the trust portfolio will consist of the initial ACCOUNTS plus any ADDITIONAL ACCOUNTS minus any REMOVED ACCOUNTS. See "The Pooling and Servicing Agreement--Removal of Accounts" for a description of the conditions to any removal of accounts.

ADDITIONAL INFORMATION IN THE PROSPECTUS SUPPLEMENT

      The prospectus supplement for each series of certificates will provide information about the trust portfolio. This information will include:

     o  the composition of the ACCOUNTS by account balance,

     o  the composition of the ACCOUNT by credit guidelines,

     o  the composition of the ACCOUNTS by payment status,

     o  the composition of the ACCOUNTS by age,

     o  the composition of the ACCOUNTS by geographic distribution, and

     o   the delinquency and loss statistics relating to the accounts.


                          MATURITY CONSIDERATIONS

      Following the REVOLVING PERIOD, each series of certificates is expected to begin to accumulate principal or begin to distribute principal to certificateholders. The attached prospectus supplement describes the conditions under which the ACCUMULATION PERIOD or AMORTIZATION PERIOD will begin for your class of certificates.

      Principal will accumulate in a funding account if your series features a CONTROLLED ACCUMULATION PERIOD or RAPID ACCUMULATION PERIOD and one of these principal ACCUMULATION PERIODS begins. As described in the attached prospectus supplement, during a CONTROLLED ACCUMULATION PERIOD on each business day an amount of principal, up to the amount specified, will be set aside in the funding account. If a PAY OUT EVENT or a similar event described in the related prospectus supplement occurs and your series features a RAPID ACCUMULATION PERIOD, the full amount of principal available to your series will be deposited in a funding account, up to the amount specified in the related prospectus supplement. This accumulated principal will be paid to you on the EXPECTED FINAL PAYMENT DATE for your class of certificates, or earlier if an AMORTIZATION PERIOD begins before your first EXPECTED FINAL PAYMENT DATE. Note that, although your series may feature an ACCUMULATION PERIOD, your class of certificates may not make use of it.

      Principal will be paid to you in increments, up to the amount specified in the attached prospectus supplement, if your class of certificates features a CONTROLLED AMORTIZATION PERIOD and this period begins. Your class of certificates might also begin to pay principal to you if the attached prospectus supplement specifies that your class will begin early amortization. Early amortization will begin, for all classes of your series, when a PAY OUT EVENT occurs. Principal will be paid to you only on a DISTRIBUTION DATE during any AMORTIZATION PERIOD.

      The prospectus supplement provides the following information about maturity:

     o the date any ACCUMULATION PERIOD or AMORTIZATION PERIOD is scheduled to begin,

     o the principal amount of the payments expected or available for each period,

     o the priority of accumulations and payments among the classes of each series,

     o any PAY OUT EVENTS that may cause a RAPID ACCUMULATION PERIOD or an EARLY AMORTIZATION PERIOD,

     o historical data showing payments by cardholders and total charge-offs, and

     o  other information about the FEDERATED portfolio.

      We can give you no assurance that principal will be available when expected, either to accumulate or to pay you. Collection of principal may or may not be constant from month to month or be similar to any historical experience. Collections may be affected by seasonality, by changes in payment habits of cardholders or by general economic conditions. A slowdown in the payment rate may extend the expected life of your certificates if principal is collected more slowly. This may affect your anticipated yield to maturity. Also, the occurrence of any PAY OUT EVENT may substantially shorten the average life of your certificates. You may find it difficult to reinvest funds in an instrument with a comparable interest rate and comparable risk characteristics if the certificates are paid sooner than anticipated.


                      DESCRIPTION OF THE CERTIFICATES

      Following is a summary describing the material provisions common to each series of certificates. If you are purchasing certificates, the attached prospectus supplement describes any series-specific provisions supplementing the information in this prospectus. Each series of certificates will be issued through the POOLING AND SERVICING AGREEMENT and a supplement to that agreement. This prospectus and the attached prospectus supplement do not contain all information about your certificates. For a detailed description of the certificates, also read the POOLING AND SERVICING AGREEMENT and the SUPPLEMENT.

      The certificates offered through this prospectus and the attached prospectus supplement will be issued in "series" consisting of one or more "classes," which may be senior to other classes. Each series of certificates will represent an interest in the trust distinct from the EXCHANGEABLE TRANSFEROR CERTIFICATE and any other series of certificates issued by the trust. Each class of a series will evidence the right to receive a specified portion of principal and finance charge collections on receivables in the trust portfolio. Each class of a series may differ from other classes in some aspects, including:

     o  maturity date,

     o  interest rate, and

     o  availability and amount of enhancement.

Payments will be made to certificateholders in whose names the certificates were registered on the RECORD DATES specified in the attached prospectus supplement.

      For each series of certificates, the INVESTED AMOUNT on any date generally will be equal to the initial INVESTED AMOUNT for that series reduced by:

     o  the amount of principal paid to the related certificateholders, AND

     o the amount of unreimbursed INVESTOR CHARGE-OFFS and reallocated principal collections for that series.

      The INVESTED AMOUNT may further be adjusted by:

     o  the amount of principal on deposit in any specified account, and

     o  any other amount stated in the related prospectus supplement.

      Each series of certificates may consist of one or more classes, one or more of which may be senior certificates and one or more of which may be subordinated certificates. Each class of a series will have the right to receive a specified portion of each distribution of principal or interest or both. PRC currently owns the EXCHANGEABLE TRANSFEROR CERTIFICATE. The EXCHANGEABLE TRANSFEROR CERTIFICATE represents the undivided interest in the trust not represented by the certificates or the rights of any enhancement providers to receive payments from the trust. The holder of the EXCHANGEABLE TRANSFEROR CERTIFICATE will have the right to a percentage of all collections on the receivables in the trust.

      Certificates offered through this prospectus and the attached prospectus supplement will be:

     o  represented by certificates registered in the name of a DTC nominee,

     o available for purchase in minimum denominations and integral multiples of $1,000, and

     o  available for purchase in book-entry form only.

The certificates in book-entry form, in which you will hold a beneficial interest as described under "--Book-Entry Registration," are "global securities." The attached prospectus supplement will specify if:

     o your series of certificates, or one or more classes of your series, may be issued in a different form, and

     o your certificates have any other characteristics different from those listed above.

      The attached prospectus supplement may state that application will be made to list your series or class of certificates on the Luxembourg Stock Exchange or another exchange.

FORM OF YOUR CERTIFICATES

      The following description of the form of your certificates includes how they are transferred and how the trust makes payments to you. One or more of the following clearing systems performs transactions in your certificates:

     o  The Depository Trust Company or "DTC,"

     o  Clearstream Banking, societe anonyme or "CLEARSTREAM," and

     o the system operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office referred to as "EUROCLEAR."

      DTC provided the information in this section concerning DTC and its book-entry system. PRC has not independently verified the accuracy of this information.

      DTC has informed PRC that its nominee is Cede & Co. or "Cede." Cede is expected to be the holder of record of each class of certificates offered under this prospectus. This means that you, as an owner of certificates, will only be entitled to a DEFINITIVE CERTIFICATE representing your interest in the issued certificates under specified circumstances. Instead, you will own certificates through a book-entry record maintained by DTC. All references in this document to:

      o distributions, reports, notices and statements will be made to DTC or Cede, as the registered holder of the certificates, for distribution to you following DTC procedures, and

      o actions by certificateholders refer to actions taken by DTC upon instructions from DTC PARTICIPANTS.

      You may hold your certificates through DTC in the U.S., CLEARSTREAM or EUROCLEAR in Europe or in any other manner described in the attached prospectus supplement. You may hold your certificates directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants. Descriptions of the clearing systems follow.

DTC

      DTC is:

     o  a limited-purpose trust company organized under the New York
        Banking Law,

     o  a "banking organization" within the meaning of the New York Banking
        Law,

     o  a member of the Federal Reserve System,

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

     o a "clearing agency" registered under the Securities Exchange Act of 1934, as amended.

DTC performs various services for its participating organizations, referred to as DTC PARTICIPANTS. These services include:

     o  holding securities that DTC PARTICIPANTS deposit with it, and

     o providing a system where DTC PARTICIPANTS may clear and settle securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in their accounts, so there is no physical movement of securities certificates.

DTC PARTICIPANTS:

     o include securities brokers and dealers, banks, trust companies, and clearing corporations, and

     o may include other organizations, including the underwriters of any series of certificates issued through this document.

A number of DTC PARTICIPANTS, the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC. Securities brokers and dealers, banks, trust companies and other financial organizations that clear through or maintain a custodial relationship with a DTC PARTICIPANT, either directly or indirectly, have indirect access to the DTC system. The rules applicable to DTC and its DTC PARTICIPANTS are on file with the SEC.

CLEARSTREAM

      CLEARSTREAM is incorporated under the laws of Luxembourg as a professional depository and:

     o  holds securities for CLEARSTREAM CUSTOMERS,

     o provides a system where CLEARSTREAM CUSTOMERS may clear and settle securities transactions through electronic book-entry changes in their accounts, so there is no physical movement of securities certificates,

     o  settles transactions in any of 36 currencies, including U.S. dollars,

     o provides for CLEARSTREAM CUSTOMERS, among other services, safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing, and

     o deals with domestic securities markets in over 30 countries through established depository and custodial relationships.

CLEARSTREAM has established an electronic bridge with Morgan Guaranty's Brussels, Belgium office, acting as EUROCLEAR operator, to facilitate settlement of trades between CLEARSTREAM and EUROCLEAR. CLEARSTREAM currently accepts over 110,000 securities issues on its books. As a professional depository, CLEARSTREAM is regulated by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. CLEARSTREAM CUSTOMERS:

     o are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations,

     o may include the underwriters of any series of certificates issued through this document, and

     o  in the U.S., are limited to securities brokers, dealers and banks.

Currently, CLEARSTREAM has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Banks, brokers, dealers, trust companies and other organizations that clear through or maintain a custodial relationship with a CLEARSTREAM CUSTOMER, either directly or indirectly, have indirect access to CLEARSTREAM.

EUROCLEAR

      The EUROCLEAR system was created in 1968:

     o to hold securities of its participating organizations, referred to as EUROCLEAR PARTICIPANTS, and

     o to clear and settle transactions between EUROCLEAR PARTICIPANTS through simultaneous electronic book-entry delivery against payment, so there is:

        - no need for physical movement of securities certificates, and

        - no risk from lack of simultaneous transfers of securities and cash.

The EUROCLEAR system's various services include:

     o settlement of transactions in any of 34 currencies, including U.S. dollars, and

     o securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC.

The EUROCLEAR system is operated by Morgan Guaranty's Brussels, Belgium office, acting as EUROCLEAR operator, under contract with the Euroclear Clearance System, S.C., a Belgian cooperative corporation, which establishes policy for the EUROCLEAR system on behalf of EUROCLEAR PARTICIPANTS. EUROCLEAR PARTICIPANTS:

     o include central banks and other banks, securities brokers and dealers and other professional financial intermediaries, and

     o may include the underwriters of any series of certificates offered through this document.

Other firms that clear through or maintain a custodial relationship with a EUROCLEAR PARTICIPANT, either directly or indirectly, have indirect access to the EUROCLEAR system.

      The EUROCLEAR operator conducts all operations for EUROCLEAR, and holds all EUROCLEAR securities clearance accounts and cash accounts. The EUROCLEAR operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      The Terms and Conditions Governing Use of EUROCLEAR and the related Operating Procedures of the EUROCLEAR system and applicable Belgian law govern:

     o securities clearance accounts and cash accounts with the EUROCLEAR operator,

     o  transfers of securities and cash within the EUROCLEAR system,

     o  withdrawal of securities and cash from the EUROCLEAR system, and

     o  receipts of payments for securities in the EUROCLEAR system.

The EUROCLEAR system holds all securities (1) on a fungible basis and (2) without knowledge of the actual owners holding through EUROCLEAR
PARTICIPANTS and to whose accounts the securities are credited. The EUROCLEAR operator acts under these terms and conditions only on behalf of EUROCLEAR PARTICIPANTS and has no record of or relationship with persons holding through EUROCLEAR PARTICIPANTS.

BOOK-ENTRY REGISTRATION

      Cede, as DTC's nominee, holds the global securities. CLEARSTREAM will hold omnibus positions on behalf of CLEARSTREAM CUSTOMERS, while EUROCLEAR will do the same on behalf of EUROCLEAR PARTICIPANTS, through customers' securities accounts in CLEARSTREAM'S and EUROCLEAR'S names on the books of each of their depositaries. These depositaries will, in turn, hold these positions in customers' securities accounts in the depositaries' names on DTC's books.

      Transfers between:

     o  DTC PARTICIPANTS occur under the DTC rules, and

     o CLEARSTREAM CUSTOMERS and EUROCLEAR PARTICIPANTS occur in the ordinary way under their applicable rules and operating procedures.

Cross-market transfers occur through DTC, under its rules, on behalf of CLEARSTREAM or EUROCLEAR by each of their depositaries, whether between persons holding securities directly or indirectly:

     o  through DTC, on the one hand, and

     o through CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS, on the other hand.

However, these cross-market transactions will require delivery of instructions to CLEARSTREAM or EUROCLEAR by the counterparty in its system under either clearing system's rules and procedures, and within its established European time deadlines. CLEARSTREAM or EUROCLEAR will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to accomplish final settlement on its behalf by:

     o  delivering or receiving securities in DTC, and

     o making or receiving payment under normal procedures for same-day funds settlement applicable to DTC.

CLEARSTREAM CUSTOMERS and EUROCLEAR PARTICIPANTS may not deliver instructions directly to the depositaries.

      Because of time-zone differences, credits of securities in CLEARSTREAM or EUROCLEAR due to a transaction with a DTC PARTICIPANT will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. These credits or any other transactions in the securities settled during that processing will be reported to the relevant CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS on that day. Cash received in CLEARSTREAM or EUROCLEAR because of sales of securities by or through a CLEARSTREAM CUSTOMER or a EUROCLEAR PARTICIPANT:

     o  will be received with value on the DTC settlement date, and

     o will only be available in the relevant CLEARSTREAM or EUROCLEAR cash account only as of the business day following settlement in DTC.

      Your purchases of certificates under the DTC system must be made by or through DTC PARTICIPANTS, which will receive a credit for the certificates on DTC's records. Your ownership interest is, in turn, recorded on the DTC PARTICIPANTS' and indirect participants' records. You will not receive written confirmation from DTC of their purchase, but you can expect to receive written confirmation providing details of the transaction, as well as periodic statements of your holdings, from the DTC PARTICIPANT or indirect participant through which you entered into the transaction. Transfers of ownership interests in the certificates are accomplished by entries made on the books of DTC PARTICIPANTS acting on behalf of you and other certificateholders. You will not receive certificates representing your ownership interest in the certificates offered through this document, unless use of the book-entry system for these certificates has ended.

      DTC registers all certificates deposited with it by DTC PARTICIPANTS in the name of its nominee, Cede, to make all later transfers of certificates easier. The deposit of certificates with DTC and their registration in the name of Cede will not change beneficial ownership of the certificates. DTC has no knowledge of the actual owners of the certificates; its records reflect only the identity of the DTC PARTICIPANTS to whose accounts the certificates are credited, which may or may not be the actual certificate owners. DTC PARTICIPANTS remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by:

     o  DTC to DTC PARTICIPANTS,

     o  DTC PARTICIPANTS to indirect participants, and

     o  DTC PARTICIPANTS and indirect participants to certificateholders,

will be governed by arrangements among them, under any applicable statutory or regulatory requirements.

      Neither DTC nor Cede will consent or vote on these certificates. Under its usual procedures, DTC mails an omnibus proxy to PRC as soon as possible after the record date. In this way, DTC assigns Cede's consenting or voting rights to those DTC PARTICIPANTS to whose accounts these certificates are credited on the relevant record date.

      For each DISTRIBUTION DATE:

     o the trustee makes principal and interest payments on the certificates to DTC, and

     o DTC credits each of those payments to DTC PARTICIPANTS' accounts on that date according to each of the participants' holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date.

Payments by any DTC PARTICIPANT to certificateholders will be:

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and

     o the responsibility of that DTC PARTICIPANT and not of DTC, the trustee or PRC, under any applicable statutory or regulatory requirements.

The responsibility for:

     o  payment of principal and interest to DTC belongs to the trustee,

     o disbursement of these payments to DTC PARTICIPANTS belongs to DTC, and

     o disbursement of these payments to certificateholders belongs to DTC PARTICIPANTS and indirect participants.

      DTC may stop providing its services as securities depository for these certificates at any time by giving reasonable notice to PRC or the trustee. If this occurs and if a successor securities depository is not obtained, DEFINITIVE CERTIFICATES will be printed and delivered. PRC may decide to end use of the system of book-entry transfers through DTC or a successor securities depository. If so, DEFINITIVE CERTIFICATES will be delivered to each certificateholder. See "--Definitive Certificates" for a description of the circumstances under which the trust will issue Definitive Certificates to you.

      CLEARSTREAM or EUROCLEAR will credit distributions on certificates held through it to the cash accounts of CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS under its rules and procedures, to the extent received by its depositary. These distributions will require tax reporting under relevant U.S. tax laws and regulations as described under "Tax Matters." CLEARSTREAM or the EUROCLEAR operator will take any other action permitted to be taken by a certificateholder under the POOLING AND SERVICING AGREEMENT on behalf of a CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT:

     o  only under its relevant rules and procedures, and

     o to the extent its depositary can carry out those actions on its behalf through DTC.

      Although DTC, CLEARSTREAM and EUROCLEAR have agreed to the procedures above to provide a system that makes transfers of certificates among their participants or customers easier:

     o they are under no obligation to perform or continue to perform these procedures, and

     o  they may stop these procedures at any time.

DEFINITIVE CERTIFICATES

      The certificates offered through this prospectus will be initially issued in book-entry form. DEFINITIVE CERTIFICATES in fully registered, certificated form will not be issued to any party except DTC or its nominee unless:

     o  PRC advises the trustee in writing:

        - that DTC is no longer willing or able to discharge properly its responsibilities as depository for this series of certificates, and the trustee or PRC is unable to locate a qualified successor,

        -         that it chooses to end the book-entry system through DTC, or

     o  after a SERVICER DEFAULT occurs:

        -         certificateholders representing (1) not less than 50% or
                  (2) another percentage specified in the attached prospectus supplement of the total unpaid principal amount of the certificates advise the trustee and DTC through DTC PARTICIPANTS in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the certificateholders.

      If any of these events occurs, DTC must notify all DTC PARTICIPANTS of the availability through DTC of DEFINITIVE CERTIFICATES. Once DTC gives the definitive certificate representing these certificates and instructions for re-registration to the trustee:

     o the trustee will issue the certificates as DEFINITIVE CERTIFICATES, and

     o afterwards, the trustee will recognize the holders of these DEFINITIVE CERTIFICATES as holders under the POOLING AND SERVICING AGREEMENT.

The trustee then makes payments:

     o directly to holders of DEFINITIVE CERTIFICATES under the procedures provided in this prospectus and in the POOLING AND SERVICING AGREEMENT, and

     o on each DISTRIBUTION DATE, to holders in whose names the DEFINITIVE CERTIFICATES were registered at the close of business on the related RECORD DATE.

      If you own DEFINITIVE CERTIFICATES, payments will be made by check and mailed to you at an address maintained by the trustee.

      The final payment will be made only when a certificate is presented and surrendered at the office or agency specified in the notice of final distribution to certificateholders, whether it is:

     o  a DEFINITIVE CERTIFICATE, or

     o  a certificate registered in the name of DTC or its nominee.

The trustee will provide this notice to registered certificateholders no later than the fifth day of the month in which the final distribution will occur.

      DEFINITIVE CERTIFICATES will be transferable and exchangeable at the office of the transfer agent and registrar, which shall initially be the trustee. The transfer agent and registrar will impose no service charge but may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar shall not be required to register the transfer or exchange of DEFINITIVE CERTIFICATES for a period of fifteen days preceding the due date for any payment on the DEFINITIVE CERTIFICATES.

INITIAL SETTLEMENT

      Each class of certificates offered under this prospectus and the attached prospectus supplement will be held in book-entry form by DTC in the name of its nominee, Cede. Investors' interests in the certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CLEARSTREAM and EUROCLEAR will hold positions on behalf of their customers or participants through their respective depositaries, which will hold positions in accounts as DTC PARTICIPANTS.

      Custody accounts of investors who elect to hold certificates through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors who elect to hold certificates through CLEARSTREAM or EUROCLEAR accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Trading between DTC Participants. Secondary market trading between investors holding certificates through DTC will be conducted according to the rules and procedures for U.S. corporate debt obligations. Secondary market trading between DTC PARTICIPANTS will be settled in same-day funds.

      Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between investors holding certificates through CLEARSTREAM and EUROCLEAR will be conducted in the ordinary way under:

     o  their normal rules and operating procedures, and

     o conventional eurobond practice, which means a seven calendar day settlement.

Secondary market trading between CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS will be settled using the procedures for conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream or Euroclear purchaser. Transfers of certificates from the account of a DTC PARTICIPANT to the account of a CLEARSTREAM CUSTOMER or a EUROCLEAR PARTICIPANT usually occur as follows:

      the purchaser sends instructions to CLEARSTREAM or EUROCLEAR through that customer or participant at least one business day before settlement,

     o CLEARSTREAM or EUROCLEAR instructs its depositary to receive the securities against payment, which includes interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date,

     o that depositary credits payments to the DTC PARTICIPANT'S account against delivery of the securities, and

     o after settlement has been completed, the depositary credits securities to the relevant clearing system, which, in turn, under its usual procedures, credits those securities to that customer's or participant's account.

The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the securities will accrue from, the value date--which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the CLEARSTREAM or EUROCLEAR cash debit will be valued instead as of the actual settlement date.

      CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS will need to make available to each of their clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CLEARSTREAM or EUROCLEAR. Under this approach, they may take on credit exposure to CLEARSTREAM or EUROCLEAR until the securities are credited to their accounts one day later.

      As an alternative, if CLEARSTREAM or EUROCLEAR has extended a line of credit to them, CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. So, the investment income on the securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each CLEARSTREAM CUSTOMER'S or EUROCLEAR PARTICIPANT'S particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC PARTICIPANTS can use their usual procedures for sending securities to their depositaries for the benefit of CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS. The sale proceeds will be available to the DTC seller on the settlement date. In this way, to the DTC PARTICIPANT a cross-market transaction will settle no differently than a trade between two DTC PARTICIPANTS.

      Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CLEARSTREAM CUSTOMERS and EUROCLEAR PARTICIPANTS may use their customary procedures for transfers of securities by a clearing system, through its depositary, to a DTC
Participant. Trading usually occurs as follows:

      o the seller sends instructions to CLEARSTREAM or EUROCLEAR through a CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT at least one business day before settlement,

      o CLEARSTREAM or EUROCLEAR instructs its depositary to deliver the bonds to the DTC PARTICIPANT'S account against payment, which includes interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date, and

      o the payment is reflected in the account of that customer or participant the next day, and receipt of the cash proceeds in that customer's or participant's account is back-valued to the value date--the preceding day when settlement occurred in New York.

Should the CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will cancel out any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the CLEARSTREAM CUSTOMER'S or EUROCLEAR PARTICIPANT'S account would instead be valued as of the actual settlement date. Finally, day traders that use CLEARSTREAM or EUROCLEAR and that purchase securities from DTC PARTICIPANTS for delivery to CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o borrowing through CLEARSTREAM or EUROCLEAR for one day--until the purchase side of the day trade is reflected in their CLEARSTREAM or EUROCLEAR accounts--under the clearing system's customary procedure,

      o borrowing the securities in the U.S. from a DTC PARTICIPANT no later than one day before settlement which would give the securities sufficient time to be reflected in their CLEARSTREAM or EUROCLEAR account to settle the sale side of the trade, or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC PARTICIPANT is at least one day before the value date for the sale to the CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT.

INVESTOR PERCENTAGE

      The assets of the trust are allocated among:

      o certificateholders of each series,

      o providers of uncertificated enhancement backed by receivables, and

      o the holder of the EXCHANGEABLE TRANSFEROR CERTIFICATE.

      Each series issued by the trust is backed by an amount of PRINCIPAL RECEIVABLES and amounts on deposit in various trust bank accounts. The attached prospectus supplement may describe how your series' INVESTED AMOUNT will be adjusted by the amount of funds deposited in a bank account or accounts or in any other way. The INVESTED AMOUNT can vary from period to period, and on any date is generally equal to:

      (initial INVESTED AMOUNT on the series' CLOSING DATE) - (total principal payments made to the series' certificateholders) - (total unreimbursed charge-offs and reallocated principal collections for the series)

      Any COLLATERAL INVESTED AMOUNT in a series will also be included in that series' INVESTED AMOUNT. If your series includes a COLLATERAL INVESTED AMOUNT, a description will be included in the attached prospectus supplement. During each series' REVOLVING PERIOD, the INVESTED AMOUNT is expected to remain constant to the extent noted in the attached prospectus supplement unless certificates are purchased by PRC.

      The total INVESTED AMOUNT in the trust is the sum of the INVESTED AMOUNTS for all series issued from the trust.

      The certificates of each series represent undivided interests in the assets of the trust, including the right to each series' INVESTOR PERCENTAGE of all cardholder payments on receivables in the trust. Certificateholders of each series will receive varying amounts of collections of principal and finance charges each month, and will also be allocated a varying portion of receivables in defaulted accounts written off during each month. Principal collections, finance charge collections and receivables in defaulted accounts may be allocated to your series in different ways: the attached prospectus supplement will describe how the various INVESTOR PERCENTAGES are calculated. If your series includes multiple classes of certificates, collections allocated to your series may be further allocated among each class.

      As a certificateholder, your right to collections is limited to the amounts needed to make required payments to you. Collections allocated to your series or your class of certificates might be reallocated. The attached prospectus supplement and the POOLING AND SERVICING AGREEMENT explain how collections will be allocated to, or reallocated from, your certificates.

      Each series of certificates may be included in a group of series. Series in a group may share excess principal collections, finance charge collections or both among themselves. The attached prospectus supplement will state if your series is in a group and, if it is, what other series in your group were outstanding on your series' CLOSING DATE. In addition, the attached prospectus supplement will state whether classes of your series are entitled to TRANSFEROR FINANCE CHARGE COLLECTIONS.

      Each series of certificates represents interests in the trust only, and does not represent interests in or recourse obligations of FEDERATED, FDS or PRC or any of their affiliates. A certificate is not a deposit and neither the certificates nor the underlying trust accounts or receivables are insured or guaranteed by the FDIC or any other governmental agency.

INTEREST

      Interest will accrue from the CLOSING DATE on the related certificate principal balance, or other amount specified in the related prospectus supplement, at the CERTIFICATE RATE. The CERTIFICATE RATE may be a fixed, floating or variable rate as specified in the related prospectus supplement. Interest will be distributed to certificateholders on the DISTRIBUTION DATES specified in the related prospectus supplement.

      Interest payments on any DISTRIBUTION DATE will most likely be funded from FINANCE CHARGE COLLECTIONS allocated to the certificateholders' interest during the previous MONTHLY PERIOD. Interest payments on any DISTRIBUTION DATE may also be funded from:

     o  investment earnings on funds held in accounts of the trust,

     o FINANCE CHARGE COLLECTIONS allocated initially to certificateholders of other series or PRC as holder of the EXCHANGEABLE TRANSFEROR CERTIFICATE,

     o  any applicable enhancement, if necessary, or

     o  other amounts as specified in the related prospectus supplement.

      If the DISTRIBUTION DATES for payment of interest for a series or class occur less frequently than monthly, any collections or other amounts may be deposited in one or more trust accounts for distribution to the certificateholders of that series or class. Each class may have a separate INTEREST FUNDING ACCOUNT if a series has more than one class of certificates.

      The prospectus supplement relating to each series of certificates and each class will describe:

     o  the amounts and sources of interest payments to be made,

     o  the CERTIFICATE RATE, and

     o for a series or class bearing interest at a floating or a variable CERTIFICATE RATE:

        -         the dates and the manner for determining the CERTIFICATE
                  RATES, and

        - the formula, index or other method by which the CERTIFICATE RATES are determined.

PRINCIPAL

      No principal payments will be made to the certificateholders of a series during the REVOLVING PERIOD, except to the extent specified in the related prospectus supplement. Principal will be paid to the certificateholders in the amounts and on the DISTRIBUTION DATES specified in the related prospectus supplement or will be accumulated in a PRINCIPAL FUNDING ACCOUNT for later distribution to certificateholders on the EXPECTED FINAL PAYMENT DATE during:

     o  the ACCUMULATION PERIOD, or

     o  the EARLY AMORTIZATION PERIOD.

      Principal payments for any series or class will be funded from collections of PRINCIPAL RECEIVABLES received during the related MONTHLY PERIOD or periods allocated to that series or shared from other series or from PRC as holder of the EXCHANGEABLE TRANSFEROR CERTIFICATE and from other sources as specified in the related prospectus supplement. These payments will be allocated to the certificateholders' interest of the related series or class. If a series has more than one class of certificates, the certificateholders of one or more classes may receive payments of principal at different times. The related prospectus supplement will describe the manner, timing and priority of payments of principal to certificateholders of each class.

THE EXCHANGEABLE TRANSFEROR CERTIFICATE

      The certificate evidencing the TRANSFEROR INTEREST in the trust is referred to as the EXCHANGEABLE TRANSFEROR CERTIFICATE. The EXCHANGEABLE TRANSFEROR CERTIFICATE represents the right to a percentage of all cardholder payments on the receivables equal to 100% minus the sum of the applicable allocation percentages for all series of certificates then outstanding. The EXCHANGEABLE TRANSFEROR CERTIFICATE may be transferred subject to limitations and conditions described in the POOLING AND SERVICING AGREEMENT.

NEW ISSUANCES

      The POOLING AND SERVICING AGREEMENT allows the transferor to direct the trustee to issue a new series. Each new issuance will have the effect of decreasing the TRANSFEROR INTEREST by the INVESTED AMOUNT of the new series.

      The transferor, the servicer, the trustee and the trust are not required to and do not intend to obtain the consent of, or allow prior review by, any certificateholder of any outstanding series to issue any additional series. The transferor may offer any series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration. Each new series may be offered:

     o  directly, through one or more underwriters or placement agents,

     o  in fixed-price offerings, or

     o  in negotiated transactions or otherwise.

      Any new series may be issued in fully registered or book-entry form in minimum denominations determined by the transferor.

      Under the POOLING AND SERVICING AGREEMENT, the transferor may designate principal terms so that each series has an ACCUMULATION PERIOD or an AMORTIZATION PERIOD. In addition, one or more series may be in their ACCUMULATION PERIOD or AMORTIZATION PERIOD while other series are not.

      The related prospectus supplement specifies whether PRINCIPAL COLLECTIONS otherwise available to a series that is not amortizing or accumulating principal may be treated as SHARED PRINCIPAL COLLECTIONS and reallocated to a series that is amortizing or accumulating principal. In addition, PRINCIPAL COLLECTIONS and FINANCE CHARGE COLLECTIONS otherwise payable to the transferor may be designated to be paid to the certificateholders of the applicable series. Each series may have the benefits of enhancement issued by enhancement providers different from the enhancement providers used in any other series. Under the POOLING AND SERVICING AGREEMENT, the trustee will hold the enhancement only on behalf of the certificateholders of the series to which the enhancement is given. For each enhancement, the transferor may deliver a different form of enhancement agreement.

      The transferor also has the option under the POOLING AND SERVICING AGREEMENT to vary among series the terms on which a series may be repurchased by the transferor or remarketed to other investors.

There is no limit to the number of new issuances the transferor may issue under the POOLING AND SERVICING AGREEMENT. The trust will end only as described in the POOLING AND SERVICING AGREEMENT. There can be no assurance that the terms of any series might not have an impact on the timing and amount of payments received by a certificateholder of another series.

      A new issuance may only be issued after the satisfaction of the conditions given in the POOLING AND SERVICING AGREEMENT and under the related SUPPLEMENT. The obligation of the trustee to authenticate the certificates of each new series and to execute and deliver the related SUPPLEMENT must satisfy the following conditions:

     o the transferor gives the trustee written notice of the new issuance and its date of issuance, at least five business days before the date of the new issuance,

     o the transferor delivers to the trustee the related SUPPLEMENT, in a form satisfactory to the trustee,

     o the transferor delivers to the trustee the related enhancement agreement, if any, executed by each party to that agreement,

     o the transferor, the servicer, and the trustee receive confirmation from each rating agency that the new issuance will not result in a RATINGS EFFECT,

     o the transferor delivers to the trustee and each rating agency an opinion of counsel acceptable to the trustee that for federal income tax purposes:

        - the certificates of the new series will be characterized as indebtedness or as partnership interests, and

        - the new issuance will not adversely affect the federal income tax characterization of any outstanding series.

     o  the TRANSFEROR INTEREST will not be less than the MINIMUM
        TRANSFEROR INTEREST on the date of the new issuance, and

     o  any other conditions specified in any SUPPLEMENT.

      After satisfying these conditions, the trustee will execute the SUPPLEMENT and issue to the transferor the certificates of the new series for execution and redelivery to the trustee for authentication.

TRUST ACCOUNTS

      The servicer has established and will maintain in the name of the trust and for the benefit of the certificateholders of each series, an account called the COLLECTION ACCOUNT. The COLLECTION ACCOUNT is a non-interest-bearing segregated account that must be maintained with the servicer or a QUALIFIED INSTITUTION. The trustee will establish and maintain with a QUALIFIED INSTITUTION for the benefit of the certificateholders two segregated accounts for each series, the INTEREST FUNDING ACCOUNT and the PRINCIPAL ACCOUNT. The trustee also maintains for the benefit of the certificateholders a DISTRIBUTION ACCOUNT, which is a non-interest-bearing segregated demand deposit account established with a QUALIFIED INSTITUTION.

      A QUALIFIED INSTITUTION means a United States depository institution which at all times is acceptable to each rating agency.

      Funds in the INTEREST FUNDING ACCOUNT and PRINCIPAL ACCOUNT will be invested in the following CASH EQUIVALENTS:

     o  obligations fully guaranteed by the United States,

     o time deposits, promissory notes or certificates of deposit of depository institutions or trust companies having at the time of investment the highest short-term debt rating from Moody's and Standard & Poor's,

     o commercial paper having, at the time of the trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's,

     o money market funds rated P-1 by Moody's and AAA-m or AAA-mg by Standard & Poor's or otherwise approved in writing by each Rating Agency,

     o certain open end diversified investment companies which the Rating Agency designates in writing will not result in a withdrawal or downgrading of its then-current rating of any series then rated by it,

     o bankers' acceptances issued by any depository institution or trust company having the highest rating from Moody's and Standard & Poor's,

     o Eurodollar time deposits with an entity having the highest rating from Moody's and Standard & Poor's, and

     o  any other investments approved in writing by each rating agency.

      Any earnings, net of losses and investment expenses, on funds in the INTEREST FUNDING ACCOUNT or the PRINCIPAL ACCOUNT will be paid to the servicer on the last day of the MONTHLY PERIOD. The servicer has the revocable power to withdraw funds from the COLLECTION ACCOUNT and to instruct the trustee to make withdrawals and payments from the INTEREST FUNDING ACCOUNT or the PRINCIPAL ACCOUNT for the purpose of carrying out its duties under the POOLING AND SERVICING AGREEMENT and the SUPPLEMENTS. Under the POOLING AND SERVICING AGREEMENT, a paying agent will be appointed having the revocable power to withdraw funds from the DISTRIBUTION ACCOUNT to make distributions to the certificateholders. The paying agent will initially be the trustee.

DEPOSITS IN COLLECTION ACCOUNT

      Cardholders make payments on the receivables:

     o to LOCK-BOX ACCOUNTS maintained by LOCK-BOX BANKS under LOCK-BOX AGREEMENTS,

     o to the servicer, who deposits all those payments in LOCK-BOX ACCOUNTS no later than the second business day following receipt, or

     o  as IN-STORE PAYMENTS.

All collections on receivables deposited in the LOCK-BOX ACCOUNTS will be held for the benefit of the trust and will be deposited into the COLLECTION ACCOUNT as promptly as possible after the date of processing. IN-STORE PAYMENTS will be deposited in the COLLECTION ACCOUNT as promptly as possible after the date of processing, but in no event later than the second business day following that date of processing. On the same day as any deposit to the COLLECTION ACCOUNT is made, the servicer makes the deposits and payments to the accounts and parties as indicated below; provided, that if FDS or any affiliate of FDS remains the servicer under the POOLING AND SERVICING AGREEMENT, and

     o with respect to any enhancement covering the risk of collection of the servicer:

        - the servicer provides to the trustee a letter of credit or other form of enhancement covering that risk acceptable to the rating agency and

        - the transferor has not received a notice from the rating agency that the letter of credit or other form of enhancement would result in the lowering of that rating agency's then-current rating of any series of certificates then outstanding,

     o the servicer has and maintains a short-term credit rating of at least P-1 by Moody's and of at least A-1 by Standard & Poor's, or

     o each rating agency confirms that the action will not result in a downgrading or withdrawal of the then-current rating of any outstanding series,

then the servicer may make deposits and payments on the business day immediately before the DISTRIBUTION DATE in an amount equal to the net amount of those deposits and payments which would have been made had the conditions of this proviso not applied and some payments and allocations described in this prospectus supplement may be made on a monthly, rather than a daily, basis.

      If any of the criteria above are satisfied, payments on the receivables collected by the servicer will not be segregated from the assets of the servicer. Until payments on the receivables collected by the servicer are deposited into the COLLECTION ACCOUNT, those funds may be used by the servicer for its own benefit, and the proceeds of any short-term investment of those funds will accrue to the servicer. While the servicer holds funds representing payments on the receivables collected by the servicer and is permitted to use those funds for its own benefit, the certificateholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the servicer. The servicer will pay no fee to the trust or any certificateholder for any use by the servicer of funds collected on the receivables.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

      The related prospectus supplement specifies if the certificateholders of a series or any class may be entitled to receive all or a portion of EXCESS FINANCE CHARGE COLLECTIONS of another series to cover any shortfalls on amounts payable from FINANCE CHARGE COLLECTIONS allocable to that series or class. EXCESS FINANCE CHARGE COLLECTIONS for any MONTHLY PERIOD will equal the excess of FINANCE CHARGE COLLECTIONS and other amounts allocated to the certificateholders' interest of a series or class over the sum of:

     o interest accrued for the current month and overdue monthly interest on the certificates,

     o  accrued and unpaid monthly servicing fees,

     o  the INVESTOR DEFAULT AMOUNT,

     o  unreimbursed INVESTOR CHARGE-OFFS, and

     o  other amounts specified in the related prospectus supplement.

      EXCESS FINANCE CHARGE COLLECTIONS will be applied to cover any shortfalls to amounts payable from FINANCE CHARGE COLLECTIONS allocable to any other series in the same group. EXCESS FINANCE CHARGE COLLECTIONS will be distributed evenly to each series based on the amount of the shortfall, if any, to each other series. There can be no assurance that any other series will be outstanding or that there will be any EXCESS FINANCE CHARGE COLLECTIONS available to that group for any MONTHLY PERIOD.

SHARED PRINCIPAL COLLECTIONS

      The related prospectus supplement will specify if PRINCIPAL
COLLECTIONS for any MONTHLY PERIOD allocated to the certificateholders' interest of that series, after required distributions for that series, will be available to other series. The servicer will determine SHARED PRINCIPAL COLLECTIONS as follows:

     o  the amount of PRINCIPAL COLLECTIONS for any MONTHLY PERIOD, plus

     o other amounts described in the SUPPLEMENT of that series, allocated to that series remaining after covering the required deposits and distributions and any similar amount remaining for any other series.

      The servicer will allocate the SHARED PRINCIPAL COLLECTIONS to cover any principal distributions to certificateholders and deposits to PRINCIPAL FUNDING ACCOUNTS for any series that are either scheduled or permitted and that have not been covered out of the investor principal collections and other amounts for that series. If these PRINCIPAL SHORTFALLS exceed SHARED PRINCIPAL COLLECTIONS for any MONTHLY PERIOD, SHARED PRINCIPAL COLLECTIONS will be allocated evenly among the applicable series based on the respective PRINCIPAL SHORTFALLS of each series. To the extent that SHARED PRINCIPAL COLLECTIONS exceed PRINCIPAL SHORTFALLS, the balance will be allocated to the holder of the EXCHANGEABLE TRANSFEROR CERTIFICATE, but only if:

     o  the TRANSFEROR INTEREST is greater than the MINIMUM TRANSFEROR
        INTEREST, or

     o in all other circumstances the SHARED PRINCIPAL COLLECTIONS will be deposited in the EXCESS FUNDING ACCOUNT.

      Any reallocation of PRINCIPAL COLLECTIONS will not result in a reduction in the INVESTED AMOUNT of the series to which collections were initially allocated. There can be no assurance that there will be any SHARED PRINCIPAL COLLECTIONS in any MONTHLY PERIOD.

EXCESS FUNDING ACCOUNT

      The servicer will establish and maintain with a Qualified Institution in the name of the trust, for the benefit of the certificateholders of all series, an EXCESS FUNDING ACCOUNT. Whenever the TRANSFEROR INTEREST would otherwise be less than the MINIMUM TRANSFEROR INTEREST, funds otherwise payable to the transferor will be deposited in the EXCESS FUNDING ACCOUNT on each business day until the TRANSFEROR INTEREST is at least equal to the MINIUM TRANSFEROR INTEREST.

      Funds on deposit in the EXCESS FUNDING ACCOUNT will be withdrawn and paid to the transferor to the extent that following the distribution the TRANSFEROR INTEREST will continue to exceed the MINIMUM TRANSFEROR INTEREST. The SUPPLEMENT may provide for the payments to be made to certificateholders instead of the transferor. Deposits in and withdrawals from the EXCESS FUNDING ACCOUNT may be made on a daily basis.

      Funds on deposit in the EXCESS FUNDING ACCOUNT will be invested by the trustee at the direction of the transferor in CASH EQUIVALENTS maturing on the next business day. All net investment income earned on amounts in the EXCESS FUNDING ACCOUNT during each MONTHLY PERIOD will be withdrawn from the EXCESS FUNDING ACCOUNT and treated as FINANCE CHARGE COLLECTIONS for that MONTHLY PERIOD.

PAIRED SERIES

      Each series may be paired with another series only if specified in the attached prospectus supplement. A paired series is a series which has been paired with a previously issued series and has an INVESTED AMOUNT that increases as the INVESTED AMOUNT of the previously issued series decreases, or any series designated as a paired series in the related SUPPLEMENT. The prospectus supplement will specify the relationship between the paired series.

      There can be no assurance that the terms of any paired series might not have an impact on the timing or amount of payments received by your series. If a PAY OUT EVENT OCCURS with respect to either series, if paired, either:

      o the numerator used in the FIXED/FLOATING ALLOCATION PERCENTAGE for each series will be reset to be equal to the respective invested amounts at the end of the last day before a Pay Out Event occurs or

      o the denominator of the FIXED/FLOATING ALLOCATION PERCENTAGE for your series may be increased, in either case resulting in a possible reduction of the percentage of PRINCIPAL COLLECTIONS allocated to your series.

FUNDING PERIOD

      The related prospectus supplement may specify a FUNDING PERIOD that begins on the CLOSING DATE and ends on a specified date before the start of an AMORTIZATION PERIOD or an ACCUMULATION PERIOD. During the FUNDING PERIOD, the total amount of PRINCIPAL RECEIVABLES in the trust may be less than the total principal amount of the certificates of that series. The amount of this deficiency will be held in a trust account established with the trustee for the benefit of the certificateholders of that series awaiting the transfer of additional PRINCIPAL RECEIVABLES to the trust or awaiting the reduction of the INVESTED AMOUNTS of other series.

      The related prospectus supplement for a series will define:

     o  the initial INVESTED AMOUNT on the CLOSING DATE,

     o  the total principal amount, and

     o the date when the INVESTED AMOUNT is expected to equal the total principal amount.

      The INVESTED AMOUNT will increase as receivables are delivered to the trust or as the INVESTED AMOUNTS of other series are reduced. The INVESTED AMOUNT may also decrease due to INVESTOR CHARGE-OFFS as described in the related prospectus supplement.

      During the FUNDING PERIOD, funds on deposit in the PRE-FUNDING ACCOUNT for a series of certificates will be withdrawn and paid to the transferor to the extent there are any increases in the INVESTED AMOUNT. If the INVESTED AMOUNT does not for any reason equal the full INVESTED AMOUNT by the end of the FUNDING PERIOD, any amount remaining in the PRE-FUNDING ACCOUNT and any additional amounts specified in the related prospectus supplement will be payable to the certificateholders of that series described in the related prospectus supplement.

      The related prospectus supplement specifies if monies in the PRE-FUNDING ACCOUNT:

     o  are invested by the trustee at PRC's direction in CASH EQUIVALENTS,

     o  have a guaranteed rate, or

     o  have an investment agreement or other similar arrangement.

      In connection with each DISTRIBUTION DATE during the FUNDING PERIOD, investment earnings on funds in the PRE-FUNDING ACCOUNT will be withdrawn from the PRE-FUNDING ACCOUNT and deposited, together with any other payment under a guaranteed rate or investment agreement or other similar arrangement, into the COLLECTION ACCOUNT for distribution as interest on the certificates of that series as specified in the related prospectus supplement.

DEFAULTED RECEIVABLES

      Receivables in any ACCOUNT will be charged off as uncollectible in accordance with the servicer's CREDIT AND COLLECTION POLICIES, which, in general, currently provide that receivables in any ACCOUNT will be charged off when the ACCOUNT becomes retail age 8 (210 days past due) or, in the case of certain major purchase plan accounts, when the ACCOUNT becomes retail age 9 (240 days past due), unless the cardholder cures the default by making payments which qualify under the standards customarily applied by the servicer. The INVESTOR DEFAULT AMOUNT will be allocated to the certificateholders of each series on each business day in an amount generally equal to the product of the floating allocation percentage applicable on that business day for that series and the amount of PRINCIPAL RECEIVABLES in DEFAULTED ACCOUNTS for that business day.

DILUTION

      If on any business day the servicer adjusts the amount of any PRINCIPAL RECEIVABLE because of a rebate or refund to a cardholder, or because the PRINCIPAL RECEIVABLE was created in respect of merchandise that was refused or returned by a cardholder, then the amount of the TRANSFEROR INTEREST in the trust will be reduced by the amount of the adjustment on that business day. In addition, the TRANSFEROR INTEREST in the trust will be reduced as a result of transactions in respect of any PRINCIPAL RECEIVABLE which was discovered as having been created through a fraudulent or counterfeit charge.

      The transferor will be required to pay an amount equal to the deficiency into the EXCESS FUNDING ACCOUNT if the adjustment of any receivables would cause the TRANSFEROR INTEREST at that time to be less than the MINIMUM TRANSFEROR INTEREST.

PAY OUT EVENT

      A PAY OUT EVENT for each series would occur automatically when:

     o  FEDERATED, FDS or PRC is bankrupt, insolvent or enters receivership,

     o the trust becomes an "investment company" within the meaning of the Investment Company Act, or

     o the transferor becomes unable for any reason to transfer receivables to the trust.

      The related prospectus supplement for any series may specify additional PAY OUT EVENTS that apply to that series.

      The EARLY AMORTIZATION PERIOD or the RAPID ACCUMULATION PERIOD, if specified for a series, will begin on the date a PAY OUT EVENT occurs. Certificateholders may begin receiving distributions of principal earlier than expected if the EARLY AMORTIZATION PERIOD or the RAPID ACCUMULATION PERIOD begins before the series CONTROLLED AMORTIZATION PERIOD or before an EXPECTED FINAL PAYMENT DATE. This may shorten the average life of the certificates.

REPORTS TO CERTIFICATEHOLDERS

      On each DISTRIBUTION DATE, the paying agent will forward to each certificateholder of record a statement prepared by the servicer with respect to certificates of that series with the following information:

     o  the total amount distributed,

     o the amount of the distribution allocable to principal on each class of the certificates,

     o the amount of the distribution allocable to interest on each class of the certificates,

     o the amount of collections of PRINCIPAL RECEIVABLES processed during the related MONTHLY PERIOD and allocated in respect of each class of the certificates

     o the amount of collections of FINANCE CHARGE RECEIVABLES processed during the related MONTHLY PERIOD and allocated in respect of each class of the certificates,

     o the aggregate amount of PRINCIPAL RECEIVABLES, the INVESTED AMOUNT, the INVESTED AMOUNT of each class of the certificates, the FLOATING ALLOCATION PERCENTAGE, and during the Amortization Period, the FIXED/FLOATING ALLOCATION PERCENTAGE with respect to PRINCIPAL COLLECTIONS as of the close of business on the RECORD DATE,

     o the aggregate outstanding balance of ACCOUNTS which are 30, 60, 90, 120, 150, and 180 days delinquent as of the end of the day on the RECORD DATE,

     o  the aggregate INVESTOR DEFAULT AMOUNT for the related MONTHLY
        PERIOD,

     o the aggregate amount of INVESTOR CHARGE-OFFS for each class of the certificates for the related MONTHLY PERIOD and

     o  the aggregate amount of the MONTHLY SERVICING FEE.

      The servicer and the trustee will not be required to provide any reports directly to beneficial owners. See "--Book-Entry Registration" for a general description of DTC procedures.

      On or before January 31 of each calendar year, the paying agent will provide to any certificateholder of record during the preceding year a statement containing the information required to be given by an issuer of debt under the Internal Revenue Code along with any other customary information which is necessary to allow the certificateholders to prepare their tax returns.

LIST OF CERTIFICATEHOLDERS

      Certificateholders representing 10% or more of the invested amount of a series, or of all outstanding series, may request access to the current list of certificateholders of the series, or of all outstanding series, for purposes of communicating with other certificateholders about their rights under the POOLING AND SERVICING AGREEMENT, any SUPPLEMENT or the certificates. See "--Book-Entry Registration" for a general description of distribution of notices under DTC procedures.

      The POOLING AND SERVICING AGREEMENT does not provide for any annual or other meetings of certificateholders.


                                ENHANCEMENT

      The related prospectus supplement will state if the trust provides enhancement for one or more classes of a series, including your series, offered by this prospectus. If so, any form of enhancement may be structured so as to be drawn upon by more than one class to the extent described in that prospectus supplement.

      The type, characteristics and amount of enhancement for any series or class:

     o will be determined based on several factors, including the characteristics of the receivables and accounts included in the trust portfolio as of the CLOSING DATE for that series and the desired rating for each class, and

     o will be established on the basis of requirements of each rating agency rating the certificates of that series or class.

      Enhancement may be in the form of:

     o the subordination of one or more classes of the certificates of a series,

     o  the establishment of any cash collateral guaranty or account,

     o  a COLLATERAL INVESTED AMOUNT,

     o  a letter of credit,

     o  a surety bond,

     o  an insurance policy,

     o  a guaranteed rate agreement,

     o  a maturity guaranty facility,

     o  a tax protection agreement,

     o  an interest rate swap or cap,

     o  a spread account,

     o  a reserve account,

     o  the use of cross-support features, or

     o  any combination of the above.

      Enhancement will not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and/or payment of interest. If losses occur which exceed the amount covered by enhancement or which are not covered by enhancement, certificateholders will bear their allocable share of deficiencies.

      If enhancement is provided for a series or class of certificates, the related prospectus supplement will describe:

     o  the amount payable under the enhancement,

     o any additional conditions to payment under enhancement not described in this prospectus,

     o  the conditions, if any, under which:

        -         the amount payable under enhancement may be reduced, and

        -         enhancement may be ended or replaced, and

     o  any material provision of any agreement relating to enhancement.

      The related prospectus supplement may also provide information about any enhancement provider, including:

     o  a brief description of its principal business activities,

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

     o its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the related prospectus supplement.

      The related prospectus supplement may specify if enhancement for a series may be available to pay principal of the series' certificates after PAY OUT EVENTS occur for that series. If so, the enhancement provider may have an interest in cash flows relating to the receivables, to the extent described in the related prospectus supplement.

SPECIFIC FORMS OF ENHANCEMENT

      The related prospectus supplement will also specify the manner and to what extent the following forms of enhancement or other enhancement applies to your series of certificates or any class of your series:

      SUBORDINATION

      One or more classes of certificates of any series may be subordinated as described in the related prospectus supplement to the extent necessary to fund payments on the senior certificates. The rights of the holders of any subordinated certificates to receive distributions of principal and/or interest on any DISTRIBUTION DATE for that series will be subordinated in right and priority to the rights of the holders of senior certificates, but only to the extent described in the related prospectus supplement. The related prospectus supplement may specify if subordination may apply only for some types of losses not covered by another enhancement. The related prospectus supplement will also provide information concerning:

     o the amount of subordination of a class or classes of subordinated certificates in a series,

     o  the circumstances in which subordination will be applicable,

     o the manner, if any, in which the amount of subordination will decrease over time, and

     o the conditions under which amounts available from payments that would otherwise be made to holders of subordinated certificates will be distributed to holders of senior certificates.

      If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the related prospectus supplement will specify the manner and conditions for applying this cross-support feature.

      CASH COLLATERAL GUARANTY OR ACCOUNT

      Support for a series or one or more classes of certificates may be provided by:

     o a CASH COLLATERAL GUARANTY secured by the deposit of cash or some CASH EQUIVALENTS in a CASH COLLATERAL ACCOUNT reserved for the beneficiaries of the CASH COLLATERAL GUARANTY, or

     o  a CASH COLLATERAL ACCOUNT alone.

      The amount available from the CASH COLLATERAL GUARANTY or the CASH COLLATERAL ACCOUNT will be the lesser of (1) amounts on deposit in the CASH COLLATERAL ACCOUNT and (2) an amount specified in the related prospectus supplement. The related prospectus supplement will describe the circumstances under which payments are made to beneficiaries of the CASH COLLATERAL GUARANTY from the CASH COLLATERAL ACCOUNT or from the CASH COLLATERAL ACCOUNT directly.

      COLLATERAL INVESTED AMOUNT

      An undivided interest in the trust called the COLLATERAL INVESTED AMOUNT, in an amount initially equal to the percentage of the certificates of a series specified in the prospectus supplement for that series, may initially provide support for a series or one or more classes of certificates. That series may also have the benefit of a CASH COLLATERAL GUARANTY or CASH COLLATERAL ACCOUNT with an initial amount on deposit in that account, if any, as specified in the related prospectus supplement which will be increased to the extent:

      o PRC chooses, under the conditions specified in the related prospectus supplement, to apply principal collections allocable to the COLLATERAL INVESTED AMOUNT to decrease the COLLATERAL INVESTED AMOUNT,

      o principal collections allocable to the COLLATERAL INVESTED AMOUNT are required to be deposited into the CASH COLLATERAL ACCOUNT as specified in the related prospectus supplement, and

      o excess finance charge collections are required to be deposited into the CASH COLLATERAL ACCOUNT as specified in the related prospectus supplement.

      The total amount of enhancement available from the COLLATERAL INVESTED AMOUNT and, if applicable, the CASH COLLATERAL GUARANTY or CASH COLLATERAL ACCOUNT will be the lesser of the sum of:

      o the COLLATERAL INVESTED AMOUNT and the amount on deposit in the CASH COLLATERAL ACCOUNT, and

      o an amount specified in the related prospectus supplement.

      The related prospectus supplement will describe the circumstances under which:

      o payments which otherwise would be made to holders of the COLLATERAL INVESTED AMOUNT will be distributed to holders of certificates, and

      o if applicable, payment will be made under the CASH COLLATERAL GUARANTY or under the CASH COLLATERAL ACCOUNT.

      LETTER OF CREDIT

      One or more letters of credit may provide support for a series or one or more classes of certificates. The letter of credit may provide limited protection against some losses in addition to or instead of other enhancement. The issuer of the letter of credit will be obligated to honor demands as to the letter of credit, to the extent of the amount available under the letter of credit, to provide funds under the circumstances and under the conditions specified in the related prospectus supplement.

      SURETY BOND OR INSURANCE POLICY

      A surety bond may be purchased for the benefit of the holders of any series or class of certificates to assure distributions of interest or principal for that series or class in the manner and amount specified in the related prospectus supplement.

      One or more insurance companies may provide insurance, to a series or one or more classes of certificates, to guarantee, for one or more classes of that series, distributions of interest or principal in the manner and amount specified in the related prospectus supplement.

      SPREAD ACCOUNT

      Support for a series or one or more classes of certificates may be provided by the periodic deposit of available excess cash flow from the trust assets into a spread account, intended to assist with subsequent distribution of interest and principal on that series or class in the manner specified in the related prospectus supplement.

      RESERVE ACCOUNT

      The establishment of a RESERVE ACCOUNT provides support for a series or one or more classes of certificates. The RESERVE ACCOUNT may be funded, to the extent provided in the related prospectus supplement, by:

      o an initial cash deposit,

      o the retention of excess cash,

      o periodic distributions of principal or interest or both otherwise payable to one or more classes of certificates, including subordinated certificates,

      o the provision of a letter of credit, guarantee, insurance policy or other form of credit, or

      o any combination of these items.

      The RESERVE ACCOUNT will assist with the subsequent distribution of principal or interest on that series or class in the manner provided in the related prospectus supplement.


                    THE POOLING AND SERVICING AGREEMENT

CONVEYANCE OF RECEIVABLES

      Under the POOLING AND SERVICING AGREEMENT, PRC has transferred to the trust its interest in:

      o all receivables and proceeds existing on and after the INITIAL CUT-OFF DATE and all receivables and proceeds existing on and after each ADDITION DATE in any AUTOMATIC ADDITIONAL ACCOUNTS,

      o the PURCHASE AGREEMENT, and

      o RECOVERIES.

      PRC must indicate in its computer records that the receivables transferred to the trust have been conveyed to the trust. PRC must also file all necessary Uniform Commercial Code financing statements:

      The physical documentation relating to the accounts or the receivables will not be stamped or marked to show the transfer of receivables to the trust. FDS will retain all other records or agreements about the accounts or the receivables.

ADDITION OF TRUST ASSETS

      ACCOUNTS will be designated to have their receivables added to the trust automatically as they are originated and the receivables in these accounts will be immediately sold by the ORIGINATOR to PRC and then transferred by PRC to the trust. Each AUTOMATIC ADDITIONAL ACCOUNT will be included as an account from the date it is created, and all existing and future receivables in these accounts will be transferred to the trust after being purchased by PRC.

      PRC may elect at any time to end or suspend the inclusion of accounts that would otherwise be AUTOMATIC ADDITIONAL ACCOUNTS by delivering to the trustee and the servicer, written notice of this election. PRC will be permitted to continue designating AUTOMATIC ADDITIONAL ACCOUNTS if the AGGREGATE ADDITION LIMIT would not be exceeded because of the inclusion of the AUTOMATIC ADDITIONAL ACCOUNTS as accounts.

      In any event, the number of accounts to be included as AUTOMATIC ADDITIONAL ACCOUNTS for the related period must be less than or equal to:

      o 20% of the number of Active Accounts as of the first day of the then-current twelve-month period, and

      o 15% of the number of Active Accounts as of the first day of the then-current three-month period.

      The AGGREGATE ADDITION LIMIT is intended to limit the extent to which PRC, by designating AUTOMATIC ADDITIONAL ACCOUNTS, may alter the composition of the accounts without rating agency consent.

      If the transferor has elected to terminate or suspend the inclusion of AUTOMATIC ADDITIONAL ACCOUNTS, PRC must make an addition to the trust on the required designation date if, on the last business day of any MONTHLY PERIOD, either:

      o the TRANSFEROR INTEREST is less than the MINIMUM TRANSFEROR
        INTEREST, or

      o the amount of PRINCIPAL RECEIVABLES in the trust is less than the MINIMUM AGGREGATE PRINCIPAL RECEIVABLES.

      PRC will not be required to add receivables in ADDITIONAL ACCOUNTS if the TRANSFEROR INTEREST equals or exceeds the MINIMUM TRANSFEROR INTEREST or the total amount of PRINCIPAL RECEIVABLES in the trust equals or exceeds the MINIMUM AGGREGATE PRINCIPAL RECEIVABLES before the proposed ADDITION DATE. The receivables to be added will be from receivables generated from accounts owned by FDS or another ORIGINATOR.

      In connection with an addition of a SUPPLEMENTAL ACCOUNT, FDS or another ORIGINATOR may sell to PRC and PRC will then transfer to the trust the receivables from these accounts on the following conditions:

      o on or before the twentieth business day before any addition, PRC has given the trustee, the servicer, each rating agency and the enhancement providers, if any, written notice that the receivables from SUPPLEMENTAL ACCOUNTS will be included as trust assets,

      o for SUPPLEMENTAL ACCOUNTS, on or before the date the receivables are added to the trust, PRC has delivered to the trustee a written assignment and a computer file, microfiche list or printed list containing a true and complete list of these SUPPLEMENTAL ACCOUNTS specifying for each account its account number and the total amount outstanding in the account, and

      o PRC has received confirmation from each rating agency that the addition will not result in a RATINGS EFFECT.

      FDS or its affiliates may originate or acquire portfolios of open end credit card accounts. The receivables in an acquired portfolio may be sold to PRC and then transferred to the trust. These sales must meet the conditions for additions of SUPPLEMENTAL ACCOUNTS.

      ADDITIONAL ACCOUNTS may include accounts originated using criteria different from those that were applied to the initial accounts. These accounts may have been originated at a later date or may have been part of a portfolio of open end credit card accounts that were not part of the FEDERATED portfolio as of the CUT-OFF DATE. Some of these accounts may have been acquired from other institutions. ADDITIONAL ACCOUNTS may not be of the same type as those previously included in the trust. For these reasons, there can be no assurance that the ADDITIONAL ACCOUNTS will be of the same credit quality or have the same payment characteristics as the initial accounts or the ADDITIONAL ACCOUNTS previously included in the trust.

      ADDITIONAL ACCOUNTS of a type different from the initial accounts may consist of fees, charges and amounts that are different from the FINANCE CHARGE RECEIVABLES and PRINCIPAL RECEIVABLES in the initial FEDERATED portfolio. The servicer will designate the portions of funds collected or to be collected for these receivables to be treated for purposes of the POOLING AND SERVICING AGREEMENT as PRINCIPAL RECEIVABLES and FINANCE CHARGE RECEIVABLES.

REMOVAL OF ACCOUNTS

      PRC has the right to require reassignment to itself, or another company designated by it, of all of the trust's rights in and to the receivables from REMOVED ACCOUNTS under the following conditions on each second business day preceding each Distribution Date on which the TRANSFEROR INTEREST exceeds 17% of the PRINCIPAL RECEIVABLES with respect to that day:

      o on or before twenty days before the removal date, PRC gives the trustee, the servicer and each rating agency written notice of the removal including the date for removal of the REMOVED ACCOUNTS,

      o on the removal date, PRC delivers to the trustee a computer file, microfiche list or printed list containing an accurate and complete list of the REMOVED ACCOUNTS specifying the account number and the total amount outstanding in the account,

      o PRC will represent and warrant that as of the removal date the list of REMOVED ACCOUNTS delivered to the trustee is accurate and complete in all material respects,

      o PRC receives confirmation from each rating agency that the removal will not result in a RATINGS EFFECT, and

      o PRC delivers to the trustee and any enhancement provider entitled under the SUPPLEMENT a certificate of an authorized officer, dated the removal date, confirming the above items.

      The removal can occur for a number of reasons including a determination by PRC that the trust contains more receivables than PRC is obligated to retain in the trust under the POOLING AND SERVICING AGREEMENT and any SUPPLEMENTS and a determination that PRC does not desire to obtain additional financing through the trust at that time.

      After satisfying the above conditions, the trustee will execute and deliver to PRC or its designee a written reassignment. The trustee will then be considered to sell, transfer, assign, set over and otherwise convey to PRC or its designee, all of its rights in the receivables arising in the REMOVED ACCOUNTS.

      In addition, the transferor will be permitted to designate REMOVED ACCOUNTS in connection with the sale by FEDERATED or any affiliate of FEDERATED of all or substantially all of the capital stock or assets of any ORIGINATOR. The transferor will be permitted to deposit funds in the EXCESS FUNDING ACCOUNT in connection with any designation of REMOVED ACCOUNTS to the extent necessary to permit designation.

REPRESENTATIONS AND WARRANTIES

      On the CLOSING DATE, PRC will represent and warrant to the trustee on behalf of the trust that:

      o on the INITIAL CUT-OFF DATE, and, on the date of creation for each AUTOMATIC ADDITIONAL ACCOUNT, and on the ADDITION CUT-OFF DATE for each SUPPLEMENTAL ACCOUNT, each account that PRC classifies as an "eligible account" satisfied or will satisfy the requirements of an ELIGIBLE ACCOUNT,

      o on the INITIAL CUT-OFF DATE, and, on the date of creation for each AUTOMATIC ADDITIONAL ACCOUNT, and on the ADDITION CUT-OFF DATE for each SUPPLEMENTAL ACCOUNT, each receivable that PRC classifies as an "eligible receivable" satisfied or will satisfy the requirements of an ELIGIBLE RECEIVABLE, and

      o on the date of creation of any new receivable, that receivable will be an ELIGIBLE RECEIVABLE.

      A receivable will be designated an INELIGIBLE RECEIVABLE and will be assigned a principal balance of zero for the purpose of determining the total amount of PRINCIPAL RECEIVABLES on any day that any representation or warranty of PRC is not true and correct in any material respect for any receivables transferred to the trust by PRC and, as a result the servicer will:

      o deduct an amount equal to the unpaid balance of the INELIGIBLE RECEIVABLE multiplied by one minus the FINANCE CHARGE RECEIVABLE FACTOR from the PRINCIPAL RECEIVABLES in the trust and

      o decrease PRC's interest in the trust by the same amount.

      Under the POOLING AND SERVICING AGREEMENT, the transferor represents and warrants that,

      o the transferor is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver, and perform its obligations under the POOLING AND SERVICING AGREEMENT, any SUPPLEMENT and the PURCHASE AGREEMENT,

      o the execution and delivery of the POOLING AND SERVICING AGREEMENT, any SUPPLEMENT, and the PURCHASE AGREEMENT, and the consummation of the transactions provided for in those documents, have been duly authorized by the transferor by all necessary corporate action on its part,

      o each of the POOLING AND SERVICING AGREEMENT, any SUPPLEMENT, and the PURCHASE AGREEMENT constitutes a legal, valid, and binding obligation of the transferor, and

      o the transfer of receivables by it to the trust under the POOLING AND SERVICING AGREEMENT constitutes either:

            - a valid transfer and assignment to the trust of all right, title, and interest of the transferor in and to the receivables and their proceeds, or

            - the grant of a first priority security interest, subject to PERMITTED LIENS, in the receivables and their proceeds.

If there is a breach of any of the representations and warranties described in this paragraph, either the trustee or the holders of certificates aggregating more than 50% of the invested amount of any series, by written notice to the transferor and to the trustee and the servicer if given by the certificateholders of the Series, may direct the transferor to accept reassignment of an amount of PRINCIPAL RECEIVABLES equal to the invested amount to be repurchased as described below, within 60 days of the notice, or within a longer period as specified in that notice. The transferor will then be obligated to accept reassignment of the receivables on a DISTRIBUTION DATE occurring within the applicable period. The reassignment will not be required to be made, however, if at any time during the applicable period the representations and warranties are then true and correct in all material respects or the reassignment would cause either a PAY OUT EVENT to occur or a rating agency to reduce or withdraw its then-current rating on the certificates of any class of any series. The amount to be deposited by the transferor for distribution to certificateholders in connection with a reassignment will be equal to:

      o the invested amount for all series of certificates required to be repurchased, less the amount, if any, previously allocated for payment of principal to those certificateholders, plus

      o an amount equal to all interest accrued but unpaid on those certificates at the applicable certificate rate, less the amount transferred to the DISTRIBUTION ACCOUNT from the Interest Funding Account in respect of interest on those certificates.

The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the DISTRIBUTION ACCOUNT will be considered a payment in full of the investor interest for all series of certificates required to be repurchased and will be distributed upon presentation and surrender of the certificates for each series.

The obligation of the transferor to make this deposit will be the sole remedy available to the trustee and the certificateholders with respect to any breach of these representations and warranties of the transferor.

      Under the POOLING AND SERVICING AGREEMENT, the transferor also represents and warrants that

      o the execution and delivery of the POOLING AND SERVICING AGREEMENT, any SUPPLEMENT and the PURCHASE AGREEMENT, do not contravene the transferor's charter or by-laws, violate any provision of law applicable to it or require any filing except for filing under the UCC, registration, consent, or approval under any such law except for those filings, registrations, consents, or approvals as have already been obtained and are in full force and effect,

      o the transferor has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges due from the transferor,

      o there are no proceedings or investigations pending or threatened against the transferor, asserting the invalidity of the POOLING AND SERVICING AGREEMENT, any SUPPLEMENT or the PURCHASE AGREEMENT, seeking to prevent the transactions contemplated by those documents, seeking any determination that would materially and adversely affect the performance by the transferor of its obligations under those documents, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of those documents or of the tax attributes of the trust,

     o      with respect to each receivable:

            - it is or will be an account receivable arising out of the transferor's performance in accordance with the terms of the CHARGE ACCOUNT AGREEMENT,

            - the transferor has no knowledge that should have led it to expect at the time of the classification of any receivable as an ELIGIBLE RECEIVABLE that the receivable would not be paid in full when due, and

            - each receivable classified as an ELIGIBLE RECEIVABLE by the transferor in any document or report delivered under the POOLING AND SERVICING AGREEMENT satisfies the requirements of eligibility contained in the definition of ELIGIBLE RECEIVABLE, and

     o the transferor is not an "investment company" within the meaning of the Investment Company Act.

If any of these representations or warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the transferor by the trustee or to the transferor and the trustee by more than 50% of the certificateholders' interest and as a result the interest of the certificateholders are materially adversely affected, then the trustee or 50% of the certificateholders' interest of any class may give notice to the transferor declaring that a PAY OUT EVENT has occurred; provided, that a PAY OUT EVENT will not be deemed to have occurred if the transferor has accepted a reassignment of the affected receivables.

      In addition, it is not anticipated or required that the trustee make any initial or periodic general examination of PRC or the servicer for the purpose of establishing:

     o the compliance by PRC or the servicer with their respective representations or warranties or

     o the performance by PRC or the servicer of their respective obligations under the POOLING AND SERVICING AGREEMENT or

     o      for any other purpose.

The servicer, however, will deliver to the trustee on or before March 31 of each calendar year an opinion of counsel as to the validity of the interest of the trust in and to the receivables and other components of the trust.

CERTAIN COVENANTS

      Under the POOLING AND SERVICING AGREEMENT, the transferor covenants that:

     o it will not cause any receivable to be evidenced by an instrument or to be anything except an account, general intangible, or chattel paper,

     o except for the conveyances under the POOLING AND SERVICING AGREEMENT, it will not sell any receivable or grant a lien, other than a PERMITTED LIEN, on any receivable,

     o it will comply with and perform its obligations under, and will cause each ORIGINATOR to comply with and perform its obligations under, any CHARGE ACCOUNT AGREEMENT to which it is a party and its credit and collection policies and it will not change the terms of those agreements or policies except as provided in the POOLING AND SERVICING AGREEMENT,

     o if it is unable for any reason to transfer receivables to the trust, it will continue to allocate and pay all collections from all receivables to the trust,

     o if it receives a collection on any receivables, it will pay that collection to the servicer as soon as practicable,

     o it will notify the trust promptly after becoming aware of any lien on any receivable except PERMITTED LIENS,

     o it will engage in no other business except the business contemplated under the POOLING AND SERVICING AGREEMENT and the PURCHASE AGREEMENT,

     o it will take all actions necessary to enforce its rights and claims under the PURCHASE AGREEMENT,

     o except with respect to IN-STORE PAYMENTS, it will not commingle its assets with those of FEDERATED or any affiliate of FEDERATED, and

     o it will not acquire receivables from any person except an ORIGINATOR.

ELIGIBLE ACCOUNTS; ELIGIBLE RECEIVABLES

      An ELIGIBLE ACCOUNT means each ACCOUNT owned by an ORIGINATOR:

     o      which is payable in United States dollars,

     o which has not been identified by its ORIGINATOR in its computer files as an account as to which the ORIGINATOR or the servicer has any confirmed record of any fraud-related activity by the cardholder,

     o which has not been sold or pledged to any other party and does not have receivables that have been sold or pledged to any other party,

     o which was created in accordance with the credit and collection policies of its ORIGINATOR at the time of creation of the account or the receivables which each rating agency permits to be added automatically to the trust,

     o the receivables in which the ORIGINATOR has not charged off in its customary and usual manner for charging off receivables, and

     o which is not an AUTOMATIC ADDITIONAL ACCOUNT designated by the transferor to be included as an ACCOUNT after the occurrence of specified events or in excess of the AGGREGATE ADDITION LIMIT unless the rating agencies have consented to the inclusion of the AUTOMATIC ADDITIONAL ACCOUNT as an ELIGIBLE ACCOUNT.

      An ELIGIBLE RECEIVABLE means each receivable that satisfies the following criteria:

     o      it arises under an ELIGIBLE ACCOUNT,

     o it constitutes an "account," a "general intangible," or "chattel paper" as defined in Article 9 of the UCC as then in effect in each jurisdiction in which the filing of a UCC financing statement is necessary to evidence the security interest of the trustee established under the POOLING AND SERVICING AGREEMENT,

     o      it is the legal, valid, and binding obligation of a person who:

            -     is living,

            - is not a minor under the laws of his/her state of residence, and

            -     is competent to enter into a contract and incur debt,

     o it and the underlying CHARGE ACCOUNT AGREEMENT do not contravene in any material respect any applicable laws, rules, or regulations that could reasonably be expected to have an adverse impact on the amount of collections under the receivable, and the ORIGINATOR of the receivable is not in violation of any of those laws, rules, or regulations in any respect material to the CHARGE ACCOUNT AGREEMENT,

     o all material consents, licenses, or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery, creation, and performance of the underlying CHARGE ACCOUNT AGREEMENT have been duly obtained or given and are in full force and effect as of the date of the creation of the receivables,

     o at the time of its transfer to the trust, the transferor or the trust will have good and marketable title free and clear of all liens and security interests arising under or through the transferor except PERMITTED LIENS,

     o it is not, at the time of its transfer to the trust, a receivable in a DEFAULTED ACCOUNT, and

     o it arises under a CHARGE ACCOUNT AGREEMENT that has been duly authorized and which, together with the receivable, is in full force and effect and constitutes the legal, valid, and binding obligation of the obligor of the receivable enforceable against the obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim, or defense whatsoever except the discharge in bankruptcy of the obligor.

COLLECTION AND OTHER SERVICING PROCEDURES

      The servicer is responsible for servicing, collecting, enforcing and administering the receivables under the CREDIT AND COLLECTION POLICIES and doing any and all things in connection with the servicing and administration which it considers necessary or desirable.

      Servicing activities to be performed by the servicer include:

     o      collecting and recording payments,

     o      communicating with cardholders,

     o      collection activities for delinquent accounts,

     o      evaluating the issuance of credit cards,

     o      providing billing and tax records, if any, to cardholders, and

     o      maintaining internal records of each account.

      Under the POOLING AND SERVICING AGREEMENT, the servicer is authorized and empowered to:

     o      make withdrawals from the COLLECTION ACCOUNT,

     o after the delinquency of any receivable, to commence enforcement proceedings with respect to that receivable, and

     o make all filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from government agencies as may be necessary or advisable to comply with all federal and state securities laws.

      Unless the trustee revokes the power and authority following the occurrence of a SERVICER DEFAULT, under the POOLING AND SERVICING
AGREEMENT, the servicer is authorized and empowered to:

     o instruct the trustee to make withdrawals and payments, from the INTEREST FUNDING ACCOUNT, the EXCESS FUNDING ACCOUNT, the PRINCIPAL ACCOUNT and any series ACCOUNT and

     o instruct the trustee in writing to take any action permitted or required under any enhancement at a time specified under the POOLING AND SERVICING AGREEMENT and any SUPPLEMENT.

      Under the POOLING AND SERVICING AGREEMENT, FDS, as servicer, has the right to delegate any of its responsibilities and obligations as servicer to any person who agrees to conduct FDS' servicing duties under the POOLING AND SERVICING AGREEMENT and the CREDIT AND COLLECTION POLICIES.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      As compensation for its servicing activities and as reimbursement for its expenses, the servicer will receive a servicing fee payable on each day specified in the applicable SUPPLEMENT in an amount equal to the product of:

     o a fraction, whose numerator is the actual number of days in the measuring period specified in the applicable SUPPLEMENT and whose denominator is the actual number of days in the year,

     o      the weighted average series servicing fee percentage and

     o the daily average total outstanding balance of all PRINCIPAL RECEIVABLES over the term of that measuring period.

      The share of the servicing fee for any particular series with respect to any date of payment will be equal to the product of:

     o a fraction, whose numerator is the actual number of days in the measuring period specified in the applicable SUPPLEMENT and whose denominator is the actual number of days in the year,

     o the applicable series servicing fee percentage for that series and

     o the INVESTED AMOUNT of that series, as appropriate, as of the date of determination for that payment as specified in the applicable SUPPLEMENT.

The remainder of the servicing fee shall be paid by PRC or retained by the servicer and none of the trust, the trustee or any enhancement provider will be liable to pay the share of the servicing fee to be paid by PRC.

      The servicer's expenses include:

     o      amounts due to the trustee under the POOLING AND SERVICING
            AGREEMENT,

     o the reasonable fees and disbursements of independent public accountants, and

     o all other expenses incurred by the servicer in connection with its activities under the POOLING AND SERVICING AGREEMENT.

However, the servicer will not be liable for any liabilities, costs or expenses of the trust, the investor certificateholders or the certificate owners arising under any tax law.

      If the servicer fails to pay any amounts due to the trustee by the servicer under the POOLING AND SERVICING AGREEMENT, the trustee will be entitled to deduct and receive the portion of the servicing fee that is equal to the unpaid amounts from the servicing fee before the payment is made to the servicer. The servicer shall be required to pay expenses for its own account and will not be entitled to any payment other than the servicing fee.

CERTAIN MATTERS REGARDING THE SERVICER

      The servicer may not resign from its obligations and duties under the POOLING AND SERVICING AGREEMENT, except:

     o on the determination that its duties are no longer permissible under applicable law, or

     o as may be required for any merger or consolidation of the servicer or the conveyance or transfer of all or substantially all of the servicer's assets.

      No resignation will become effective until the trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the POOLING AND SERVICING AGREEMENT. FDS may also transfer its servicing obligations to an affiliate and be relieved of its obligations and duties under the POOLING AND SERVICING AGREEMENT.

      Any person with whom the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the POOLING AND SERVICING AGREEMENT.

SERVICER DEFAULT

      A SERVICER DEFAULT refers to:

     o any failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the trustee as required by the POOLING AND SERVICING AGREEMENT or any SUPPLEMENT or to instruct the trustee to make any required drawing, withdrawal or payment under any enhancement on or before the date occurring five business days after the date the payment, transfer or deposit or instruction or notice is required to be made or given,

     o failure by the servicer to observe or perform any other covenants or agreements of the servicer as described in the POOLING AND SERVICING AGREEMENT or any SUPPLEMENT which has a material adverse effect on the interests of the certificateholders of any series and which continues unremedied for 60 days after written notice was given to the servicer requiring that the situation be remedied,

      o any representation, warranty or certification made by the servicer in the POOLING AND SERVICING AGREEMENT or any SUPPLEMENT or in any certificate delivered under the POOLING AND SERVICING AGREEMENT or any SUPPLEMENT which proves to have been incorrect when made, and has a material adverse effect on the rights of the certificateholders of any series and which continues incorrect in any material respect for 60 days after written notice was given to the servicer requiring that the situation be remedied, or

     o the occurrence of some events of bankruptcy, insolvency or receivership of the servicer.

      If the delay or failure was caused by an act of God or other similar occurrence and could not be prevented by the use of reasonable diligence in the case of a failure to observe or perform any other covenants or agreements, or in the case of any representation, warranty or certification proving to have been incorrect when made, the failure for a period of 60 business days will not constitute a SERVICER DEFAULT. However, in the case of a failure to make payment, transfer or deposit, or notice, the servicer is allowed an additional five business days to remedy the situation before a SERVICER DEFAULT occurs.

      The servicer agrees to provide the trustee, each rating agency, enhancement providers, if any, PRC and the certificateholders of each series with a description of any failure or delay by it to perform its obligation, together with its notice to the trustee. The servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner after a SERVICER DEFAULT occurs.

      If a SERVICER DEFAULT occurs, the trustee may end all of the rights and obligations of the servicer under the POOLING AND SERVICING AGREEMENT by sending a termination notice, in writing, to the servicer. Certificateholders holding certificates comprising more than 50% of the aggregate INVESTED AMOUNT of all outstanding series may also end all the rights and obligations of the servicer under the POOLING AND SERVICING AGREEMENT by sending termination notices, in writing, to the servicer, the trustee and to any enhancement providers.

      The trustee will appoint a successor servicer after the receipt by the servicer of a termination notice. All rights, authority, power and obligations of the servicer under the POOLING AND SERVICING AGREEMENT will pass to and be vested in the trustee if:

     o      no successor servicer is appointed by the trustee, or

     o no successor servicer has accepted the appointment by the time the servicer stops acting as servicer.

The trustee shall, if it is legally unable to act as successor servicer, petition a court to appoint any established financial institution meeting the eligibility requirements described in the POOLING AND SERVICING AGREEMENT as the successor servicer.

      Before any successor servicer is appointed, the trustee will seek to obtain bids from potential servicers meeting eligibility requirements described in the POOLING AND SERVICING AGREEMENT to serve as a successor servicer for servicing compensation which may be in excess of the servicing fee specified in any SUPPLEMENT. The rights and interest of PRC as holder of the EXCHANGEABLE TRANSFEROR CERTIFICATE will not be affected by any termination notice or appointment of a successor servicer.

      If the trustee within 60 days of receipt of a termination notice is unable to obtain any bids from eligible successor servicers and the servicer delivers an officer's certificate stating that the servicer cannot in good faith cure the SERVICER DEFAULT that gave rise to the transfer of servicing and if the trustee is legally unable to act as the successor servicer, then the trustee will sell the receivables. The purchase price for the purchase will not be less than an amount equal to the total invested amount of the series on the date of the purchase plus all interest accrued but unpaid on all outstanding investor certificates at the applicable certificate rate through the date of the purchase.

EVIDENCE AS TO COMPLIANCE

      The POOLING AND SERVICING AGREEMENT requires the servicer to cause a firm of independent public accountants to prepare a report to the effect that the firm has compared the mathematical calculations in the monthly statements described in the first paragraph under "Description of the Certificate--Reports to Certificateholders" for the MONTHLY PERIODS covered by the report with the transferor's computer reports regarding the receivables and that those reports are in agreement, except for any exceptions the firm believes to be immaterial and any other exceptions set forth in the report. A copy of this report will be sent to each certificateholder of record.

      The POOLING AND SERVICING AGREEMENT requires the servicer to cause a firm of independent public accountants to prepare on an annual basis a report to the effect that the firm has made a study and evaluation in accordance with generally accepted auditing standards of the servicer's internal accounting controls relative to the servicing of the ACCOUNTS and that, on the basis of the examination, the firm is of the opinion that


      o the system of internal controls in effect at the end of the reporting period relating to servicing procedures performed by the servicer provided reasonable assurance that the internal control system was sufficient for the prevention and detection of errors and irregularities and

      o the servicing was conducted in compliance with the provisions of the POOLING AND SERVICING AGREEMENT, except for any exceptions as the firm believes to be immaterial and any other exceptions stated in the report. A copy of this report will be sent to each certificateholder record.

      The POOLING AND SERVICING AGREEMENT also requires delivery to the trustee, on or before a specified date each year, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the POOLING AND SERVICING AGREEMENT throughout the preceding twelve months or, if there has been a default in the fulfillment of any of its obligations, describing each default. A copy of this certificate may be obtained by any certificateholder upon submission of a written request addressed to the trustee.

AMENDMENTS

      The POOLING AND SERVICING AGREEMENT and any SUPPLEMENT may be amended without the consent of certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the POOLING AND SERVICING AGREEMENT and that SUPPLEMENT or of modifying in any manner the rights of the certificateholders; provided, that:

     o the servicer has provided an officer's certificate to the effect that the amendment will not adversely affect in any material respect the interests of the certificateholders,

     o except in the case of any amendment for the sole purpose of curing any ambiguity or correcting or supplementing any inconsistent provision of the POOLING AND SERVICING AGREEMENT or revising any schedule except the list of receivables, each rating agency shall have confirmed that the amendment would not result in a reduction or withdrawal of its rating of the certificates, and

     o the amendment will not, in the opinion of counsel, result in specified adverse tax consequences.

      The POOLING AND SERVICING AGREEMENT and any SUPPLEMENT may be amended with the consent of the holders of certificates representing not less than 662/3% of the investor interests of each and every series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the POOLING AND SERVICING AGREEMENT or any SUPPLEMENT or of modifying in any manner the rights of certificateholders of any then outstanding series. No amendment, however, may:

     o reduce in any manner the amount of, or delay the timing of, distributions required to be made on any series,

     o change the definition of or the manner of calculating the interest of any certificateholder of any series, or

     o reduce the percentage of undivided interests those holders are required to consent to any amendment,

in each case without the consent of all certificateholders of all series adversely affected.

TRUSTEE

      The Chase Manhattan Bank is the trustee under the POOLING AND SERVICING AGREEMENT. The Corporate Trust Department of the trustee is located at 450 West 33rd Street, New York, NY 10001.

      The trustee and its affiliates may:

     o enter into normal banking and trust relationships with the transferor, the servicer and their affiliates,

     o hold certificates of any series in its name but will not be allowed to participate in any decisions or instructions to be given to the trust by certificateholders as a group,

     o appoint a co-trustee or separate trustees for all or any part of the trust, or

     o      resign at any time.

      If the trustee appoints a co-trustee or separate trustees, all rights, powers, duties and obligations of the trustee will be conferred or imposed on the trustee and each separate trustee or co-trustee jointly. In any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, those rights, powers, duties and obligations will be conferred or imposed on each separate trustee or co-trustee individually. If so, each separate trustee or co-trustee will exercise and perform those rights, powers, duties and obligations only at the direction of the trustee.

      If the trustee resigns, PRC will be required to appoint a successor trustee. The trustee may also be removed by the servicer if the trustee becomes ineligible to continue as a trustee under the POOLING AND SERVICING AGREEMENT or if the trustee becomes insolvent. The servicer will then be required to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until the successor trustee accepts the appointment.

TERMINATION OF THE TRUST

      Unless PRC instructs the trustee otherwise, the trust will end on the TRUST TERMINATION DATE. Once the trust has ended, all right, title and interest in and to the receivables and other funds of the trust will be conveyed and transferred to the holder of the EXCHANGEABLE TRANSFEROR CERTIFICATE and any SUPPLEMENTAL CERTIFICATE except for amounts in accounts maintained by the trust for the final payment of principal and interest to certificateholders.


                     THE RECEIVABLES PURCHASE AGREEMENT

      The receivables transferred by PRC to the trust under the POOLING AND SERVICING AGREEMENT are purchased by PRC under a Receivables Purchase Agreement among PRC, as purchaser, and the ORIGINATORS, as sellers. On each business day before the PURCHASE TERMINATION DATE applicable to an ORIGINATOR, each ORIGINATOR is required to deliver all of its receivables to the transferor. Under the POOLING AND SERVICING AGREEMENT, those receivables are then transferred immediately by the transferor to the trust.

      Since September 1993, substantially all of the ACCOUNTS have been established by FDS. However, the other ORIGINATORS remain as parties to the PURCHASE AGREEMENT and may still establish ACCOUNTS and sell receivables to the transferor.

REPRESENTATIONS AND WARRANTIES

      In the PURCHASE AGREEMENT, each ORIGINATOR represents and warrants to PRC as of the INITIAL CLOSING DATE - or, in the case of some ORIGINATORS, the date upon which they first become ORIGINATORS - and on each ADDITION DATE that:

     o each ORIGINATOR is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business and in good standing, or is exempt from these requirements, in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under applicable law, and has the requisite corporate power and authority to conduct its business and to perform its obligations under the PURCHASE AGREEMENT.

      o the execution and delivery of the PURCHASE AGREEMENT and the consummation of the transactions provided for in the PURCHASE AGREEMENT have been duly authorized by the ORIGINATOR by all necessary corporate action on its part,

      o the execution, delivery, and performance of the PURCHASE AGREEMENT does not contravene the ORIGINATOR'S charter or by-laws, violate any provision of law applicable to it, require any filing, except for filings under the UCC, registration, consent, or approval under any of those laws, except for filings, registrations, consents, or approvals that have already been obtained and are in full force and effect,

      o the ORIGINATOR has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges due from that ORIGINATOR,

      o there are no proceedings or investigations pending or, to the best knowledge of the ORIGINATOR, threatened against that ORIGINATOR before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the PURCHASE AGREEMENT or seeking to prevent the consummation of any of the transactions contemplated by the PURCHASE AGREEMENT,

      o each receivable of the ORIGINATOR is or will be an account receivable arising out of that ORIGINATOR'S performance in accordance with the terms of the CHARGE ACCOUNT AGREEMENT which creates that receivable,

      o the ORIGINATOR has no knowledge of any fact which should have led it to expect at the time of the classification of a receivable as an ELIGIBLE RECEIVABLE that ELIGIBLE RECEIVABLE would not be paid in full when due, and each receivable classified as an ELIGIBLE RECEIVABLE by the ORIGINATOR in any document or report delivered under the PURCHASE AGREEMENT satisfies the requirements of eligibility contained in the definition of ELIGIBLE RECEIVABLE,

     o the PURCHASE AGREEMENT constitutes the legal, valid, and binding obligation of the ORIGINATOR, enforceable against that ORIGINATOR in accordance with its terms,

     o      the ORIGINATOR is not insolvent,

     o the ORIGINATOR is the legal and beneficial owner of all right, title, and interest in and to each receivable conveyed to the transferor by that ORIGINATOR under the PURCHASE AGREEMENT, and each of those receivables has been or will be transferred to the transferor free and clear of any lien except PERMITTED LIENS,

     o the PURCHASE AGREEMENT constitutes a valid transfer, assignment, and conveyance to the transferor of all of the ORIGINATOR'S right, title, and interest in and to the receivables conveyed to the transferor under that agreement,

     o all material information with respect to the ACCOUNTS and the receivables provided to the transferor by the ORIGINATOR was true and correct as of the CLOSING DATE or as of the day receivables arising under an ACCOUNT are created, and

     o each of the ORIGINATOR'S receivables has been conveyed to the transferor free and clear of any lien of any person claiming through or under that ORIGINATOR or any of its affiliates, except PERMITTED LIENS, and in compliance in all material respects with all requirements of law applicable to that ORIGINATOR.

      In the PURCHASE AGREEMENT, each of the ORIGINATORS additionally represents and warrants that, among other things:

     o each receivable of that ORIGINATOR is an account receivable arising out of that ORIGINATOR'S performance in accordance with the terms of the CHARGE ACCOUNT AGREEMENT giving rise to that receivable,

     o the ORIGINATOR has no knowledge of any fact which should have led it to expect at the time of the classification of the receivable as an ELIGIBLE RECEIVABLE that the ELIGIBLE RECEIVABLE would not be paid in full when due, and each receivable classified as an ELIGIBLE RECEIVABLE by an ORIGINATOR in any document or report under the PURCHASE AGREEMENT satisfies the requirements of eligibility contained in the definition of ELIGIBLE RECEIVABLE in the PURCHASE AGREEMENT,

     o each receivable of the ORIGINATOR has been conveyed to the transferor free and clear of any lien of any person claiming through or under that ORIGINATOR or any of its affiliates, except PERMITTED LIENS,

     o all consents, licenses, approvals or authorizations of or any declarations with any governmental authority required to be obtained by the ORIGINATOR in connection with the transfer of a receivable to the transferor have been duly obtained and remain in full force and effect, and

     o all material information with respect to a receivable provided to the transferor by the ORIGINATOR is true and correct as of the INITIAL CLOSING DATE.

      If any of the representations or warranties of any ORIGINATOR as to matters described in the three immediately preceding paragraphs were not true at the time the representation or warranty was made and as a result of that breach:

     o the transferor is required to repurchase any receivable from the trust under the POOLING AND SERVICING AGREEMENT or

     o any receivable is designated an INELIGIBLE RECEIVABLE under the POOLING AND SERVICING AGREEMENT,

then the ORIGINATOR will be obligated to pay to the transferor an amount equal to the amount of all losses, damages, and liabilities of the transferor that result from that breach, including but not limited to the cost of any of the transferor's repurchase obligations under the POOLING AND SERVICING AGREEMENT.

      Upon any exercise by the transferor of its right to designate REMOVED ACCOUNTS in connection with the sale by FEDERATED or any affiliate of FEDERATED of all or substantially all of the capital stock or assets of any ORIGINATOR and to remove receivables arising in that REMOVED ACCOUNT from the trust, the ORIGINATOR of the removed receivables is required to immediately repurchase each receivable from the transferor by paying to the transferor an amount in immediately available funds equal to the amount the transferor remitted to the trust in consideration for the transfer of the removed receivables from the trust to the transferor.

COVENANTS

      In the PURCHASE AGREEMENT, each ORIGINATOR covenants that, among other things, subject to specified exceptions and limitations:

     o it will take no action to cause any receivable to be anything other than an account, general intangible, or chattel paper,

     o except for the conveyances under the PURCHASE AGREEMENT, it will not sell any receivable or grant a lien, other than a PERMITTED LIEN, on any receivable,

     o it will comply with and perform its obligations under any charge account agreement to which it is a party and its credit and collection policies and that it will not change the terms of these agreements or policies except as provided in the PURCHASE AGREEMENT,

     o if it receives a collection on any receivable, it will pay that collection to the servicer as soon as practicable,

     o it will not convey or transfer any ACCOUNTS, except for transfers to FDS and as otherwise provided in the PURCHASE AGREEMENT,

     o it will comply with all laws, rules, and regulations applicable to the receivables,

     o it will maintain in all material respects its corporate existence and corporate franchises,

     o it will permit PRC or its agents to examine the records relating to the receivables,

     o it will maintain and implement any administrative or operating procedure reasonably necessary for the collection of receivables,


     o if PRC purchases a receivable that does not satisfy the eligibility requirements in the PURCHASE AGREEMENT, the ORIGINATOR will give prompt notice of that failure to PRC, and will furnish to PRC the information, documents, records, or reports as PRC may reasonably request,

     o it will take all actions reasonably necessary to maintain its rights under all charge account agreements to which it is a party,

     o it will record each sale of a receivable as a sale on its books and records, reflect each sale in its financial statements and tax returns as a sale, and recognize gain or loss on that sale, if applicable,

     o it will maintain PRC'S valid and properly perfected title to each receivable and will execute and deliver all other documents or take all further action to protect PRC'S rights in the receivables and enable PRC to exercise those rights, including without limitation, by filing UCC financing statements in each relevant jurisdiction,

     o it will cause any receivable that constitutes chattel paper to bear a legend stating that the receivable has been conveyed to the trust, and

     o it will not effect any change in the nature of its business that could reasonably be expected to have a material adverse effect on the value or collectibility of the receivables.

      FDS may reduce required minimum monthly payment charges, the calculation of the amount or the timing of charge-offs and the periodic finance charges and other fees to be assessed or change the terms and provisions of charge account agreements or the CREDIT AND COLLECTION POLICIES. However, FDS may not otherwise take these actions if, either:

     o as a result of a reduction or change it is reasonably expected that the reduction or change will cause A PAY OUT EVENT to occur for that series, or

     o      a reduction or change:

            - when FDS owns a comparable segment of receivables, is not applied to the comparable segment of consumer open end credit accounts owned by FDS with the same characteristics as the receivables that are being reduced or changed, and

            - when FDS does not own a comparable segment of receivables will be made with the intent to benefit PRC over the certificateholders or to materially adversely affect the certificateholders, unless restricted by an endorsement, sponsorship, or other agreement between PRC and an unrelated third party or by the terms of the accounts.

TERMINATION

      If any of the ORIGINATORS becomes insolvent, PRC'S obligations under the PURCHASE AGREEMENT to that ORIGINATOR will automatically be terminated. In addition, if a PAY OUT EVENT occurs as to all series of certificates, PRC'S obligations under the PURCHASE AGREEMENT as to all of the ORIGINATORS will automatically be terminated. The date of that termination will be the "PURCHASE TERMINATION DATE" as to the related ORIGINATOR.


                              SECURITY RATINGS

      Any rating of the certificates by a rating agency will indicate:

     o its view on the likelihood that certificateholders will receive required interest and principal payments, and

     o its evaluation of the receivables and the availability of any enhancement for the certificates.

      Among the things a rating will not indicate are:

     o      the likelihood that A PAY OUT EVENT will occur,

     o the likelihood that a United States withholding tax will be imposed on non-U.S. certificateholders,

     o      the marketability of the certificates

     o      the market price of the certificates, or

     o      whether the certificates are an appropriate investment for you.

      A rating will not be a recommendation to buy, sell or hold the certificates. A rating may be lowered or withdrawn at any time by a rating agency.

      PRC will request a rating of the certificates offered by this prospectus and the prospectus supplement from at least one rating agency. It will be a condition to the issuance of the certificates of each series or class offered by this prospectus and the related prospectus supplement that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization selected by PRC to rate any series. The rating or ratings applicable to the certificates of each series or class offered by this prospectus will be provided in the related prospectus supplement. Rating agencies other than those requested could assign a rating to the certificates and that rating could be lower than any rating assigned by a rating agency chosen by PRC.


                      LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

      The transfer of the receivables by PRC to the trust constitutes either a valid transfer and assignment of all of PRC'S interest in and to the receivables or a grant of a security interest in the receivables. See "The Pooling and Servicing Agreement--Representations and Warranties."

      The receivables are accounts, general intangibles or chattel paper for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under
Article 9 of the UCC as creating a security interest. The filing of a financing statement is required to perfect the trust's interest. If a transfer of general intangibles is considered the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of one or more financing statements is also required to perfect the trust's security interest. Financing statements covering the receivables of the trust will be filed under the UCC.

      If a transfer of general intangibles is treated as a sale, the UCC is not applicable and no further action is required to protect the trust's interest. Although the priority of general intangibles that come into existence after the initial closing date in this case is not as clear, FDS and PRC believe that it would not be consistent for a court to give the trust less favorable treatment if the transfer of the receivables is considered to be a sale than if it were considered to be creating a security interest.

      There are some limited circumstances under the UCC in which an earlier or later transferee of receivables could have an interest in the receivables with priority over the trust's interest. Under the POOLING AND SERVICING AGREEMENT, PRC will represent and warrant that it has transferred the receivables to the trust free and clear of all liens and security interests other than tax liens and the interest of PRC as holder of the EXCHANGEABLE TRANSFEROR CERTIFICATE. In addition, PRC will covenant that it will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any receivable except to the trust or in connection with any transfer of the accounts selected for the trust. A tax or other governmental lien on PRC's property arising before a receivable comes into existence also may have priority over the interest of the trust in the receivable. There is a good possibility that the trust may not have a perfected security interest in any of the receivables created after the filing of a petition for relief by or against an ORIGINATOR or PRC under the U.S. bankruptcy code or after the appointment of a receiver or conservator for FDS. It is anticipated that the trust will either own or have a perfected security interest in receivables existing on the date of filing a petition by or against an ORIGINATOR or PRC under the U.S. bankruptcy code or after the date of appointment of a receiver or conservator or for FDS and will be able to make payments of principal and interest on the investor certificates, although there can be no assurance that any of these payments would be timely.

      Because the trust's interest in the receivables is dependent upon PRC's interest in the receivables, any negative change in the priority or perfection of PRC's security interest would correspondingly affect the trust's interest in the affected receivables. In addition, if a receiver or conservator were appointed for FDS, some administrative expenses of the receiver or conservator also may have priority over the interest of the trust in those receivables. While FDS is the servicer, some cash collections on the receivables may be held by FDS and commingled with its funds for brief periods, and if an insolvency event occurs, the trust may not have a perfected interest in the commingled collections.

MATTERS RELATING TO BANKRUPTCY OR RECEIVERSHIP

      FDS has represented and warranted to PRC that the sale of the receivables is a valid sale. In addition, FDS and PRC have treated and will treat the transfer of the receivables as a sale. FDS has taken or will take all actions that are required by the UCC to perfect PRC's ownership interest in the receivables.

      The FDIC may be appointed a conservator or receiver of FDS. In that capacity, the FDIC has the power to repudiate or disaffirm the obligations of the transferor under the POOLING AND SERVICING AGREEMENT or to request a stay of any judicial action or proceeding involving FDS.

      A valid perfected security interest of PRC should be enforceable, to the extent of PRC's "actual direct compensatory damages," regardless of the insolvency of FDS or the appointment of a receiver or conservator for FDS if:

     o FDS granted a security interest in the receivables to PRC and PRC granted a security interest in the receivables to the trust,

     o      the interest was validly perfected before FDS' insolvency,

     o the interest was not taken or granted in contemplation of FDS' insolvency or with the intent to hinder, delay or defraud FDS or its creditors,

     o each of the PURCHASE AGREEMENT and the POOLING AND SERVICING AGREEMENT is continuously a record of FDS, and

     o each of the PURCHASE AGREEMENT and the POOLING AND SERVICING AGREEMENT represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business.

      If so, payments to the trust should not be open to an automatic stay of payment or to recovery by the FDIC as unperfected or unenforceable. The FDIC has the right to require the trustee to establish its right to payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The conservator or receiver has the right to request a stay of proceedings as to FDS. This could result in delays in payments on the certificates and possible losses to you.

      The amount that the FDIC is required to pay is limited to your "actual direct compensatory damages" determined as of the date of the FDIC's appointment as receiver. There is not a statutory definition of "actual direct compensatory damages." The staff of the FDIC takes the position that upon repudiation or disaffirmation these damages would not include interest accrued to the date of actual repudiation or disaffirmation. Under the FDIC interpretation, you would receive interest only through the date of the appointment of the receiver. Since the FDIC may delay actual repudiation or disaffirmation for up to 180 days following its appointment as receiver, you may not receive the full amount of interest owing to you under the certificates. There is one reported federal district court decision that construes the term "actual direct compensatory damages." This 1993 court case construed the term, in the context of the repudiation of zero coupon bonds, to mean the fair market value of those bonds as of the date of repudiation. You would not be compensated for the period between the appointment of the receiver and the date of repudiation under either interpretation.

      In a 1993 decision, Octagon Gas Systems, Inc. v. Rimmer, 997 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If PRC were to become part of a bankruptcy proceeding or FDS were to become subject to receivership and a court were to follow the Octagon court's reasoning, certificateholders might experience delays in payment and possibly losses in their investment in the certificates. Counsel has advised PRC that the facts of the Octagon case are distinguishable from those in the sale transaction between FDS and PRC and between PRC and the trust and that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC. Also, because FDS, PRC, the trust and the transaction governed by the POOLING AND SERVICING AGREEMENT do not have any particular link to the 10th Circuit, it is unlikely that FDS or PRC would be subject to an insolvency proceeding in the 10th Circuit. For this reason, the Octagon case should not be binding precedent on a court or receiver in an insolvency proceeding involving the receivables.

      PRC has taken or will take all actions that are required under the UCC to perfect the trust's interest in the receivables. PRC has also warranted to the trust that the trust will have a first priority interest in the receivables and, with some exceptions, in the proceeds as well. However, a tax or government lien on property of FDS or PRC which predates the time a receivable is conveyed to the trust may have priority over the interest of the trust in that receivable. PRC's articles of incorporation state that it shall not file a voluntary petition for relief under the U.S. bankruptcy code without the unanimous affirmative vote of all of its directors, including the independent directors. According to the POOLING AND SERVICING AGREEMENT, the trustee will covenant that it will not at any time institute against PRC any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, other steps have been or will be taken to avoid PRC's becoming a debtor in a bankruptcy case. Aside from these steps, if PRC were to become a debtor in a bankruptcy case, and a bankruptcy trustee for PRC or a creditor of PRC were to take the position that the transfer of the receivables from PRC to the trust should be recharacterized as a pledge of the receivables, then delays in payments on the certificates and, should the court rule in favor of the trustee or any creditor, reductions in the amount of the payments could result.

      PRC has been structured in a manner intended to reduce the likelihood of the voluntary or involuntary application for relief under the U.S. bankruptcy code or similar applicable state laws. PRC is also structured to avoid the substantive consolidation of PRC with FDS. PRC is a separate, special purpose subsidiary, whose articles of incorporation contain limitations on the nature of PRC's business and restrictions on the ability of PRC to commence voluntary or involuntary cases or proceedings under these laws without the unanimous vote of all its directors. Additionally, PRC does not intend to file, and FDS has agreed that it will not file, a voluntary petition for relief under the U.S. bankruptcy code or any similar state laws as to PRC.

      If PRC were to become a debtor in a bankruptcy case causing a PAY OUT EVENT to occur, then, under the POOLING AND SERVICING AGREEMENT, additional PRINCIPAL RECEIVABLES would not be transferred to the trust. On the occurrence of some events of bankruptcy, insolvency or receivership, if no PAY OUT EVENT except the commencement of the bankruptcy or similar event exists, the trustee-in-bankruptcy may have the power to continue to require PRC to transfer new receivables to the trust and to prevent the commencement of the EARLY AMORTIZATION PERIOD or, if applicable for any series as specified in the related prospectus supplement, the RAPID ACCUMULATION PERIOD.

      Specified events of insolvency, conservatorship or receivership of the servicer will result in a SERVICER DEFAULT, which will result in A PAY OUT EVENT. A conservator or receiver of the servicer may have the power to prevent the trustee and the certificateholders from appointing a successor servicer if no SERVICER DEFAULT exists except the commencement of a bankruptcy or similar event.

      Payments made on repurchases of receivables by FDS or PRC may be recoverable by FDS or PRC, or by a creditor, conservator, receiver or a trustee-in-bankruptcy of FDS or PRC, as a preferential transfer from FDS or PRC if these payments are made within one year before the filing of a bankruptcy case as to FDS or PRC.

CONSUMER PROTECTION LAWS

      The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection and related laws. For credit cards issued by FDS, the most significant laws include:

     o      the federal Truth-in-Lending Act,

     o      the Fair Credit Billing Act,

     o      the Fair Debt Collection Practices Act,

     o      the Equal Credit Opportunity Act,

     o      the Fair Credit Reporting Act,

     o      the Electronic Funds Transfer Act,

     o      the National Banking Act, and

     o      applicable state laws.

      Claims may be brought under these statutes by private consumers as well as federal and state regulators. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end and, in addition, prohibit discriminatory practices in extending credit and impose limitations on the type of account-related charges that may be assessed. Federal law requires credit card issuers to disclose to consumers:

     o      the interest rates,

     o      cardholder fees,

     o      grace periods, and

     o      balance calculation methods.

      In addition, cardholders are entitled under current laws to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

      Some laws, including the laws described above, may limit FDS' ability to collect amounts owing on the receivables regardless of any act or omission on the part of FDS. For example, under the federal Fair Credit Billing Act, a credit card issuer is open to all claims, other than tort claims, and defenses arising out of transactions in which a credit card is used as a method of payment or extension of credit if:

     o the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement or problem relative to the transaction from the person honoring the credit card, and

     o except in cases where there is a relationship between the person honoring the card and the credit card issuer, the amount of the initial transaction exceeds $50 and the place where the initial transaction occurred was in the same state as the cardholder's mailing address or within 100 miles of that address.

      These statutes further provide that in some cases cardholders cannot be held liable for, or the cardholder's liability is limited to, charges to the credit card account that result from unauthorized use of the credit card.

      Various proposed laws and amendments to existing laws may be enacted that would further regulate the credit card industry. [In particular, certain proposed legislation would impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees the FDS currently assesses on its accounts.] The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the PORTFOLIO YIELD on the accounts. If the PORTFOLIO YIELD is reduced, a PAY OUT EVENT may occur, and the EARLY AMORTIZATION PERIOD would commence. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the receivables. In addition, failure of the servicer to comply with those requirements could adversely affect the servicer's ability to enforce the receivables.

      Some jurisdictions may attempt to require out-of-state credit card issuers to comply with their consumer protection laws in connection with their operations in those jurisdictions. These laws may include a limitation on the charges imposed by credit card issuers. If it were determined that out-of-state credit card issuers must comply with a jurisdiction's laws limiting the charges imposed by credit card issuers, those actions could have an adverse impact on FDS' credit card operations. Application of federal and state bankruptcy and debtor relief laws, including the Soldiers' and Sailors' Civil Relief Act of 1940, would affect the interests of the holders of the certificates if the protection provided to debtors under those laws result in any receivables of the trust being written off as uncollectible.

      The trust may be liable for violations of consumer protection laws that apply to the receivables transferred to it, either as assignee from PRC for obligations arising before the transfer or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert these violations by way of set-off against his or her obligation to pay the amount of receivables owing. PRC will warrant to the trust in the POOLING AND SERVICING AGREEMENT that all receivables transferred to the trust have been and will be created in compliance with the requirements of these laws. See "The Pooling and Servicing Agreement--Representations and Warranties" for additional discussion.


CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST THE TRUST

      The UCC provides that unless a cardholder has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the trust are limited by:

     o all the terms of the cardholder agreement between FDS and the cardholder,

     o      any defense or claim of the cardholder,

     o      rights of set-off, and

     o any other defense or claim of the cardholder against FDS that accrues before the cardholder receives notification of the assignment.

      The UCC also provides that any cardholder is authorized to continue to pay FDS until:

     o the cardholder receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the trustee or successor servicer, and

     o if requested by the cardholders, the trustee or successor servicer has furnished reasonable proof of assignment.

      No agreement as to defenses has been entered into and no notice of the assignment of the receivables to the trust will be sent to the cardholders obligated on the accounts in connection with the transfer of the receivables to the trust.


                                TAX MATTERS


      The following general discussion summarizes material U.S. federal income tax consequences relating to the purchase, ownership and disposition of a certificate. This discussion applies only to certificates offered under this Prospectus. This summary deals primarily with U.S. CERTIFICATE OWNERS who acquire their certificates at their original issue price in the original issuance of those certificates and who hold their certificates as a capital asset.

      This discussion is based on present provisions of the Internal Revenue Code of 1986, as amended, the proposed, temporary and final Treasury regulations under the tax code, and administrative rulings or pronouncements and judicial decisions:

     o      all as in effect on the date of this prospectus, and

     o all of which are subject to change, possibly with retroactive effect.

      This discussion does not address all of the tax consequences that may be relevant to a certificateholder because of that certificateholder's particular circumstances. It does not address the U.S. federal income tax consequences that may be relevant to some types of certificateholders that are subject to special treatment under the tax code, including:

     o      dealers in securities or currencies,

     o      financial institutions,

     o      tax-exempt entities,

     o      life insurance companies,

     o persons holding certificates as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, or

     o      persons whose functional currency is not the U.S. dollar.

Also, the following discussion does not consider the alternative minimum tax consequences, if any, of the investment in the certificates, or the state, local or foreign tax consequences of the investment. Each prospective certificateholder is urged to consult its own tax advisor in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate.

      The trust will not ask the IRS for a ruling regarding any of the U.S. federal income tax consequences discussed in this prospectus. As a result, the trust can give no assurance that the IRS will not take positions contrary to those described below. Opinions of counsel are not binding on the IRS or the courts. In addition, the opinions of Jones, Day, Reavis & Pogue described below are based on the representations and assumptions described in those opinions, including, but not limited to, the assumption that all of the relevant parties will comply with all terms of the POOLING AND SERVICING AGREEMENT, the SUPPLEMENT, and the PURCHASE AGREEMENT. The conclusions of tax counsel described in the opinions and the discussion of the U.S. federal income tax consequences in this prospectus may not be accurate:

     o      if those representations are inaccurate, and/or

     o if the relevant parties fail to comply with the terms of these agreements.

TAX CHARACTERIZATION OF THE TRUST

      The transferor anticipates that Jones, Day, Reavis & Pogue will furnish an opinion to the transferor, in relation to the issuance of certificates of any series offered by this prospectus, that the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The opinion will be based on the assumptions and qualifications described in that opinion and on certain representations or covenants. As discussed in the previous paragraph, however, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. See the last two paragraphs of this subsection for discussion of possible alternative characterizations of the trust.

      The assumptions and qualifications described in the opinion will include:

     o an assumption that any secondary transactions entered into for any certificates or other interests in the trust, like the deposit of certificates into a second trust and the issuance of securities out of that trust, will not adversely affect the U.S. federal income tax status of the trust, and

     o the qualification that the opinion is limited to the issuance of the certificates of that series by the trust.

      If other interests in the trust, excluding the certificates, for which no opinion will be rendered that those interests would constitute debt for U.S. federal income tax purposes, are characterized as equity interests in a partnership, then the trust could be treated as a publicly traded partnership.

      If all or part of the trust were treated as a partnership in which some or all holders of one or more series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. Unless specified exceptions apply, a partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests in that partnership:

     o      are traded on an "established securities market", or

     o are "readily tradeable" on a "secondary market" or its "substantial equivalent".

One exception would be if the trust is not engaged in a "financial business" and 90% or more of its income consists of interest and other types of passive income. Because Treasury regulations do not clarify the meaning of "financial business" for this purpose, it is unclear whether this exception applies. The POOLING AND SERVICING AGREEMENT and each SUPPLEMENT contains provisions designed to reduce the risk that the trust could be classified as a publicly traded partnership taxable as a corporation due to trading of interests in the trust other than the certificates for which an opinion is furnished that the certificates constitute debt for U.S. federal income tax purposes. There can be no assurance, however, that the trust could not become a publicly traded partnership taxable as a corporation, because some of the actions necessary to comply with the exception are not fully within the control of the transferor.

      If the trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, the taxable income of the trust would be subject to U.S. federal income tax at the applicable marginal corporate income tax rates applicable to that income. This entity-level tax could result in reduced distributions to certificateholders. In addition, the distributions from the trust would not be deductible in computing the taxable income of the deemed corporation, except to the extent that:

     o      any certificates were treated as debt of the corporation, and

     o distributions to the related certificateholders were treated as payments of interest on the certificates.

Further, distributions to certificateholders not treated as holding debt would be treated as dividends for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of the deemed corporation.

TAX CONSIDERATIONS RELATING TO CERTIFICATEHOLDERS

      Tax Characterization of the Certificates as Debt

      The transferor will express in the POOLING AND SERVICING AGREEMENT its intent that the certificates will be treated as debt for all U.S. tax purposes. The transferor, by entering into the POOLING AND SERVICING AGREEMENT, and each certificateholder, by the acceptance of a beneficial interest in a certificate, will agree to treat the certificates as debt for U.S. tax purposes. However, the POOLING AND SERVICING AGREEMENT generally refers to the transfer of receivables as a "transfer, assignment and conveyance," and the transferor will treat the POOLING AND SERVICING AGREEMENT, for some non-tax accounting purposes, as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

      For U.S. federal income tax purposes, the economic substance of a transaction usually determines its tax consequences. The form of a transaction, while a relevant factor, is generally not conclusive evidence of the economic substance of the transaction. In appropriate circumstances, the courts have allowed the IRS, as well as taxpayers, in more limited circumstances, to treat a transaction in accordance with its economic substance, as determined under U.S. federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes. In a 1967 case, however, the courts substantially limited the circumstances in which a taxpayer for tax purposes could ignore the form of a transaction. Nevertheless, Jones, Day, Reavis & Pogue has advised that, in a properly presented case, this would not prevent a determination of the tax characterization of the certificates based on the economic substance of the transaction.

      The IRS and the courts have determined whether the economic substance of a purported sale of an interest in property is, instead, a loan secured by the transferred property based on numerous factors designed to determine whether the seller has relinquished and the purchaser has obtained substantial incidents of ownership in the transferred property. The primary factors examined are whether the purchaser has the opportunity for gain if the property increases in value and has the risk of loss if the property decreases in value. Except as specified in the related Prospectus Supplement, Jones, Day, Reavis & Pogue is of the opinion that, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, the certificates will be properly characterized as indebtedness for U.S. federal income tax purposes. The discussion below assumes that the certificates will be considered debt for U.S. federal income tax purposes.

      Taxation of Interest Income on the Certificates

      General. The transferor intends to take the position that a U.S. CERTIFICATE OWNER generally will include the stated interest on a certificate in gross income when that interest income is received or accrued according to that U.S. CERTIFICATE OWNER'S regular method of tax accounting. This conclusion is based on the transferor's position that the stated interest on a certificate is unconditionally payable.

      Under the applicable Treasury regulations, the stated interest on the certificates will be considered unconditionally payable only if the terms and conditions of the certificates make the likelihood of late payment or non-payment of the stated interest a remote contingency. The transferor believes that the late payment or non-payment of stated interest on the certificates is a remote contingency:

     o because the trust and the trustee will have no discretion to withhold, delay or otherwise defer scheduled monthly payments of stated interest on the certificates, if the trust has sufficient cash on hand to allow the trustee to make those interest payments, and

     o      based on the ratings of the certificates.

      If, however, the stated interest on the certificates is not considered unconditionally payable:

     o the stated interest on the certificates will be considered original issue discount, and

     o a U.S. CERTIFICATE OWNER will be required to include that stated interest in income, as original issue discount, on a daily economic accrual basis despite that person's regular method of tax accounting and without regard to whether cash related to that income is paid at the same time.

In addition, if the stated interest on the certificates is not paid in full on a DISTRIBUTION DATE, the certificates may at that time, and at all later times, be considered to be issued with original issue discount and all U.S. CERTIFICATE OWNERS would be required to include that stated interest in income as original issue discount on an economic accrual basis.

      Original Issue Discount Obligations. Assuming that the stated interest on the certificates is considered to be "unconditionally payable," a series of certificates will not be considered to have been issued with original issue discount unless:

     o a substantial amount of that series of certificates is sold, in the original issuance of those certificates, to investors at a price that is less than the stated principal amount of those certificates, and

     o the amount of the discount exceeds a statutory de minimis amount of original issue discount.

Under applicable regulations, a holder of a certificate issued with de minimis original issue discount must include the original issue discount in income proportionately as principal payments are made on a class of certificates.

      A U.S. CERTIFICATE OWNER must include the amount of the original issue discount in income on a daily economic accrual basis without regard to that person's method of accounting and without regard to receipt of cash related to that income. A U.S. CERTIFICATE OWNER will not be required to include in income separately any payments received on the certificates of the original issue discount. The relevant prospectus supplement will disclose if any series of certificates is issued with original issue discount.

      A certificateholder who purchases a certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the tax code. The relevant parts of these rules provide:

     o for gain attributable to accrued market discount to be treated as ordinary income when partial principal payments are received, or when the certificate is sold or disposed of, and

     o for interest deductions related to any debt incurred to acquire or carry the market discount certificate to be deferred.

      A certificateholder that purchases a certificate for an amount greater than the sum of all amounts payable on that certificate after the purchase date other than payments of "qualified stated interest", the "stated redemption amount," will be considered to have purchased the certificate at a premium. That certificateholder may generally choose to amortize the premium as an offset to interest income using a constant yield method over the remaining term of the certificate.

      Sale, Exchange or Retirement of Certificates

      Upon a sale or other taxable exchange, retirement or disposition of a certificate, a U.S. CERTIFICATE OWNER will recognize gain or loss equal to the difference between:

     o the amount realized on that sale, exchange, retirement or other disposition, less an amount equal to any accrued but unpaid interest that the U.S. CERTIFICATE OWNER has not included in gross income previously, which will be taxable as gross income, and

     o the U.S. CERTIFICATE OWNER'S adjusted tax basis in that certificate:

            - as increased by any original issue discount or market discount previously included in income by the holder, and

            - as decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or original issue discount received for that certificate.

This gain or loss generally will be capital gain or loss and generally will be considered long-term capital gain or loss if the U.S. CERTIFICATE OWNER held the certificate for more than one year at the time of the sale, exchange, retirement or other disposition and subject to the market discount provisions of the tax code. The long-term capital gains of individuals, estates, and trusts generally are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

NON-U.S. CERTIFICATE OWNERS

      Assuming that all of the certificates issued to NON-U.S. CERTIFICATE OWNERS are considered debt of the transferor for U.S. federal income tax purposes, under present U.S. federal income tax law, and subject to the discussion on backup withholding below under "--Information Reporting and Backup Withholding":

     o no withholding of U.S. federal income tax will be required for the payment by the transferor or any withholding agent of principal or interest on a certificate owned by a NON-U.S. CERTIFICATE OWNER if:

            - the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the transferor entitled to vote within the meaning of section 871(h)(3) of the tax code and the Treasury regulations under the tax code,

            - the beneficial owner is not a controlled foreign corporation that is related to the transferor through stock ownership,

            - the beneficial owner is not a bank whose receipt of interest on a certificate is described in section 881(c)(3)(A) of the tax code, and

            - the beneficial owner satisfies the statement requirement provided in section 871(h) and section 881(c) of the tax code and the Treasury regulations under the tax code.

      To satisfy the statement requirement referred to above, the certificateholder or a financial institution holding the certificate on behalf of the owner, must provide, in accordance with specified procedures, the transferor or any withholding agent with a statement to the effect that the certificateholder is not a U.S. CERTIFICATE OWNER. Currently, these requirements will be met if:

     o the certificateholder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. CERTIFICATE OWNER, which certification may be made on an IRS Form W-8 or successor form, or

     o a financial institution holding the certificate on behalf of a certificate owner certifies, under penalties of perjury, that the statement has been received by it and furnishes any withholding agent with a copy.

Under recently finalized Treasury regulations, the statement requirement also may be satisfied with other documentary evidence for interest paid after December 31, 2000 to an offshore account or through some foreign intermediaries.

      If a NON-U.S. CERTIFICATE OWNER cannot satisfy the requirements described above, payments of interest made to that beneficial owner will be subject to a 30% withholding tax unless that beneficial owner provides the transferor or any withholding agent with a properly executed:

     o IRS Form 1001, or successor form, claiming an exemption from, or a reduction in the rate of, that withholding tax under the benefit of an applicable U.S. income tax treaty, or

     o IRS Form 4224, or successor form, stating that the interest paid on the certificate is not subject to that withholding tax because it is effectively connected with the certificateholder's conduct of a trade or business in the United States.

Under recently finalized Treasury regulations, NON-U.S. CERTIFICATE OWNERS generally will be required to provide an IRS Form W-8 in lieu of an IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in some situations.

      The NON-U.S. CERTIFICATE OWNER, although exempt from the U.S. withholding tax discussed above, will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if it were a U.S. CERTIFICATE OWNER if:

     o      it is engaged in a trade or business in the United States, and

     o the interest on its certificates is effectively connected with the conduct of that trade or business.

In addition, if that NON-U.S. CERTIFICATE OWNER is a foreign corporation, it may be subject to a U.S. branch profits tax equal to 30%, or lower applicable treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, the interest income will be included in that foreign corporation's earnings and profits.

      Any gain realized by a NON-U.S. CERTIFICATE OWNER upon the sale, exchange, retirement or other disposition of a certificate generally will not be subject to U.S. federal income or withholding tax unless:

     o the gain is effectively connected with a U.S. trade or business of the NON-U.S. CERTIFICATE OWNER in the United States,

     o for a NON-U.S. CERTIFICATE OWNER who is an individual, that individual is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and other conditions are met, or

     o to the extent the gain is considered accrued but unpaid interest, the requirements described above for interest are not satisfied.

      If the certificates were treated as an interest in a partnership, except a publicly traded partnership taxable as a corporation, instead of indebtedness that characterization could cause a NON-U.S. CERTIFICATE OWNER to be treated as engaged in a trade or business in the United States, in which case, the NON-U.S. CERTIFICATE OWNER:

     o      would be required to file a U.S. federal income tax return, and


     o generally would be subject to U.S. federal income tax, including, for a NON-U.S. CERTIFICATE OWNER that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from the partnership.

Further, withholding may apply to partnership income that is allocable to a NON-U.S. CERTIFICATE OWNER that is considered to be a partner in the partnership. That withholding would be imposed at a rate equal to the highest marginal U.S. federal income tax rate applicable to the NON-U.S. CERTIFICATE OWNER. Alternatively, if some or all of the certificates were treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a NON-U.S. CERTIFICATE OWNER generally would be subject to U.S. withholding tax at the rate of 30%, unless that rate were reduced under an applicable U.S. income tax treaty. See the last three paragraphs of "--Tax Characterization of the Trust" above for discussion of possible alternative characterizations of the trust.

      Special rules may apply for NON-U.S. CERTIFICATE OWNERS who:

     o      have an office or other fixed place of business in the U.S.,

     o      are former U.S. citizens,

     o are engaged in a banking, financing, insurance or similar business in the U.S., or

     o are "controlled foreign corporations," "foreign personal holding companies," "passive foreign investment companies" or corporations that accumulate earnings in order to avoid U.S. federal income tax.

These persons should consult their own U.S. tax advisors before investing in the certificates.

INFORMATION REPORTING AND BACKUP WITHHOLDING

      In general, information reporting requirements will apply to some payments of principal and interest paid on certificates and to the proceeds of the sale of a certificate made by U.S. CERTIFICATE OWNERS except some exempt recipients, like corporations. A 31% backup withholding tax will apply to those payments if the U.S. CERTIFICATE OWNER fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

      No information reporting or backup withholding will be required for payments made by the transferor or any withholding agent to a NON-U.S. CERTIFICATE OWNER if the statement described above under "--Non-U.S. Certificate Owners" has been received and the payor does not have knowledge that the NON-U.S. CERTIFICATE OWNER is actually a U.S. CERTIFICATE OWNER.

      In addition, backup withholding and information reporting will not apply if payments of principal and interest on a certificate are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of a certificateholder or if a foreign office of a broker, as defined in applicable Treasury regulations, pays the proceeds of the sale of a certificate to the owner of that security. If, however, the custodian, nominee, agent or broker is, for U.S. federal income tax purposes:

     o      a United States person,

     o      a controlled foreign corporation,

     o a foreign person that derives 50% or more of its gross income for specified periods from the conduct of a trade or business in the United States, or

     o for taxable years beginning after December 31, 2000, a foreign partnership in which one or more United States persons, in total, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States, those payments will not be subject to backup withholding but will be subject to information reporting, unless:

     o that custodian, nominee, agent or broker has documentary evidence in its records that the relevant certificateholder is not a United States person and other conditions are met, or

     o      the certificateholder establishes an exemption.

      Payments of principal and interest on a certificate paid to the certificateholder by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of the sale of a certificate, will be subject to both backup withholding and information reporting unless:

     o the relevant certificateholder provides the statement referred to above under "--Non-U.S. Certificate Owners, and

     o the payor has no knowledge that the certificateholder is actually a U.S. CERTIFICATE OWNER or the certificateholder establishes an exemption.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a certificateholder's U.S. federal income tax liability if the required information is furnished to the IRS.

STATE AND LOCAL TAXATION

      The discussion above does not address the tax consequences of the purchase, ownership or disposition of a certificate under any state or local tax law. Each investor should consult its own tax advisor regarding state and local tax consequences of purchasing, owning and disposing of a certificate.

                    EMPLOYEE BENEFIT PLAN CONSIDERATIONS

      A plan fiduciary considering an investment in the offered certificates should consider that an investment might constitute or give rise to a prohibited transaction under Employee Retirement Income Security Act of 1974, as amended, and the tax code or any substantially similar federal, state or local law. ERISA and the tax code impose restrictions on:

     o      employee benefit plans as defined in Section 3(3) of ERISA,

     o plans described in Section 4975(e)(1) of the tax code, including retirement accounts and Keogh plans,

     o entities whose underlying asset include plan assets by reason of a plan's investment in these entities, and

     o persons who have specified relationships to a plan described as "parties in interest" under ERISA and "disqualified persons" under the tax code.

REGULATION UNDER ERISA AND THE TAX CODE

      ERISA imposes duties on persons who are fiduciaries of a plan. Under ERISA, any person who exercises any authority or control over the management or disposition of a plan's assets is considered to be a fiduciary of that plan. Both ERISA and the tax code prohibit some transactions involving "plan assets" between a plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of an excise tax or penalty.

      The term "plan assets" is not defined by ERISA or the tax code. However, a plan's assets may be considered to include an interest in the underlying assets of the trust if the plan acquires an "equity interest" in the trust. An equity interest includes the certificates. If so, the operation of the trust may result in a prohibited transaction under ERISA and the tax code.

FINAL REGULATION ISSUED BY THE DOL

      The U.S. Department of Labor issued a final regulation which provides exceptions to a plan which acquires an equity interest in the trust. If a plan acquires a "publicly-offered security," the issuer of the security is not treated as holding plan assets. A publicly-offered security is a security that:

     o      is freely transferable,

     o is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

     o      is either:

            - part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act, or

            - sold to the plan as part of an offering of securities to the public under an effective registration statement under the Securities Act and the class of securities of which that security is part is registered under the Securities Exchange Act within the requisite time.

      Although it is anticipated that the conditions of this exception may be met for some classes of certificates, no assurances can be given and no monitoring will be done.

      In addition, the final regulation provides that if at all times more than 75% of the value of all classes of equity interests in certificates of a series are held by investors other than plan investors, an investing plan's assets will not include any of the underlying assets of the trust.

      If the criteria for publicly-offered securities are not met for any class of offered certificates, the trust assets may be treated as including assets of plans that are certificateholders. If so, transactions involving the trust and parties in interest or disqualified persons relating to plans that are certificateholders might be prohibited under ERISA and the tax code. For example, if a participant in any plan is a cardholder of one of the accounts, under DOL interpretations the holding of interests in certificates by that plan could constitute a prohibited transaction. In addition, if PRC or any underwriter of that series is a party in interest or a disqualified person for an investing plan, the purchase of an interest in certificates by that plan could constitute a prohibited transaction. An investment by a plan in certificates could result in liability under ERISA and the tax code unless a statutory or administrative exemption exists and the plan satisfies all conditions for exemptive relief.

EXEMPTIONS TO PROHIBITED TRANSACTIONS

      There are five class exemptions issued by the DOL that could apply in the event of a prohibited transaction. These DOL Prohibited Transaction Class Exemptions apply to:

     o plan asset transactions determined by independent qualified professional asset managers (PTE 84-14),

     o      some transactions involving bank collective investment funds
            (PTE 91-38),

     o some transactions involving insurance company pooled separate accounts (PTE 90-1),

     o some transactions involving insurance company general accounts (PTE 95-60), and

     o      plan asset transactions determined by in-house asset managers
            (PTE 96-23).

      We can provide no assurance that these exemptions or any other exemption will apply, even if all of the conditions specified are satisfied.

SPECIAL CONSIDERATIONS FOR INSURANCE COMPANIES

      Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517
(1993), an insurance company's general account may be deemed to include assets of the plans investing in the general account, e.g., through the purchase of an annuity contract, and the insurance company might be treated as a party-in-interest with respect to a plan by virtue of that investment.

      Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the tax code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the tax code to the extent those assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions.

      Section 401(c) also provides that, except in the case of avoidance of the final regulations issued by the Department of Labor and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the final regulations issued by the Department of Labor become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the tax code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan.

      The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any of those plans invested in a separate account. Potential investors considering the purchase of certificates of any series on behalf of an insurance company general account should consult their legal advisors regarding the effect of these regulations on the investment.

GENERAL INVESTMENT CONSIDERATIONS

      Prospective fiduciaries of a plan considering the purchase of interests in certificates of any series should consult with their legal advisors concerning the impact of ERISA and the tax code and the potential consequences of making an investment in the certificates based on their specific circumstances. Each plan fiduciary should take into account, among other considerations:

     o      whether the fiduciary has the authority to make the investment,

     o the composition of the plan's portfolio as to diversification by type of asset,

     o      the plan's funding objectives,

     o      the tax effects of  the investment,

     o whether the assets of the trust which are represented by these interests would be considered plan assets, and

     o whether, under the general fiduciary standards of investment prudence and diversification an investment in certificates of any series is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

      Some employee benefit plans, for example, governmental plans and some church plans, are not subject to the provisions of Title I of ERISA and
Section 4975 of the tax code. For this reason, assets of these plans may be invested in the certificates of each series without regard to the ERISA considerations described here, subject to the provisions of any other applicable federal and state law. It should be noted that any plan that is qualified and exempt from taxation under the tax code is subject to the prohibited transaction rules described in the tax code.


             PLAN OF DISTRIBUTION FOR THE OFFERED CERTIFICATES

      The place and time of delivery for any series of certificates will be described in the accompanying prospectus supplement. PRC may sell certificates:

     o      through underwriters or dealers,

     o      directly to one or more purchasers, or

     o      through agents.

      The prospectus supplement for any offered series will describe the terms of the offering of the offered certificates, including:

     o      the name or names of any underwriters for the certificates,

     o      the purchase price of the certificates,

     o      the proceeds to PRC from the sale,

     o      any underwriting discounts,

     o      any other compensation of the underwriters,

     o      the initial offering price, and

     o any discounts or concessions allowed or reallowed or paid to dealers.

      Under each underwriting agreement, PRC will agree to sell to each of the underwriters in the related prospectus supplement the principal amount of the offered certificates. In turn, each of those underwriters will agree to purchase from PRC the principal amount of certificates described in the underwriting agreement and in the related prospectus supplement. The underwriting agreement may allow for a proportional adjustment in the event of an increase or decrease in the full amount of the offered certificates. If there is a default by any underwriter, the underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be ended.

      Each underwriting agreement will provide that PRC will indemnify the related underwriters against some liabilities, including liabilities under the federal securities laws.


                               LEGAL MATTERS

      Legal matters relating to the issuance of certificates will be passed upon for PRC by Jones, Day, Reavis & Pogue, New York, New York. Legal matters relating to the issuance of certificates will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.


                       REPORTS TO CERTIFICATEHOLDERS

      Unless and until DEFINITIVE CERTIFICATES are issued, monthly and annual reports, which contain unaudited information concerning the trust and which are prepared by the servicer, will be sent on behalf of the trust to Cede & Co., as nominee of DTC and registered holder of the related certificates. These reports will not constitute financial statements prepared under generally accepted accounting principles. PRC does not intend to send any of its financial reports to registered holders of certificates or to owners of beneficial interests in the certificates. PRC will file with the SEC the periodic reports relating to the trust that are required under federal securities laws. PRC may suspend the filing of periodic reports to the extent the filings are no longer required of PRC. See "Description of the Certificates--Book-Entry Registration" and "--Reports to Certificateholders" and "The Pooling and Servicing Agreement--Evidence as to Compliance."


                    WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

      The SEC allows us to incorporate information by reference to SEC filings. This means that we can disclose information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We refer you to the registration statement for additional information, including any amendments and exhibits. We also incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until the offering of the certificates has ended.

      Information that we file later with the SEC will automatically update the information in this prospectus. You should always rely on the later information over different information included in this prospectus or the related prospectus supplement. All reports, statements and other information we file are available for inspection without charge at the public reference facilities maintained by the SEC at:

     o      450 Fifth Street, N.W., Washington, D.C. 20549,

     o      7 World Trade Center, New York, New York 10048, and

     o Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

      Copies of the filings may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. In addition, the SEC maintains a Web site at "http://www.sec.gov" that contains filings and information regarding registrants that file electronically with the SEC.

      As a recipient of this prospectus, you may request a copy of any document we incorporate, except exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents), at no cost, by writing us at: Prime Receivables Corporation, 7 West 7th Street, Cincinnati, Ohio 45202, attention: David Dawson, or calling us at
(513) 579-7580.

                      GLOSSARY OF TERMS FOR PROSPECTUS

      "ACCOUNTS" means all of the consumer revolving credit card accounts owned by the originators on the Cut-Off Date, each Automatic Additional Account, and each Supplemental Account.

      "ACCUMULATION PERIOD" means for any series or class, a period:

     o beginning on a date determined as described in the related prospectus supplement, and

     o      ending on the earliest of:

            -     the start of the Early Amortization Period,

            -     the date specified in the related prospectus supplement, and

            -     the date that the trust terminates; and

during which collections of Principal Receivables up to the amount specified in the related prospectus supplement are accumulated in a Principal Funding Account for payment to certificateholders of that series or class on the Expected Final Payment Date.

      "ACTIVE ACCOUNTS" means any Account in which there has been either purchase or merchandise return activity during the preceding 12 Monthly Periods.

      "ADDITION CUT-OFF DATE" means any date PRC designates any Supplemental Account for inclusion in the trust.

      "ADDITION DATE" means the date PRC, under the conditions specified in the Pooling and Servicing Agreement, adds receivables arising in Accounts owned by FDS or another Originator to the trust.

      "ADDITIONAL ACCOUNT" means each Automatic Additional Account and Supplemental Account.

      "ADDITIONAL INTEREST" means interest on overdue Monthly Interest at the rate specified in the related prospectus supplement.

      "ADJUSTMENT PAYMENT" means any payment PRC must make into the Excess Funding Account equal to the amount by which the servicer adjusts downward the Principal Receivables:

     o for which it received no collections and no charge-off has occurred, and

     o which causes the Minimum Transferor Interest to exceed the Transferor Interest.

      "AGGREGATE ADDITION LIMIT" means a number of accounts which either:

     o for any three-month period, may not exceed 15% of the number of active accounts as of the first day of the calendar year during which those Monthly Periods begin, or

     o for any twelve-month period, equals 20% of the number of active accounts as of the first day of that twelve-month period.

      "AMORTIZATION PERIOD" means, for any series or any class within a series, any Early Amortization or Accumulation period.

      "AUTOMATIC ADDITIONAL ACCOUNTS" means:

     o      each consumer revolving credit card account:

            - originated by an Originator during the normal operation of its credit card business and not acquired by the transferor or that Originator from another credit card issuer,

            - in existence and owned by that Originator and the receivables of which had been transferred to the transferor under the Purchase Agreement on the Addition Date and in existence at the close of business on the date that receivables generated in that account are designated for inclusion in the trust,

            -     payable in United States dollars, and

            - whose receivables have not been charged off before the date of their designation for inclusion in the trust, and

     o other consumer credit card accounts whose receivables each rating agency permits to be added automatically to the trust.

      "BASE RATE" means, generally, for any Monthly Period, the annualized percentage equivalent of the sum of:

     o      a fraction:

            - whose numerator is the sum of the Monthly Interest of each class of certificates for the related Interest Accrual Period, and

            - whose denominator is the Invested Amount on the last business day of that Monthly Period, and

     o      a fraction:

            - whose numerator is the monthly servicing fee for that Monthly Period, and

            - whose denominator is the Invested Amount on the last business day of the preceding Monthly Period;

provided that this fraction for the Base Rate may be altered in the related Supplement.

      "CASH COLLATERAL ACCOUNT" means an account providing credit enhancement for a series or class of certificates directly or indirectly as security for a Cash Collateral Guaranty.

      "CASH COLLATERAL GUARANTY" means a guaranty secured by the deposit of cash or Cash Equivalents in a Cash Collateral Account reserved for the beneficiaries of that Cash Collateral Guaranty.

      "CASH EQUIVALENTS" means those investments described under "Description of the Certificates--Trust Accounts."

      "CERTIFICATE RATE" means the interest rate per annum applicable for any series or class of certificates.

      "CHARGE ACCOUNT AGREEMENT" means the agreement:

     o      consisting of one or more documents,

     o whose terms and conditions obligates a person to pay for purchased merchandise or services under a credit plan that permits that person to purchase merchandise and services on credit, together with any finance charges and other related charges, as that agreement may be amended, modified or supplemented from time to time; provided, however, that only agreements between that person and (1) an Originator or (2) a creditor approved by each of the ratings agencies will be considered a Charge Account Agreement.

      "CLEARSTREAM" means Clearstream Banking, societe anonyme, an institution administering a book-entry settlement system for trading of securities in Europe.

      "CLEARSTREAM CUSTOMERS" means organizations participating in Clearstream's book-entry system.

      "CLOSING DATE" means the date of issuance of a series.

      "COLLATERAL INVESTED AMOUNT" means a subordinated interest in a series of certificates in an amount initially equal to the percentage of the certificates of that series specified in the related prospectus supplement.

      "COLLECTION ACCOUNT" means a non-interest bearing segregated account held for the benefit of the certificateholders into which the servicer deposits collections on the receivables.

      "CONTROLLED ACCUMULATION PERIOD" means for any series or class, a period:

     o beginning on a date specified in the related prospectus supplement after the Revolving Period, and

     o      ending on the earliest of:

            - the start of the Early Amortization Period or the Rapid Accumulation Period,

            -     the date specified in the related prospectus supplement, and

            -     the Trust Termination Date; and

during which collections of Principal Receivables up to the amount specified in the related prospectus supplement are deposited monthly into the Principal Funding Account for payment to certificateholders on the Expected Final Payment Date.

      "CONTROLLED AMORTIZATION PERIOD" means for any series or class, a period:

     o beginning on a date specified in the related prospectus supplement, and

     o      ending on the earliest of:

            -     the start of the Early Amortization Period, and

            -     the date specified in the related prospectus supplement; and

during which collections of Principal Receivables allocable to the Invested Amount and other amounts up to an amount specified in the related prospectus supplement are paid to certificateholders of that series or class on each Distribution Date.

      "CREDIT AND COLLECTION POLICIES" means the written policies and procedures of any Originator relating to the operation of its consumer revolving lending business, including:

     o      determining the creditworthiness of credit card customers,

     o      the extension of credit to credit card customers, and

     o relating to the maintenance of credit card accounts and collection of receivables,

as these policies and procedures may be modified in accordance with requirements of law, the Pooling and Servicing Agreement and the Purchase Agreement.

      "CUT-OFF DATE" means for Receivables in Accounts owned by each Originator, the date on which the last cycle of the Originator was billed in the [ ] fiscal month.

      "DATE OF DETERMINATION" means with respect to the Yield Factor or the Finance Charge Receivable Factor, respectively, the date on which that factor is determined, which will in no event be later than the tenth business day after the end of the preceding Monthly Period.

      "DEFAULT AMOUNT" means on any business day, the amount of defaulted receivables described under "Description of the Certificates--Defaulted Receivables" and calculated as described in the related prospectus supplement.

      "DEFAULTED ACCOUNT" means each account with respect to which, in accordance with the servicer's customary and usual servicing procedures, the servicer has charged off the receivables in that account as uncollectible.

      "DEFINITIVE CERTIFICATES" means certificates in fully registered, certificated form that are only issued to certificateholders under the circumstances described under "Description of the Certificates--Definitive Certificates."

      DISTRIBUTION ACCOUNT" means a non-interest bearing segregated demand account from which the trust makes all distributions to certificateholders.

      "DISTRIBUTION DATE" means each date specified in the related prospectus supplement on which distributions of interest or principal are to be made to certificateholders.

      "DTC PARTICIPANTS" means participants of DTC including securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

      "EARLY AMORTIZATION PERIOD" means for any series, a period:

     o      beginning on the earliest of:

            -     the day a Pay Out Event occurs,

            - the Expected Final Payment Date for the most senior class, if the Invested Amount for that class has not been paid in full on that date and

            - any other date specified in the related prospectus supplement, and

     o      ending on the earlier of:

            -     the Trust Termination Date and

            -     the Series Termination Date; and

      "ELIGIBLE ACCOUNT" means each account satisfying the requirements listed in "The Pooling and Servicing Agreement--Eligible Accounts; Eligible Receivables."

      "ELIGIBLE RECEIVABLE" means each receivable satisfying the requirements listed in "The Pooling and Servicing Agreement--Eligible Accounts; Eligible Receivables."

      "ENHANCEMENT" means, with respect to any Series:

     o      any letter of credit

     o      cash collateral account

     o      guaranty

     o      guaranteed rate agreement

     o      maturity guaranty facility

     o      tax protection agreement

     o      interest rate swap, or

     o      other contract or agreement

for the benefit of certificateholders or any class of certificateholders of such series.

      "ENHANCEMENT INVESTED AMOUNT" means a subordinated interest in cash flows in respect of the receivables to the extent described in the related prospectus supplement.

      "EUROCLEAR" means the system operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

      "EUROCLEAR PARTICIPANTS" means participants of the Euroclear system.

      "EXCESS FINANCE CHARGE COLLECTIONS" means those Finance Charge Collections and other amounts described under "Description of the Certificates--Sharing of Excess Finance Charge Collections."

      "EXCESS FUNDING ACCOUNT" means a demand deposit account held for the benefit of the certificateholders in which principal collections are held as collateral if the Transferor Interest is less than the Minimum
Transferor Interest.

      "EXCHANGEABLE TRANSFEROR CERTIFICATE" means collectively the certificate that represents the Transferor Interest in the trust.

      "EXPECTED FINAL PAYMENT DATE" means for a series or class with an Accumulation Period, the expected date of final payment of principal and any accrued and unpaid interest for that series or class specified in the Supplement.


      "FEDERATED CARDS" means the holders of the credit cards issued by the Originators under department store tradenames to purchase virtually all of the various types of merchandise and services offered by the Federated Stores.

      "FEDERATED STORES" means stores currently operated by the Originators under the names "Bloomingdale's," "Burdines," "Goldsmith's," "Lazarus," "Rich's," "Stern's," "The Bon Marche," and, in the case of those stores formerly operated under other nameplates, "Macy's."

      "FINANCE CHARGE COLLECTIONS" means with respect to any series for any business day:

     o the product of (1) collections received with respect to the receivables minus Recoveries and (2) the Yield Factor plus

     o any investment earnings on amounts on deposit in the Excess Funding Account plus

     o      Recoveries.

      "FINANCE CHARGE RECEIVABLE FACTOR" means with respect to any Date of
Determination:

     o the total amount of finance charges, late fees, and other fees and charges outstanding on the last day of the preceding Monthly Period divided by

     o the total Outstanding Balances of the Eligible Receivables on the last day of that preceding Monthly Period, determined on the basis of a calculation performed by the servicer.

      "FINANCE CHARGE RECEIVABLES" means for any business day, the product of:

     o the Finance Charge Receivable Factor determined on the preceding Date of Determination, or on that business day with respect to each Date of Determination, and

     o the total amount of Eligible Receivables as of that business day, determined on the basis of a calculation performed by the servicer.

      "FIXED/FLOATING ALLOCATION PERCENTAGE" means for each Monthly Period, the percentage used to allocate to your series collections of Finance Charge Receivables and collections of Principal Receivables as described in the related prospectus supplement.

      "FLOATING ALLOCATION PERCENTAGE" means for each Monthly Period, the percentage used to allocate to your series Default Amounts and collections of Finance Charge Receivables as described in the related prospectus supplement.

      "FUNDING PERIOD" means for any pre-funded series, the period the earliest of

            - the first day on which the amount on deposit in the pre-funding account is reduced to zero as a result of increases in the total amount of Principal Receivables in the trust,

            - the day immediately preceding the day on which a Pay Out Event is deemed to occur, and

            - the first day of a Monthly Period specified in the related prospectus supplement

      "INELIGIBLE RECEIVABLES" means receivables not satisfying the requirements of Eligible Receivables.

      "INITIAL CLOSING DATE" means December 15, 1992.

      "INITIAL CUT-OFF DATE" means for receivables in Accounts owned by each Originator, the date on which the last cycle of that Originator was billed in the September 1992 fiscal month.

      "IN-STORE PAYMENTS" means any payment made by an Obligor with respect to a receivable by delivery of cash, check, money order, or any other form of payment to a cashier or other employee of any Originator or any merchant which sells merchandise or services on credit under a CHARGE ACCOUNT AGREEMENT.

      "INTEREST FUNDING ACCOUNT" means a segregated trust account held for the benefit of the certificateholders of a series in which amounts to be paid to those certificateholders as interest will be deposited on a monthly basis, if interest payments are made to certificateholders less frequently than monthly.

      "INVESTED AMOUNT" means for certificateholders in a series, the total principal amount of their interest in trust assets as specified in the related prospectus supplement.

      "INVESTOR CHARGE-OFF" means for any Monthly Period and for any series, the amount by which the Invested Amount will be reduced to cover Default Amounts allocated to the series and other amounts as may be specified in the prospectus supplement for any series that are not covered from collections of Finance Charge Receivables or other sources as specified in the prospectus supplement for any series.

      "INVESTOR DEFAULT AMOUNT" means, with respect to each business day, an amount equal to the product of:

     o the Floating Allocation Percentage applicable for that business day, and

     o the total Default Amount for all Defaulted Accounts on that business day.

      "INVESTOR PERCENTAGE" means with respect to Principal Collections, Finance Charge Collections and Receivables in Defaulted Accounts for any Series of Certificates, the Floating Allocation Percentage or the
Fixed/Floating Allocation Percentage, as applicable.

      "LOCK-BOX ACCOUNT" means an account in the name of the trustee with a Lock-Box Bank.

      "LOCK-BOX AGREEMENT" means each agreement between the respective Originator, the trustee, and the respective Lock-Box Bank, under which the Lock-Box Bank receives collections from time to time as provided in that agreement.

      "LOCK-BOX BANK" means any of the banks that holds one or more Lock-Box Accounts for receiving collections, under a Lock-Box Agreement.

      "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means, as of any date of determination, an amount equal to the sum of:

      o the initial invested amounts for all outstanding series on that date, except any series created under a variable funding supplement or a paired series,

      o with respect to any series created under a variable funding supplement, during the revolving period for that series, the invested amount on that date of determination or, during the amortization period for that series, the invested amount of that series on the last day of the revolving period for that series, and

      o with respect to any paired series, the invested amount of that series as of that date, after taking into account any payments, deposits or adjustments made on that date.

      "MINIMUM TRANSFEROR INTEREST" means the product of:

     o      the sum of:

            -     the aggregate Principal Receivables and

            -     the amounts on deposit in the Excess Funding Account and

     o the highest minimum transferor percentage for any series specified in the related prospectus supplement.

      "MONTHLY INTEREST" means interest accrued for a monthly interest accrual period as specified in the related prospectus supplement for any series or class.

      "MONTHLY PERIOD" means a fiscal month of PRC.

      "MONTHLY SERVICING FEE" means for any Distribution Date with respect to any Series, the amount payable to the Servicer with respect to a Monthly Period described in the related Prospectus Supplement

      "NON-U.S. CERTIFICATE OWNER" means a beneficial owner of a certificate that is not a U.S. Certificate Owner.

      "OBLIGOR" means a person or persons obligated to make payments with respect to a Receivable arising under an Account under to a Charge Account Agreement.

      "ORIGINATOR" means FDS and any transferee, successor or assign of FDS or any other originator of consumer open end credit card accounts designated to have their receivables included in the trust.

      "PAY OUT EVENT" means for any series of certificates issued by the trust, any of the events identified in the related prospectus supplement and any of the events described under "Description of the Certificates--Pay Out Events" causing the Rapid Accumulation Period or the Early Amortization Period to begin.

      "PERMITTED LIEN" means, with respect to the receivables:

     o liens in favor of the transferor created under the Purchase Agreement assigned to the trustee under the Pooling and Servicing Agreement,

     o      liens in favor of the trustee under the Pooling and Servicing
            Agreement and

     o liens which secure the payment of taxes, assessments, and governmental charges or levies, if those taxes are either (1) not delinquent or (2) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.

      "POOLING AND SERVICING AGREEMENT" means the Amended and Restated Pooling and Servicing Agreement, dated as of December 15, 1992, among PRC, as transferor of the receivables to the trust, FDS, as servicer and originator of the receivables, and The Chase Manhattan Bank, as trustee, as amended from time to time.

      "PORTFOLIO YIELD" means with respect to any series for any Monthly Period, the annualized percentage specified in the related prospectus supplement.

      "PRE-FUNDING ACCOUNT" means a trust account:

     o established with the trustee for the benefit of certificateholders of a pre-funded series, and

     o      in which is deposited the pre-funded amount.

      "PRINCIPAL ACCOUNT" means a segregated trust account held for the benefit of certificateholders:

     o      in which Principal Collections are deposited, and

      o from which those collections are withdrawn and distributed as described in the related Prospectus Supplement under "Description of the Offered Certificates--Application of Collections."

      "PRINCIPAL COLLECTIONS" means with respect to any series for any business day, the product of :

     o      collections received with respect to the receivables minus
            Recoveries and

     o      one minus the Yield Factor.

      "PRINCIPAL FUNDING ACCOUNT" means a segregated trust account held for the benefit of the certificateholders of a series with an Accumulation Period in which collections of Principal Receivables are accumulated during the Accumulation Period. At the end of the Accumulation Period, the amount in this account will be paid to certificateholders of that series or any class.

      "PRINCIPAL RECEIVABLES" means for any business day, the total amount of Eligible Receivables as of that business day, determined on the basis of a calculation performed by the servicer, minus the amount of Finance Charge Receivables on that business day.

      "PRINCIPAL SHORTFALLS" means for any series, the deficiency that occurs when Principal Collections allocable to certificateholders and other amounts are insufficient to cover required principal payments or deposits.

      "PURCHASE AGREEMENT" means the Receivables Purchase Agreement among PRC, as purchaser, and the Originators, as sellers, under which PRC purchases the receivables from the Originators.

      "PURCHASE TERMINATION DATE" means the date described under "The Receivable Purchase Agreement--Termination."

      "QUALIFIED INSTITUTION" means a United States depository institution which at all times is acceptable to each rating agency holding the trust accounts described under "Description of the Certificates--Trust Accounts."

      "RAPID ACCUMULATION PERIOD" means for any series or class, a period:

     o beginning when a Pay Out Event occurs or at another time specified in the related prospectus supplement, and

     o      ending on the earliest of:

            -     the start of the Early Amortization Period,

            - payment in full of the Invested Amount of the certificates of that series or class, and

            -     the Series Termination Date; and

during which collections of Principal Receivables allocable to a series or class will be deposited on each Transfer Date into the Principal Funding Account and used to pay principal to the certificateholders of that series on the Expected Final Payment Date.

      "RATINGS EFFECT" means a reduction or withdrawal by any rating agency of its then-current rating of the investor certificates of any outstanding series or class for which it is a rating agency.

      "RECORD DATE" means with respect to any payment to certificateholders, the date specified in the related prospectus supplement as of which a certificateholder must be the registered holder of a certificate to receive a payment on the following Distribution Date.

      "RECOVERIES" means any amounts received by the servicer with respect to receivables in accounts that previously became Defaulted Accounts.

      "REMOVED ACCOUNTS" means accounts designated by PRC to have their receivables conveyed from the trust to PRC and which will no longer constitute trust accounts if PRC satisfies the conditions specified in the Pooling and Servicing Agreement.

      "RESERVE ACCOUNT" means a bank account established to provide support for a series or one or more classes of certificates. This account may be funded by an initial cash deposit or any other method specified in the related prospectus supplement.

      "REVOLVING PERIOD" means for any series, a period:

     o      beginning on the Closing Date, and

     o ending when an Amortization Period or Accumulation Period begins; and

during which collections of Principal Receivables allocable to that series are not paid to certificateholders or accumulated but are paid to the holder of the Exchangeable Transferor Certificate or distributed in any other manner described in the related prospectus supplement.

      "SERIES ALLOCATION PERCENTAGE" means on any date of determination, the percentage equivalent of a fraction:

     o      whose numerator is the Invested Amount of a series, and

     o whose denominator is the sum of the Invested Amounts of all then outstanding series.

      "SUPPLEMENT" means the supplement to the Pooling and Servicing Agreement relating to a particular series.

      "SERIES TERMINATION DATE" means for any series, the final
Distribution Date on which principal and accrued and unpaid interest is scheduled to be paid as described in the related prospectus supplement.

      "SERVICER DEFAULT" means any failure of the servicer under the Pooling and Servicing Agreement and any Supplement:

     o to perform its duties or fulfill its obligations (each, a "breach") which has a material adverse impact on certificateholders, and

     o to cure the breach within a specified period of time, including any grace period, after discovery or notice of the breach,

and certain events of bankruptcy and insolvency. See "The Pooling and Servicing Agreement--Servicer Default" for a description of the specific events that could result in a Servicer Default.

      "SHARED PRINCIPAL COLLECTIONS" means those principal collections and other amounts described under "Description of the Certificates--Shared Principal Collections."

      "SUPPLEMENTAL ACCOUNTS" means after the Initial Cut-Off Date, those accounts, except Automatic Additional Accounts, PRC designates to be added to the trust only if they are eligible accounts. However, PRC must add Supplemental Accounts to the trust if:

     o      the Transferor Interest is less than the Minimum Transferor
            Interest, or

     o the total amount of Principal Receivables in the trust is less than the Minimum Aggregate Principal Receivables.

      "TRANSFER DATE" means the business day immediately before a Distribution Date.

      "TRANSFEROR FINANCE CHARGE COLLECTIONS" means those Finance Charge Collections allocated to the transferor described in the applicable prospectus supplement.

      "TRANSFEROR INTEREST" means on any date of determination:

     o the total amount of Principal Receivables in the trust at the end of the day immediately before that date of determination, and

     o amounts on deposit in the Excess Funding Account excluding any investment earnings in those accounts and other trust assets, including any other accounts specified in the related prospectus supplement, and not allocated to certificateholders or any enhancement provider.

      "TRANSFEROR PERCENTAGE" means a percentage of all cardholder payments on the receivables in the trust equal to 100% minus the sum of the applicable investor allocation percentage for all series of certificates then outstanding.

      "TRUST TERMINATION DATE" means the earliest to occur of:

     o unless a Trust extension has occurred, the day after the Distribution Date with respect to any Series following the date on which funds have been deposited in the Distribution Account or the applicable Series Account for the payment of Investor Certificateholders of each Series then issued and outstanding sufficient to pay in full the Aggregate Invested Amount plus interest accrued at the applicable Certificate Rate through the end of the day prior to the Distribution Date with respect to each such Series,

     o if a Trust extension has occurred in accordance with the Pooling and Servicing Agreement, the extended Trust Termination Date.

      "U.S. CERTIFICATE OWNER" means a beneficial owner of a certificate that is:

     o      a citizen or resident of the United States,

     o a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States,

     o an estate whose income is subject to United States federal income taxation regardless of its source, or

     o a trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the tax code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

   "YIELD FACTOR" means with respect to any business day, the percentage equivalent of an amount determined on the preceding date of determination, or on that business day with respect to each date of determination, equal to:

  o   an amount equal to:

      - the product of the amount of finance charges, late fees, and other fees and charges billed to cardholders on the receivables for the Monthly Period preceding that date of determination and one minus the Delinquency Percentage for the preceding date of determination, or on that business day with respect to each date of determination, plus

      -  Recoveries for the Monthly Period preceding that date of determination divided by

  o the total amount of collections on receivables for the Monthly Period preceding that date of determination.


                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Fee.................................................  $264,000.00
Printing and Engraving...........................................         *
Trustee's Fees...................................................         *
Legal Fees and Expenses..........................................         *
Blue Sky Fees and Expenses.......................................         *
Accountants' Fees and Expenses...................................         *
Rating Agency Fees...............................................         *
Miscellaneous Fees and Expenses..................................         *
                                                                   -----------
    Total........................................................   $
                                                                   ===========

---------------
* To be provided by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Transferor's Certificate of Incorporation and By-Laws provide for the indemnification of the directors, officers, employees, and agents of the Transferor to the full extent that may be permitted by Delaware law from time to time, and the By-Laws provide for various procedures relating thereto. Certain provisions of the Transferor's Certificate of Incorporation protect the Transferor's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Delaware law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. The Transferor's Certificate of Incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, the Transferor's directors remain liable for breaches of their duty of loyalty to the Transferor, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Transferor's Certificate of Incorporation also does not absolve directors of liability under section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

      Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

      The Transferor's Certificate of Incorporation provides, among other things, that each person who was or is made a party to, or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee, or agent of the Transferor (or was serving at the request of the Transferor as a director, officer, employee, or agent of another entity), will be indemnified and held harmless by the Transferor to the full extent authorized by Delaware law against all expense, liability, or loss (including attorneys' fees, judgments, fines, and amounts to be paid in settlement) actually and reasonably incurred by such person in connection therewith. The rights conferred thereby will be deemed to be contract rights and will include the right to be paid by the Transferor for the expenses incurred in defending the proceedings specified above in advance of their final disposition.

      The Transferor has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (i) the indemnification by the Transferor of the indemnitees thereunder to the extent described above, (ii) the advancement of attorneys' fees and other expenses, and (iii) the establishment, upon approval by its Board of Directors, of trusts or other funding mechanisms to fund the Transferor's indemnification obligations thereunder.

ITEM 16.  EXHIBITS

  (a) Exhibits

     Form of Underwriting Agreement*

 4.1 Amended and Restated Pooling and Servicing Agreement, dated as of December 15, 1992 (the "Pooling and Servicing Agreement"), among Federated, Prime Receivables Corporation and The Chase Manhattan Bank, as Trustee.(1)

 4.2 Receivables Purchase Agreement, dated as of December 15, 1992 (the "Purchase Agreement"), among Abraham & Straus, Inc., Bloomingdale's, Inc., Burdines, Inc., Jordan Marsh Stores Corporation, Lazarus, Inc., Rich's Department Stores, Inc., Stern's Department Stores, Inc., The Bon, Inc., and Prime Receivables Corporation.(1)

 4.3 First Amendment, dated as of December 1, 1993, to the Pooling and Servicing Agreement.(2)

 4.4 Second Amendment, dated as of February 28, 1994, to the Pooling and Servicing Agreement.(2)

 4.5 Third Amendment, dated as of May 31, 1994, to the Pooling and Servicing Agreement.(2)

 4.6 Assumption Agreement under the Pooling and Servicing Agreement, dated as of September 15, 1993.(2)

 4.7 Form of Series 2000-_  Supplement.*

 4.8  First Amendment, dated as of June 23, 1993, to the Purchase
      Agreement.(2)

 4.9  Second Amendment, dated as of December 1, 1993, to the Purchase
      Agreement.(2)

 4.10 Third Amendment, dated as of February 28, 1994, to the Purchase Agreement.(2)

 4.11 Fourth Amendment, dated as of May 31, 1994, to the Purchase
      Agreement.(2)

 4.12 First Supplement, dated as of September 15, 1993, to the Purchase Agreement.(2)

 4.13 Second Supplement, dated as of May 31, 1994, to the Purchase
      Agreement.(2)

 4.14 Fourth Amendment, dated as of January 18, 1995, to the Pooling and Servicing Agreement.(3)

 4.15 Fifth Amendment, dated as of April 30, 1995, to the Pooling and Servicing Agreement.(3)

 4.16 Sixth Amendment, dated as of July 27, 1995, to the Pooling and Servicing Agreement.(3)

 4.17 Fifth Amendment, dated as of April 30, 1995, to the Purchase
      Agreement.(3)

 4.18 Seventh Amendment, dated as of May 14, 1996, to the Pooling and Servicing Agreement.(4)

 4.19 Sixth Amendment, dated as of August 26, 1995, to the Purchase
      Agreement.(3)

 4.20 Seventh Amendment, dated as of August 26, 1995, to the Purchase Agreement.(3)

 4.21 Eighth Amendment, dated as of May 14, 1996, to the Purchase
      Agreement.(5)

 4.22 Third Supplement, dated as of August 26, 1995, to the Purchase
      Agreement.(3)

 4.23 Fourth Supplement, dated as of May 14, 1996, to the Purchase
      Agreement.

 4.24 Eighth Amendment, dated as of March 3, 1997, to the Pooling and Servicing Agreement.(6)

 4.25 Ninth Amendment, dated as of March 3, 1997, to the Receivables Purchase Agreement.(7)

 4.26 Ninth Amendment, dated as of August 28, 1997, to the Pooling and Servicing Agreement.(8)

 4.27 Tenth Amendment, dated as of August 3, 1998, to Pooling and Servicing Agreement. (9)

 4.28 Eleventh Amendment, dated as of March 23, 2000, to the Pooling and Servicing Agreement.*

 4.29 Tenth Amendment, dated as of March 23, 2000, to the Purchase
      Agreement.*


 5    Opinion of Jones, Day, Reavis & Pogue with respect to legality.*

 8    Opinion of Jones, Day, Reavis & Pogue with respect to tax matters.*

 23 Consent of Jones, Day, Reavis & Pogue (included in its opinions filed as Exhibits 5 and 8).*

 24   Powers of Attorney (located on the "Signatures" section of this Part
      II).

----------

* To be filed by amendment.

(1)Incorporated by reference to the exhibit to the Transferor's
   Registration Statement on Form S-1 (Registration No. 33-52374) having the same numerical designation.

(2)Incorporated by reference to the exhibit to the Transferor's
   Registration Statement on Form S-1 (Registration No. 33-92850) having the same numerical designation.

(3)Incorporated by reference to the exhibit to the Transferor's
   Registration Statement on Form S-1 (Registration No. 333-1790-01) having the same numerical designation.

(4)Incorporated by reference to exhibit 10.6.7 to Federated's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

(5)Incorporated by reference to exhibit 10.13.8 to Federated's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

(6)Incorporated by reference to exhibit 10.6.8 to Federated's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

(7)Incorporated by reference to exhibit 10.13.9 to Federated's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

(8)Incorporated by reference to Exhibit 10.1 to Federated's Quarterly Report on Form 10-Q for the period ended August 28, 1997.

(9)Incorporated by reference to Exhibit 10.1 to Federated's Quarterly Report on Form 10-Q for the period ended October 31, 1998.

  (b) Financial Statements

   All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17.  UNDERTAKINGS

   The undersigned registrant hereby undertakes:

   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment by those sub-paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

   (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of each issue.

   (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

   (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on September 8, 2000.

                       PRIME CREDIT CARD MASTER TRUST
                     By: PRIME RECEIVABLES CORPORATION
                         as originator of the Trust


                                    By    /s/ Susan P. Storer
                                        -------------------------
                                          Name:  Susan P. Storer
                                          Title: President

                       PRIME RECEIVABLES CORPORATION
                              as Co-Registrant


                                    By    /s/ Susan P. Storer
                                        --------------------------
                                          Name:  Susan P. Storer
                                          Title: President


      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint each of Karen M. Hoguet and Susan P. Storer, individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent individually full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present hereby ratifying and confirming all that each such attorney-in-fact and agent may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                       PRIME RECEIVABLES CORPORATION


SIGNATURE                          TITLE                      DATE

Principal Executive Officer:

/s/ Karen M. Hoguet                Chairman of the  Board    September 8, 2000
---------------------------
Name:  Karen M. Hoguet

Principal Financial and Accounting
Officer:

/s/ Susan P. Storer                President                 September 8, 2000
---------------------------
Name:  Susan P. Storer


Directors:

/s/ Karen M. Hoguet                Director                  September 8, 2000
---------------------------
Name:  Karen M. Hoguet

/s/ Susan P. Storer                Director                  September 8, 2000
---------------------------
Name:  Susan P. Storer

/s/ John R. Sims                   Director                  September 8, 2000
---------------------------
Name:  John R. Sims

/s/ Joan Dobrzynski                Director                  September 8, 2000
---------------------------
Name:  Joan Dobrzynski

/s/ Francis B. Jacobs II           Director                  September 8, 2000
---------------------------
Name:  Francis B. Jacobs II


                               EXHIBIT INDEX


EXHIBITS
                                                                        PAGE

1      Form of Underwriting Agreement*....................................
4.1    Amended and Restated Pooling and Servicing Agreement.(1)...........
4.2    Purchase Agreement.(1).............................................
4.3    First Amendment to the Pooling and Servicing Agreement.(2).........
4.4    Second Amendment to the Pooling and Servicing Agreement.(2)........
4.5    Third Amendment to the Pooling and Servicing Agreement.(2).........
4.6    Assumption Agreement under the Pooling and Servicing Agreement.(2).
4.7    Form of Series 2000-_  Supplement.*................................
4.8    First Amendment to the Purchase Agreement.(2)......................
4.9    Second Amendment to the Purchase Agreement.(2).....................
4.10   Third Amendment to the Purchase Agreement.(2)......................
4.11   Fourth Amendment to the Purchase Agreement.(2).....................
4.12   First Supplement to the Purchase Agreement.(2).....................
4.13   Second Supplement to the Purchase Agreement.(2)....................
4.14   Fourth Amendment to the Pooling and Servicing Agreement.(3)........
4.15   Fifth Amendment to the Pooling and Servicing  Agreement.(3)........
4.16   Sixth Amendment to the Pooling and Servicing  Agreement.(3)........
4.17   Fifth Amendment to the Receivables Purchase  Agreement.(3).........
4.18   Seventh Amendment to the Pooling and Servicing Agreement.(4).......
4.19   Sixth Amendment to the Purchase Agreement.(3)......................
4.20   Seventh Amendment to the Purchase Agreement.(3)....................
4.21   Eighth Amendment to the Purchase Agreement.(5).....................
4.22   Third Supplement to the Purchase Agreement.(3).....................
4.23   Fourth Supplement to the Purchase Agreement........................
4.24   Eighth Amendment to the Pooling and Servicing Agreement.(6)........
4.25   Ninth  Amendment to the Purchase Agreement.(7).....................
4.26 Ninth Amendment, dated as of August 28, 1997, to the Pooling and Servicing Agreement.(8)]
4.27   Tenth Amendment, dated as of August 3, 1998, to Pooling and
       Servicing Agreement. (9)
4.28 Eleventh Amendment, dated as of March 23, 2000, to the Pooling and Servicing Agreement.*
4.29   Tenth Amendment, dated as of March 23, 2000 to the Purchase Agreement. *
5      Opinion of Jones, Day, Reavis & Pogue with respect to legality.*...
8      Opinion of Jones, Day, Reavis & Pogue with respect to tax matters.*
23     Consent of Jones, Day, Reavis & Pogue (included in its opinions filed as Exhibits 5 and 8).*
24     Powers of Attorney (located on the "Signatures" section of this Part II)

---------

* To be filed by amendment.
(1)Incorporated by reference to the exhibit to the Transferor's Registration Statement on Form S-1 (Registration No. 33-52374) having the same numerical designation.
(2)Incorporated by reference to the exhibit to the Transferor's Registration Statement on Form S-1 (Registration No. 33-92850) having the same numerical designation.
(3)Incorporated by reference to the exhibit to the Transferor's Registration Statement on Form S-1 (Registration No. 333-1790-01) having the same numerical designation.
(4)Incorporated by reference to exhibit 10.6.7 to Federated's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.
(5)Incorporated by reference to exhibit 10.13.8 to Federated's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.
(6)Incorporated by reference to exhibit 10.6.8 to Federated's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.
(7)Incorporated by reference to exhibit 10.13.9 to Federated's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.
(8)Incorporated by reference to Exhibit 10.1 to Federated's Quarterly Report on Form 10-Q for the period ended August 28, 1997.
(9)Incorporated by reference to Exhibit 10.1 to Federated's Quarterly Report on Form 10-Q for the period ended October 31, 1999.